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Filed Pursuant to Rule 424(b)(4)
Registration No. 333-110126

ARMS II GLOBAL FUND 3
US$725,000,000 CLASS A-1(a) MORTGAGE BACKED FLOATING RATE BONDS
€425,000,000 CLASS A-1(b) MORTGAGE BACKED FLOATING RATE BONDS
US$25,000,000 CLASS B-1(a) MORTGAGE BACKED FLOATING RATE BONDS
€16,900,000 CLASS B-1(b) MORTGAGE BACKED FLOATING RATE BONDS

AUSTRALIAN SECURITISATION MANAGEMENT PTY LIMITED
(ABN 32 103 852 428)
Trust Manager

PERMANENT CUSTODIANS LIMITED
(ACN 001 426 384)
Issuer Trustee

        The Class A-1(a) bonds, the Class A-1(b) bonds, the Class B-1(a) bonds and the Class B-1(b) bonds, collectively the Offshore bonds, which are being offered hereby will be collateralized by a pool of housing loans secured by properties located in Australia. ARMS II Global Fund 3 will be governed by the laws of New South Wales, Australia.

        The Offshore bonds are not deposits and neither the Offshore bonds nor the underlying housing loans are insured or guaranteed by any governmental agency or instrumentality. The Offshore bonds represent obligations of Permanent Custodians Limited solely in its capacity as trustee of ARMS II Global Fund 3 and do not represent obligations of, or interests in, Australian Securitisation Management Pty Limited or Permanent Custodians Limited in any other capacity and are not guaranteed by Australian Securitisation Management Pty Limited or Permanent Custodians Limited or any of their associates.

        Application will be made to the Irish Stock Exchange for each class of Offshore bonds to be admitted to the Daily Official List. There can be no assurance that any such listing will be obtained. The issuance and settlement of each class of Offshore bonds on the initial issue date is not conditioned on the listing of such Offshore bonds on the Irish Stock Exchange.

        INVESTING IN THE BONDS INVOLVES RISKS—SEE "RISK FACTORS" ON PAGE 20.

	Initial Principal Balance	Initial Interest Rate	Price to Public	Underwriting Discounts and Commissions**	Proceeds to Issuer Trustee**

Class A-1(a) bonds	US$725,000,000	LIBOR + 0.21%	US$725,000,000 or 100%	US$1,087,500 or 0.15%	US$725,000,000 or 100%

Class A-1(b) bonds	€425,000,000	EURIBOR + 0.21%	€425,000,000 or 100%	€637,500 or 0.15%	€425,000,000 or 100%

Class B-1(a) bonds	US$25,000,000	LIBOR + 0.65%	US$25,000,000 or 100%	US$37,500 or 0.15%	US$25,000,000 or 100%

Class B-1(b) bonds	€16,900,000	EURIBOR + 0.65%	€16,900,000 or 100%	€25,350 or 0.15%	€16,900,000 or 100%

        Delivery of the Offshore bonds in book-entry form through The Depository Trust Company, Clearstream, Luxembourg and the Euroclear System will be made on or about January 29, 2004.

        These securities have not been approved or disapproved by the Securities and Exchange Commission or any state securities commission nor has the Securities and Exchange Commission or any state securities commission passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

ABN AMRO INCORPORATED	DEUTSCHE BANK SECURITIES
Joint Lead Managers and Joint Bookrunners

The date of this prospectus is January 23, 2004

**
The underwriting discounts and commissions will be paid separately by Australian Mortgage Securities Ltd and not from the proceeds to the issuer trustee.

i

DESCRIPTION OF THE FUND	35
ARMS II Securitization Program	35
ARMS II Global Fund 3	35
DESCRIPTION OF THE ASSETS OF THE FUND	36
Assets of the Fund	36
The Housing Loans	36
Transfer and Assignment of the Housing Loans	36
Representations and Warranties	37
Breach of Representations and Warranties	38
Details of the Housing Loan Pool	38
HOUSING LOAN INFORMATION	39
Summary Statistics	39
Housing Loans by Current LVR (Loan to Value Ratio)	40
Housing Loans by Current LVR (Loan to Value Ratio) (Owner Occupied)	41
Housing Loans by Current LVR (Loan to Value Ratio) (Investment)	42
Housing Loans by Geographic Distribution[1]	43
Housing Loans by Geographic Distribution[1] (Owner Occupied)	44
Housing Loans by Geographic Distribution[1] (Investment)	45
Housing Loans by Geographic Distribution[2]	46
Housing Loans by Geographic Distribution[2] (Owner Occupied)	46
Housing Loans by Geographic Distribution[2] (Investment)	46
Housing Loans by Loan Size	47
Housing Loans by Loan Size (Owner Occupied)	48
Housing Loans by Loan Size (Investment)	49
Housing Loans by Loan Seasoning	50
Housing Loans by Loan Seasoning (Owner Occupied)	51
Housing Loans by Loan Seasoning (Investment)	52
Housing Loans by Maturity	53
Housing Loans by Maturity (Owner Occupied)	54
Housing Loans by Maturity (Investment)	55
Housing Loans by Mortgage Insurer	56
Housing Loans by Mortgage Insurer (Owner Occupied)	56
Housing Loans by Mortgage Insurer (Investment)	56
Housing Loans by Current Coupon Rates	57
Housing Loans by Current Coupon Rates (Owner Occupied)	57
Housing Loans by Current Coupon Rates (Investment)	57

Housing Loans by Interest Only Distribution	58
Housing Loans by Interest Only Distribution (Owner Occupied)	58
Housing Loans by Interest Only Distribution (Investment)	59
Housing Loans by Fixed Rate Distribution	60
Housing Rates by Fixed Rate Distribution (Owner Occupied)	60
Housing Rates by Fixed Rate Distribution (Investment)	60
ARMS II RESIDENTIAL LOAN PROGRAM	61
Origination	61
Credit Policy and Procedures	61
Features of the Housing Loans	64
Redraw Advances, Further Advances and Line of Credit Advances	66
Advances Reserve and Fast Prepayment Bonds	67
Governing Law	67
THE MORTGAGE INSURANCE POLICIES	68
General	68
Certain Provisions of Mortgage Insurance Policies	68
Description of the Mortgage Insurers	70
DESCRIPTION OF THE OFFSHORE BONDS	72
General	72
Form of the Offshore bonds	72
Distributions on the Bonds	75
Key Dates and Periods	76
Example Calendar	77
Interest Collections	78
Distribution of Interest Collections	78
Use of Cash Reserve and Advances Reserve	79
Application of Currency Swap Receipts	80
Interest on the Bonds	80
Available Amortisation Amount	81
Distribution of the Available Amortisation Amount	82
Payments of Principal Amounts to Offshore bondholders	82
Charge-offs	82
Application of the Cash Reserve and Advances Reserve as Available Amortisation Amount	83
Notices	84
The Fixed-Floating Rate Swaps	84
The Currency Swaps	87

Fixed-Floating Rate Swap Provider	90
Currency Swap Provider	91
Withholding or Tax Deductions	92
Redemption of the Bonds Upon an Event of Default	92
Redemption of the Bonds Upon Issuer Call Option Event	92
Maturity Date	93
Final Redemption of the Bonds	93
Termination of the Fund	93
Prescription	93
Reports to Bondholders	93
Action of Bond Trustee	95
DESCRIPTION OF THE TRANSACTION DOCUMENTS	96
Trust Accounts	96
Modifications	96
The Issuer Trustee	97
The Trust Manager	99
The Bond Trustee	101
Bond Trustee's Annual Report	102
List of Bondholders	102
Reports	102
Limitation of Liability	102
The Security Trust Deed	103
The Master Origination and Servicing Agreement	108
THE SERVICER	111
Servicer Delinquency Experience	112
PREPAYMENT AND YIELD CONSIDERATIONS	113
General	113
Prepayments	113
Weighted Average Lives	114
PERCENTAGE OF INITIAL PRINCIPAL OUTSTANDING AT THE FOLLOWING PERCENTAGES OF THE PREPAYMENT ASSUMPTION—CLASS A BONDS	117
PERCENTAGE OF INITIAL PRINCIPAL OUTSTANDING AT THE FOLLOWING PERCENTAGES OF THE PREPAYMENT ASSUMPTION—CLASS B BONDS	118
USE OF PROCEEDS	119
LEGAL ASPECTS OF THE HOUSING LOANS	119
General	119

Nature of Housing Loans as Security	119
Strata Title	120
Urban Leasehold	120
Taking Security Over Land	120
Enforcement of Registered Mortgages	121
Penalties and Prohibited Fees	122
Bankruptcy	122
Environmental	123
Insolvency Considerations	123
Tax Treatment of Interest on Australian Housing Loans	123
Consumer Credit Legislation	123
UNITED STATES FEDERAL INCOME TAX MATTERS	124
Overview	124
Interest Income on the Offshore bonds	125
Sale, Retirement or Other Disposition of Bonds	126
Market Discount	127
Premium	128
Transactions in Euros	128
Backup Withholding	128
AUSTRALIAN TAX MATTERS	129
Payments of Principal, Premiums and Interest	129
Profit on Sale	130
Goods and Services Tax	130
Other Taxes	132
Consolidation	132
Thin Capitalization	132
Debt/Equity Rules	133
Tax Reform Proposals—Taxation of Trusts as Companies	133
ENFORCEMENT OF FOREIGN JUDGMENTS IN AUSTRALIA	134
EXCHANGE CONTROLS AND LIMITATIONS	134
Anti-terrorism restrictions	134
Prohibited transactions	135
Transactions which may be approved by the Reserve Bank of Australia	135
ERISA CONSIDERATIONS	135
LEGAL INVESTMENT CONSIDERATIONS	137
AVAILABLE INFORMATION	137

v

RATINGS OF THE BONDS	137
PLAN OF DISTRIBUTION	138
Underwriting	138
Offering Restrictions	139
GENERAL INFORMATION	141
Authorization	141
DTC, Euroclear and Clearstream, Luxembourg	141
Listing on Irish Stock Exchange	141
ANNOUNCEMENT	141
LEGAL MATTERS	142
GLOSSARY	143

DISCLAIMERS WITH RESPECT TO SALES TO NON-U.S. INVESTORS

        This section applies only to the offering of the Offshore bonds in countries other than the United States of America. In this section, references to Permanent Custodians Limited are to that company only in its capacity as trustee of ARMS II Global Fund 3, and not its personal capacity or as trustee of any other trust. Permanent Custodians Limited is not responsible or liable for this prospectus in any capacity. Australian Securitisation Management Pty Limited is solely responsible for this prospectus. Australian Securitisation Management Pty Limited, as trust manager, has taken all reasonable care to ensure that the information contained in this prospectus is true and accurate in all material respects and that in relation to this prospectus there are no material facts the omission of which would make misleading any statement herein, whether fact or opinion.

        Other than in the United States of America, no person has taken or will take any action that would permit a public offer of the Offshore bonds in any country or jurisdiction. The Offshore bonds may be offered non-publicly in other jurisdictions. The Offshore bonds may not be offered or sold, directly or indirectly, and neither this prospectus nor any form of application, advertisement or other offering material may be issued, distributed or published in any country or jurisdiction, unless permitted under all applicable laws and regulations. The underwriters have represented that all offers and sales by them have been in compliance, and will comply, with all applicable restrictions on offers and sales of the Offshore bonds. You should inform yourself about and observe any of these restrictions. For a description of further restrictions on offers and sales of the Offshore bonds, see "Plan of Distribution".

        This prospectus does not and is not intended to constitute an offer to sell or a solicitation of any offer to buy any of the Offshore bonds by or on behalf of Permanent Custodians Limited in any jurisdiction in which the offer or solicitation is not authorized or in which the person making the offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make an offer or solicitation in such jurisdiction.

        Except and unless otherwise explicitly provided in this prospectus if at all, none of Permanent Custodians Limited, in its personal capacity and as issuer trustee, Permanent Registry Limited, as security trustee, Australian Mortgage Securities Ltd, as servicer, The Bank of New York, as bond trustee, principal paying agent, calculation agent, US$ registrar and € registrar, the underwriters, ABN AMRO Bank N.V., London Branch, as fixed-floating rate swap provider, Deutsche Bank AG, as the currency swap provider or PMI Mortgage Insurance Ltd, GE Capital Mortgage Insurance Corporation (Australia) Pty Ltd and the Commonwealth of Australia (as managed by GE Mortgage Insurance Pty Limited) as mortgage insurers accept any responsibility for any information contained in this prospectus and none of them has separately verified the information contained in this prospectus or makes any representation, warranty or undertaking, express or implied, as to the accuracy or completeness of any information contained in this prospectus or any other information supplied in connection with the bonds.

        Permanent Custodians Limited, in its personal capacity and as issuer trustee, Australian Securitisation Management Pty Limited, as trust manager, Australian Mortgage Securities Ltd as servicer, Permanent Registry Limited, as security trustee, The Bank of New York, as bond trustee, principal paying agent, calculation agent, US$ registrar and € registrar, ABN AMRO Bank N.V., London Branch, as fixed-floating rate swap provider and Deutsche Bank AG as the currency swap provider, PMI Mortgage Insurance Ltd, GE Capital Mortgage Insurance Corporation (Australia) Pty Ltd and the Commonwealth of Australia (as managed by GE Mortgage Insurance Pty Limited), as mortgage insurers and the underwriters do not recommend that any person should purchase any of the Offshore bonds and do not accept any responsibility or make any representation as to the tax consequences of investing in the Offshore bonds.

        Each person receiving this prospectus acknowledges that he or she has not relied on the entities listed in the preceding paragraph nor on any person affiliated with any of them in connection with his or her investigation of the accuracy of the information in this prospectus or his or her investment decisions; acknowledges that this prospectus and any other information supplied in connection with the Offshore bonds is not intended to provide the basis of any credit or other evaluation; acknowledges that the underwriters have expressly not undertaken to review the financial condition or affairs of the Fund or any party named in the prospectus during the life of the Offshore bonds; should make his or her own independent investigation of the Fund and the Offshore bonds; and should seek its own tax, accounting and legal advice as to the consequences of investing in any of the Offshore bonds.

        No person has been authorized to give any information or to make any representations other than those contained in this prospectus in connection with the issue or sale of the Offshore bonds. If such information or representation is given or received, it must not be relied upon as having been authorized by Permanent Custodians Limited, the trust manager, the servicer, the bond trustee, the underwriters or any of their respective affiliates.

        Neither the delivery of this prospectus nor any sale made in connection with this prospectus shall, under any circumstances, create any implication that:

  •
  there has been no material change in the affairs of the Fund or any party named in this prospectus since the date of this prospectus; or

  •
  any other information supplied in connection with the Offshore bonds is correct as of any time subsequent to the date on which it is supplied or, if different, the date indicated in the document containing the same.

        Permanent Custodians Limited's liability to make payments of interest and principal on the bonds is limited to its right of indemnity from the assets of the Fund. All claims against Permanent Custodians Limited in relation to the bonds may only be satisfied out of the assets of the Fund and are limited in recourse to the assets of the Fund.

        None of the rating agencies, being Standard & Poor's (Australia) Pty Limited (S&P) and Moody's Investors Service Inc. (Moody's) have been involved in the preparation of this prospectus.

        Application will be made to the Irish Stock Exchange for the Offshore bonds to be admitted to the Daily Official List. There can be no assurance that any such listing will be obtained. The issuance and settlement of the Offshore bonds is not conditioned on the listing of such Offshore bonds on the Irish Stock Exchange. So long as the Offshore bonds are listed on the Irish Stock Exchange, listed Offshore bonds will be freely transferable and negotiable in accordance with the rules of the Irish Stock Exchange.

        Any projections, forecasts and estimates contained herein are forward looking statements and are based upon certain assumptions that the trust manager considers reasonable. Projections are necessarily speculative in nature, and it can be expected that some or all of the assumptions underlying the projections will not materialize or will vary significantly from actual results. Accordingly, the projections are only an estimate. Actual results may vary from the projections, and the variations may be material.

        Some important factors that could cause actual results to differ materially from those in any forward looking statements include changes in interest rates, market, financial or legal uncertainties, timing and frequency of defaults on the housing loans, mismatches between the timing of accrual and receipt of interest collections and principal collections, defaults under housing loans and the effectiveness of the swap agreements, among others. Consequently, the inclusion of projections herein should not be regarded as a representation by the issuer trustee, the trust manager, the security trustee, the bond trustee, the underwriters or any of their respective affiliates or any other person or entity of the results that will actually be achieved by the Fund.

        None of the issuer trustee, the trust manager, the bond trustee, the security trustee, the underwriters or their respective affiliates has any obligation to update or otherwise revise any projections, including any revisions to reflect changes in economic conditions or other circumstances arising after the date hereof or to reflect the occurrence of unanticipated events, even if the underlying assumptions do not come to fruition.

AUSTRALIAN DISCLAIMERS

  •
  The bonds do not represent deposits or other liabilities of Australian Securitisation Management Pty Limited or associates of Australian Securitisation Management Pty Limited.

  •
  The holding of the bonds is subject to investment risk, including possible delays in repayment and loss of income and principal invested.

  •
  None of Australian Securitisation Management Pty Limited, any associate of Australian Securitisation Management Pty Limited, Permanent Custodians Limited, in any capacity, any associate of Permanent Custodians Limited, Permanent Registry Limited, in any capacity, any associate of Permanent Registry Limited, The Bank of New York, as bond trustee, principal paying agent, calculation agent, US$ registrar and € registrar, nor the underwriters in any way stands behind the capital value or the performance of the bonds or the assets of the Fund except to the limited extent provided in the transaction documents for the Fund.

  •
  None of Permanent Custodians Limited, in any capacity, Australian Securitisation Management Pty Limited, as trust manager, Australian Mortgage Securities Ltd, as servicer, Permanent Registry Limited, as security trustee, The Bank of New York, as bond trustee, principal paying agent, US$ registrar, € registrar and calculation agent, ABN AMRO Bank N.V., London Branch, as fixed-floating rate swap provider and Deutsche Bank AG, as the currency swap provider, or any underwriter guarantees the payment of interest or the repayment of principal due on the bonds.

  •
  None of the obligations of Permanent Custodians Limited, in its capacity as trustee of the Fund, are guaranteed in any way by Australian Securitisation Management Pty Limited or any associate of Australian Securitisation Management Pty Limited or by any associate of Permanent Custodians Limited, in any capacity. None of Permanent Custodians Limited, in any capacity, or Permanent Registry Limited, in any capacity, guarantees the success or performance of the Fund or the repayment of capital or any particular rate of capital or income return.

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SUMMARY

        This summary highlights selected information from this document and does not contain all of the information that you need to consider in making your investment decision. This summary contains an overview of some of the concepts and other information to aid your understanding. All of the information contained in this summary is qualified by the more detailed explanations in other parts of this prospectus.

Parties to the Transaction

Fund	ARMS II Global Fund 3
Issuer Trustee	Permanent Custodians Limited (ACN 001 426 384), in its capacity as trustee of the Fund
Trust Manager	Australian Securitisation Management Pty Limited (ABN 32 103 852 428), of Level 6, 12 Castlereagh Street, Sydney, NSW, 2000, telephone (612) 8236 8800
Bond Trustee	The Bank of New York
Security Trustee	Permanent Registry Limited (ACN 000 334 636)
Servicer	Australian Mortgage Securities Ltd (ABN 89 003 072 446)
Principal Paying Agent	The Bank of New York
Calculation Agent	The Bank of New York
Irish Listing and Irish Paying Agent	Ernst & Young
US$ Registrar	The Bank of New York
€ Registrar	The Bank of New York
Residual Income Beneficiary	Australian Mortgage Securities Ltd
Underwriters	ABN AMRO Incorporated and Deutsche Bank Securities Inc.
Mortgage Insurers
PMI Mortgage Insurance Ltd (PMI Mortgage) (ABN 70 000 511 071), GE Capital Mortgage Insurance Corporation (Australia) Pty Ltd (GEMICO) (ABN 52 081 488 440) and the Commonwealth of Australia (as managed by GE Mortgage Insurance Pty Limited (GEMI) (ACN 071 466 334))
Fixed-Floating Rate Swap Provider	ABN AMRO Bank N.V., London Branch
Currency Swap Provider	Deutsche Bank Aktiengesellschaft (Deutsche Bank AG)
Rating Agencies.	Moody's and S&P

STRUCTURAL DIAGRAM

BORROWERS
A$ Housing Loan Payments
TRUST MANAGER Australian Securitisation Management Pty Limited
SECURITY TRUSTEE Permanent Registry Limited
First ranking floating charge over the assets of the Fund
ISSUER TRUSTEE Permanent Custodians Limited
ARMS II Global Fund 3
MORTGAGE INSURERS
PMI Mortgage Insurance Ltd
GE Capital Mortgage Insurance Corporation (Australia) Pty Ltd
Commonwealth of Australia (as managed by GE Mortgage Insurance Pty Limited)
Payments from Mortgage Insurance Policies
SERVICER Australian Mortgage Securities Ltd
RESIDUAL INCOME BENEFICIARY Australian Mortgage Securities Ltd
FIXED-FLOATING RATE SWAP PROVIDER ABN AMRO Bank N.V., London Branch
CURRENCY SWAP PROVIDER Deutsche Bank AG
PRINCIPAL PAYING AGENT The Bank of New York
OFFSHORE BONDS
CLEARING SYSTEMS The Depository Trust Company/ Euroclear/ Clearstream, Luxembourg
OFFSHORE BONDHOLDERS
BOND TRUSTEE The Bank of New York

SUMMARY OF THE BONDS

        The issuer trustee may issue fast prepayment bonds which will be collateralized by the same pool of housing loans as the Offshore bonds. The fast prepayment bonds have not been and will not be registered in the United States and are not being offered by this prospectus. When used in this prospectus the term "US$ bonds" will mean the Class A-1(a) bonds and the Class B-1(a) bonds and the term "US$ bondholders" when used in this prospectus will mean the holders of any Class A-1(a) bonds and/or Class B-1(a) bonds. The term "Class A bonds" when used in this prospectus will mean the Class A-1(a) bonds and the Class A-1(b) bonds and the term "Class B bonds" when used in this prospectus will mean the Class B-1(a) bonds and the Class B-1(b) bonds. The term "Offshore bonds" when used in this prospectus will mean the Class A bonds and the Class B bonds. The term "bonds" when used in this prospectus will mean the Offshore bonds and, if issued, the fast prepayment bonds.

	Class A-1(a)	Class A-1(b)	Class B-1(a)	Class B-1(b)
Aggregate Initial Principal Amount:	US$725,000,000	€425,000,000	US$25,000,000	€16,900,000
% of Total:	55.75%	40.71%	1.92%	1.62%
Anticipated Ratings:
Moody's	Aaa	Aaa	Aa3	Aa3
S&P	AAA	AAA	AA	AA
Interest rate from the initial payment date up to but excluding the margin step-up date:	three-month LIBOR + 0.21%	three-month EURIBOR + 0.21%	three-month LIBOR + 0.65%	three-month EURIBOR + 0.65%
Interest rate from and including the margin step-up date:	three-month LIBOR + 0.42%	three-month EURIBOR + 0.42%	three-month LIBOR + 1.50%	three-month EURIBOR + 1.50%
Minimum Denominations:	US$100,000	€100,000	US$100,000	€100,000
Interest Accrual Method:	actual/360	actual/360	actual/360	actual/360
Payment Dates:	The 10th day or, if the 10th day is not a Business Day, then the next Business Day of each January, April, July and October. The first payment date will be April 13, 2004.	The 10th day or, if the 10th day is not a Business Day, then the next Business Day of each January, April, July and October. The first payment date will be April 13, 2004.	The 10th day or, if the 10th day is not a Business Day, then the next Business Day of each January, April, July and October. The first payment date will be April 13, 2004.	The 10th day or, if the 10th day is not a Business Day, then the next Business Day of each January, April, July and October. The first payment date will be April 13, 2004.
Clearance/Settlement:	DTC/Euroclear/Clearstream, Luxembourg	Euroclear/Clearstream, Luxembourg	DTC/Euroclear/Clearstream, Luxembourg	Euroclear/Clearstream, Luxembourg
Pool cut-off date:	Close of Business on January 19, 2004
Pricing Date:	January 21, 2004
Initial Issue Date:	January 29, 2004
Margin Step-Up Date:	The first date on which an event referred to in "Description of the Offshore Bonds—Interest on the Bonds—Calculation of Interest Payable on the Bonds" occurs
Maturity Date:	The payment date falling in January 2035

Structural Overview

        The ARMS II securitization program was established pursuant to a master trust deed dated March 7, 1995 among Permanent Custodians Limited and Australian Mortgage Securities Ltd, as amended and restated from time to time. The master trust deed provides the general terms and structure for securitizations under the program. Supplementary bond terms will set out the specific details of ARMS II Global Fund 3 and the bonds, which may vary from the terms set forth in the master trust deed. Each securitization under the program is a separate transaction with a separate trust—known as a "fund". The assets of ARMS II Global Fund 3 will not be available to pay the obligations of any other fund under the program, and the assets of other funds under the program will not be available to pay the obligations of Permanent Custodians Limited as trustee of ARMS II Global Fund 3. See "Description of the Fund".

        ARMS II Global Fund 3 involves the securitization of housing loans originated by Australian Mortgage Securities Ltd in the name of Permanent Custodians Limited, as trustee of a number of warehouse funds, and secured by mortgages over residential property located in Australia. Permanent Custodians Limited will issue the bonds to fund the acquisition of the housing loans. Upon receipt of the issue proceeds of the bonds, in accordance with the master trust deed, Permanent Custodians Limited will hold the issue proceeds as trustee of the relevant warehouse funds and the housing loans as trustee of ARMS II Global Fund 3.

        The issuer trustee will grant a first ranking floating charge over all assets which are subject to the Fund under the security trust deed in favor of Permanent Registry Limited, as security trustee, to secure the issuer trustee's payment obligations to the bondholders and its other creditors. A first ranking floating charge is a first priority security interest over a class of assets, but does not attach to specific assets unless or until it crystalizes, which means it becomes a fixed charge. The charge will crystalize if, among other events, an event of default occurs under the security trust deed. Once the floating charge crystalizes, the issuer trustee will no longer be able to dispose of or create interests in the assets of the Fund without the consent of the security trustee. For a description of floating charges and crystallization see "Description of the Transaction Documents—The Security Trust Deed—Nature of the Charge".

        Payments of interest and principal on the bonds will come only from the housing loans and other assets of the Fund. The assets of the parties to the transaction are not available to meet the payments of interest and principal on the bonds. If there are losses on the housing loans, the Fund may not have sufficient assets to repay the bonds.

Credit Enhancements

        Payments of interest and principal on the Class A-1(a) bonds and the Class A-1(b) bonds will be supported by the following forms of credit enhancement.

Subordination

        The Class B-1(a) bonds and the Class B-1(b) bonds will be subordinated to the Class A-1(a) bonds and the Class A-1(b) bonds in their right to receive interest and principal payments. The Class B-1(a) bonds and the Class B-1(b) bonds will rank pari passu.

        The credit support provided by the Class B-1(a) bonds and the Class B-1(b) bonds is intended to enhance the likelihood that the Class A-1(a) bonds and the Class A-1(b) bonds will receive expected quarterly payments of interest and principal. The following chart describes the initial credit support provided to the Class A-1(a) bonds and the Class A-1(b) bonds by the Class B-1(a) bonds and the Class B-1(b) bonds:

Class	Credit Support	Initial Support Percentage
A	B	3.54%

        The initial support percentage in the preceding table is the Australian dollar equivalent of the principal amount of the Class B-1(a) bonds and the Class B-1(b) bonds as a percentage of the Australian dollar equivalent of the principal amount of all of the bonds on the initial issue date.

        To the extent there is a loss on a housing loan not covered by a mortgage insurance policy or by the application of excess interest collections, the amount of such loss will be borne by the Class B-1(a) bonds and the Class B-1(b) bonds before it is borne by the Class A-1(a) bonds, the Class A-1(b) bonds and the fast prepayment bonds. See "Description of the Offshore Bonds—Charge-offs".

Mortgage Insurance Policies

        Mortgage insurance policies issued by, or transferred to, GE Capital Mortgage Insurance Corporation (Australia) Pty Ltd, PMI Mortgage Insurance Ltd and the Commonwealth of Australia (as managed by GE Mortgage Insurance Pty Limited) will provide full coverage for the balance outstanding on each housing loan irrespective of its original or current LVR. The mortgage insurance policies are subject to some exclusions from coverage and rights of termination which are described in "The Mortgage Insurance Policies".

Excess Interest Collections

        Any interest collections on the housing loans remaining after payments of interest on the bonds and the Fund's expenses will be available to cover any losses on the housing loans that are not covered by the mortgage insurance policies.

Liquidity Enhancement

        To enable the issuer trustee to make timely payments of interest on the bonds, the trust manager is required to ensure that, at all times while the Australian dollar equivalent of the outstanding principal amount of all Offshore bonds is greater than or equal to 25% of the aggregate Australian dollar equivalent of the principal amount of the Offshore bonds on the initial issue date, the Fund has an amount equal to at least 0.25% of the Australian dollar equivalent of the aggregate principal amount of the bonds on the initial issue date invested in highly-rated, short-term investments. Part of the issue proceeds from the Offshore bonds, after conversion into A$ under the relevant currency swap, will be applied to meet this requirement on the initial issue date. These liquid authorized investments are available to make interest payments on the bonds if there are not enough interest collections from the housing loans available to make those payments.

        Each mortgage insurance policy includes timely payment cover for losses as a result of a borrower under a housing loan failing to pay all or part of a payment when due. This timely payment cover comprises at least twenty four months of missed payment installments for each housing loan.

Redraw Advances, Further Advances, Line of Credit Advances and Fast Prepayment Bonds

Redraw Advances, Further Advances and Line of Credit Advances

        Under the terms of most variable rate housing loans a borrower may, at the absolute discretion of the issuer trustee, redraw previously prepaid principal. In exercising any such discretion, the issuer trustee acts on proposals given to it by the servicer. A borrower may redraw an amount equal to the difference between the scheduled principal amount of the loan and the current principal amount of the loan. In addition, in certain circumstances the issuer trustee may make a further advance to a borrower where, after that further advance, the principal amount of the loan exceeds the scheduled principal amount of the loan at that time. Under a line of credit loan, the issuer trustee may also permit a borrower to make multiple borrowings up to the credit limit on the loan. The amount that the issuer trustee may advance to a borrower in respect of a particular housing loan from time to time depends on the circumstances described under "ARMS II Residential Loan Program—Redraw Advances, Further Advances and Line of Credit Advances".

        Any redraw advances, further advances and line of credit advances will be funded from the advances reserve. In addition, to the extent there are insufficient interest collections from the housing loans available to make interest payments on the bonds, the advances reserve shall be applied, after the cash reserve, towards payment of the deficiency. If, at any time, the advances reserve is insufficient to fund redraw advances, further advances and line of credit advances, then the trust manager may give the issuer trustee a direction to, and the issuer trustee must, issue a series of fast prepayment bonds. The trust manager must not give this direction unless, among other things, it has received confirmation from each rating agency that the issue of the fast prepayment bonds would not result in a downgrade or withdrawal of a rating of any bond then outstanding. See "ARMS II Residential Loan Program—Redraw Advances, Further Advances and Line of Credit Advances".

Fast Prepayment Bonds

        In certain circumstances, the issuer trustee may issue fast prepayment bonds in A$. See "ARMS II Residential Loan Program—Advances Reserve and Fast Prepayment Bonds". No fast prepayment bonds are being offered under this prospectus.

        If issued, fast prepayment bonds will, prior to the occurrence of an event of default and enforcement of the charge under the security trust deed, rank equally with the Class A-1(a) bonds and the Class A-1(b) bonds in their right to receive interest payments. Fast prepayment bonds in respect of which the fast prepayment period has not expired will rank in priority to the Class A-1(a) bonds and the Class A-1(b) bonds in their right to receive principal payments. Fast prepayment bonds in respect of which the fast prepayment period has expired will rank equally with the Class A-1(a) bonds and the Class A-1(b) bonds in their right to receive principal payments. Following the occurrence of an event of default and enforcement of the charge under the security trust deed, the fast prepayment bonds will rank equally with the Class A-1(a) bonds and the Class A-1(b) bonds in their right to receive both interest and principal payments.

Hedging Arrangements

        To hedge its interest rate and currency exposures, the issuer trustee will enter into the following hedging arrangements:

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  fixed-floating rate swaps to hedge the basis risk between the interest rates on the housing loans which are subject to a fixed rate of interest and the floating rate obligations of the Fund, which includes the issuer trustee's interest payments to the currency swap provider under each currency swap. At no time will the aggregate of the notional amounts and contract amounts of all fixed-floating rate swaps entered into by the issuer trustee exceed 20% of the aggregate principal amount of all housing loans at that time.

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  currency swaps to hedge the currency risk between, on the one hand, the collections on the housing loans and the amounts received by the issuer trustee under the fixed-floating rate swaps, which are denominated in Australian dollars, and, on the other hand, the obligation of the Fund to pay interest and principal on the Offshore bonds, which are denominated in U.S. dollars or Euros, as the case may be, together with the basis risk between, on the one hand, amounts in respect of interest calculated under the fixed-floating rate swaps by reference to the Australian bank bill rate and, on the other hand, amounts in respect of interest calculated under the Offshore bonds by reference to LIBOR or EURIBOR, as the case may be.

Optional Redemption

        The trust manager will have the option to direct the issuer trustee to redeem all of the bonds on any payment date occurring on or after the earlier of:

  •
  October 10, 2009;

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  the date on which the Australian dollar equivalent of the total principal amount of the Offshore bonds is equal to or less than 10% of the Australian dollar equivalent of the total principal amount of such bonds on the initial issue date; or

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  the date on which the trust manager delivers to the bond trustee an opinion of counsel that either: on the next payment date the issuer trustee will be required to deduct or withhold from any payment of principal or interest on any bonds any amount for or on account of any present or future tax of any Australian government body; or the total amount payable in respect of interest on the housing loans ceases to be receivable by reason of any deduction or withholding for or on account of any present or future tax of any Australian government body; or

  •
  the date on which any currency swap is terminated and not replaced on terms such that the rating of any bond is downgraded, qualified or withdrawn.

        If the trust manager directs the issuer trustee to redeem the bonds, the issuer trustee must so redeem the bonds and the bondholders will receive a payment equal to the outstanding principal amount of the bonds plus any outstanding interest on the bonds. As to the circumstances in which the trust manager may give such a direction, see "Description of the Offshore bonds—Redemption of the Bonds Upon Issuer Call Option Event".

The Housing Loan Pool

        The housing loan pool will consist of residential housing loans bearing either a fixed rate or variable rate of interest, secured by mortgages on owner occupied and non-owner occupied residential properties. The housing loans will have original terms to stated maturity of no more than 30 years. The pool of housing loans has the following characteristics:

Selected Housing Loan Pool Data as of the Close of Business on January 19, 2004

Housing Loan Pool Size	A$1,706,793,183.68
Total Number of Housing Loans	6,934
Average Housing Loan Balance	A$246,148.43
Maximum Housing Loan Balance	A$1,000,000.00
Total Valuation of the Properties	A$2,567,445,793.00
Maximum Remaining Term to Maturity in Months	360
Weighted Average Remaining Term to Maturity in Years	29.39
Weighted Average Seasoning in Months	5.89
Weighted Average Original Loan-to-Value Ratio	76.48%
Weighted Average Current Loan-to-Value Ratio	73.89%
Maximum Current Loan-to-Value Ratio	95.00%

        The original loan to value ratio of a housing loan is calculated by comparing the initial principal amount of the housing loan or, in the case of a line of credit loan, the initial maximum credit limit applicable to that line of credit loan, to:

  •
  where the principal secured under that housing loan is to be used in whole or in part to purchase the property securing that housing loan, the lower of:

  •
  the most recent valuation of that property; and

  •
  the purchase price paid by the borrower to purchase that property; or

  •
  in any other case, the most recent valuation of the property securing that housing loan.

        Thus, if collateral has been released from the mortgage securing a housing loan or if the property securing the housing loan has been revalued, the original loan to value ratio may not reflect the actual loan to value ratio at the date of acquisition of that housing loan by the Fund.

        The current loan to value ratio of a housing loan, at any time, is calculated by comparing the actual outstanding principal amount of the housing loan at that time to the current property valuation, which will be determined as follows:

  •
  where a new valuation of the property securing that housing loan has been obtained since the date the housing loan was originated, that valuation; or

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  where:

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  a new valuation of the property securing that housing loan has not been obtained since the date the housing loan was originated; and

  •
  the principal secured under that loan was not used in whole or in part to purchase that property;

    the most recent valuation of the property securing that housing loan as at the date the housing loan was originated; or

  •
  where:

  •
  a new valuation of the property securing that housing loan has not been obtained since the date the housing loan was originated; and

  •
  the principal secured under that loan was used in whole or in part to purchase that property,

    the lower of:

    •
    the most recent valuation of the property securing that housing loan as at the date the housing loan was originated; and

    •
    the purchase price paid by the borrower to purchase that property.

        In respect of a further advance, as to which see the second bullet point under "ARMS II Residential Loan Program—Redraw Advances, Further Advances and Line of Credit Advances—Further Advances", the adjusted loan to value ratio is calculated by comparing the scheduled principal balance immediately prior to the further advance, together with the amount of the further advance and any undrawn line of credit under the housing loan, to the current property valuation.

        Before the issuance of the bonds, housing loans may be added to or removed from the housing loan pool. New housing loans may also be substituted for housing loans that are removed from the housing loan pool. This addition, removal or substitution of housing loans may result in changes in the housing loan pool characteristics shown in the preceding table and could affect the weighted average lives and yields of the bonds. The trust manager will not add, remove or substitute any housing loans prior to the initial issue date if this would result in a change of more than 5% in any of the characteristics of the pool of housing loans described in the above table other than a change in the Housing Loan Pool Size, Total Number of Housing Loans or Total Valuation of the Properties where the change is due to adding or removing loans due to a fluctuation in the A$/US$ exchange rate or the A$/€ exchange rate, unless a revised prospectus is delivered to prospective investors.

U.S. Tax Status

        In the opinion of Mayer, Brown, Rowe & Maw LLP, special U.S. tax counsel to the trust manager, the Offshore bonds will be characterized as debt for U.S. federal income tax purposes and the issuer trustee and the Fund will not be subject to United States federal income tax. Each Offshore bondholder, by acceptance of an Offshore bond, agrees to treat the bonds as indebtedness. See "United States Federal Income Tax Matters".

Australian Tax Status

        The Offshore bonds should be characterized as debt for Australian tax purposes. See "Australian Tax Matters".

Australian Withholding Tax

        Payments of principal and interest on the Offshore bonds will be reduced by any applicable withholding taxes assessed on the issuer trustee or any paying agent and could be reduced if any withholding taxes are assessed in respect of payments under the housing loans. Neither the issuer trustee nor the bond trustee nor any paying agent nor any borrower is obliged to pay any additional amounts to the Offshore bondholders to cover any withholding taxes.

        If an Australian government body requires the withholding of amounts:

  •
  from payments of principal or interest to the bondholders; or

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  from interest payments by borrowers under the housing loans with the effect that those interest payments cease to be receivable by the issuer trustee, due to taxes, duties, assessments or other governmental charges, the issuer trustee must, when so directed by the trust manager and provided the issuer trustee will be in a position to discharge all of its liabilities in respect of the bonds, redeem all of the bonds. See "Australian Tax Matters".

Legal Investment

        The Offshore bonds will not constitute "mortgage-related securities" for the purposes of the Secondary Mortgage Market Enhancement Act of 1984. No representation is made as to whether the bonds constitute legal investments under any applicable statute, law, rule, regulation or order for any entity whose investment activities are subject to investment laws and regulations or to review by regulatory authorities. You are urged to consult with your own legal advisors concerning the status of the Offshore bonds as legal investments for you. See "Legal Investment Considerations".

ERISA Considerations

        Subject to considerations discussed herein under "ERISA Considerations", the Offshore bonds will be eligible for purchase by retirement plans subject to the Employee Retirement Income Security Act of 1974, as amended (ERISA) or Section 4975 of the Internal Revenue Code of 1986, as amended (the Code). Investors should consult their counsel with respect to the consequences under ERISA and the Code of the plan's acquisition and ownership of the Offshore bonds. See "ERISA Considerations".

Book-Entry Registration

        Persons acquiring beneficial ownership interests in the Offshore bonds will hold their Offshore bonds through The Depository Trust Company in the United States or Clearstream, Luxembourg or Euroclear outside of the United States. Transfers within The Depository Trust Company, Clearstream, Luxembourg or Euroclear will be in accordance with the usual rules and operating procedures of the relevant system. Crossmarket transfers between persons holding directly or indirectly through The Depository Trust Company, on the one hand, and persons holding directly or indirectly through Clearstream, Luxembourg or Euroclear, on the other hand, will take place in The Depository Trust Company through the relevant depositories of Clearstream, Luxembourg or Euroclear.

Listing on Irish Stock Exchange

        Application will be made to the Irish Stock Exchange for each class of Offshore bonds to be admitted to the Daily Official List. There can be no assurance that any such listing will be obtained. The issuance and settlement of each class of Offshore bonds on the initial issue date is not conditional on the listing of such Offshore bonds on the Irish Stock Exchange. See "General Information—Listing on Irish Stock Exchange".

Interest and Principal Collections

        The issuer trustee will receive for each calculation period the following amounts, which are known as interest collections:

  •
  payments of interest and fees under the housing loans;

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  amounts received under the fixed-floating rate swaps;

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  income derived from authorized investments standing to the credit of the cash reserve, except if, the Australian dollar equivalent of the total principal amount of the Offshore bonds is equal to or less than 10% of the Australian dollar equivalent of the total principal amount of such bonds on the initial issue date, then interest on authorized investments standing to the credit of the cash reserve must be credited to the cash reserve;

  •
  indemnity payments from the trust manager in respect of the expenses of the Fund; and

  •
  payments of all other amounts under or in respect of the assets of the Fund which the trust manager determines to be of an income nature.

        The issuer trustee will receive for each calculation period the following amounts, which are known as principal collections:

  •
  payments of principal under the housing loans; and

  •
  payments of all other amounts under or in respect of the assets of the Fund which are not interest collections.

        Interest collections are normally used to pay fees and expenses of the issuer trustee in connection with the Fund, together with interest on the bonds. Principal collections are normally used to pay principal on the bonds. However, if there are not enough interest collections to pay interest on the bonds on a payment date, the trust manager must direct the issuer trustee to, and the issuer trustee must, apply liquid authorized investments, if any, first, from the cash reserve, and then, to the extent that there is still a shortfall, from the advances reserve, to meet those interest payments. Any liquid authorized investments used to make interest payments on the bonds will be replenished on future payment dates from excess interest collections, to the extent available.

        If there are excess interest collections after the payment of all interest on the bonds and the replenishment of liquid authorized investments from the cash reserve and the advances reserve, such excess will be applied:

  •
  first, to reduce, pro rata, any charge-offs on the Class A-1(a) bonds, the Class A-1(b) bonds and the fast prepayment bonds, if any;

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  second, to reinstate, pro rata, the stated amount of the Class A-1(a) bonds, the Class A-1(b) bonds and the fast prepayment bonds, if any;

  •
  third, to reduce, pro rata, any charge-offs on the Class B-1(a) bonds and the B-1(b) bonds; and

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  fourth, to reinstate, pro rata, the stated amount of the Class B-1(a) bonds and the B-1(b) bonds.

        Any remaining interest collections will be distributed to the residual income beneficiary on each payment date.

Interest on the Bonds

        Interest on the bonds will be payable quarterly in arrears on each payment date. This period is referred to as an interest period. Amounts available to make interest payments on the bonds will be allocated pro rata between the Class A-1(a) bonds, the Class A-1(b) bonds and the fast prepayment bonds, if any. Amounts available to make interest payments on the bonds will be allocated to pay interest on the Class A-1(a) bonds, the Class A-1(b) bonds and the fast prepayment bonds, if any, before any allocation is made to pay interest on the Class B-1(a) bonds and the Class B-1(b) bonds. Interest on each class of bonds is calculated for each interest period as follows:

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  on a daily basis at the bond's interest rate;

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  on the outstanding principal amount of that bond at the beginning of that interest period, after giving effect to any payments of principal with respect to that bond on that day; and

  •
  on the basis of the actual number of days in that interest period and a year of 360 days for the Offshore bonds, or 365 days for the fast prepayment bonds.

Principal on the Bonds

        Principal on the Offshore bonds will be payable on each payment date. If any fast prepayment bonds have been issued, principal will be repaid first on the fast prepayment bonds in respect of which the fast prepayment period has not expired and then, pro rata, between the Class A-1(a) bonds, the Class A-1(b) bonds and the fast prepayment bonds in respect of which the fast prepayment period has expired. The Class B-1(a) bonds and the Class B-1(b) bonds will not receive any principal payments unless amounts allocated to pay principal on the Class A-1(a) bonds, the Class A-1(b) bonds and the fast prepayment bonds are sufficient to repay the outstanding principal amount of the Class A-1(a) bonds, the Class A-1(b) bonds and the fast prepayment bonds in full. On each payment date, the outstanding principal amount of each bond will be reduced by the amount of the principal payment made on that date on that bond. If the charge under the security trust deed is enforced after an event of default, the proceeds from the enforcement will be distributed pro rata between the Class A-1(a) bonds, the Class A-1(b) bonds, fast prepayment bonds, the currency swap provider in respect of the Class A US$ currency swap, the currency swap provider in respect of the Class A € currency swap and the fixed-floating rate swap provider prior to any distributions to the Class B-1(a) bonds and the Class B-1(b) bonds.

Allocation of Cash Flows

        On each payment date, the issuer trustee will repay principal and interest to each bondholder to the extent that there are collections received for those payments on that date. The charts on the next three pages summarize the flow of payments.

DISTRIBUTION OF INTEREST COLLECTIONS ON
EACH PAYMENT DATE PRIOR TO THE ENFORCEMENT OF THE CHARGE IN THE SECURITY TRUST DEED

Payment or reimbursement of all taxes in respect of the Fund payable or paid during the corresponding calculation period or which the issuer trustee on the advice of the trust manager considers it necessary, on or before the date which is three Business Days before the payment date relating to that calculation period, to make provision for.

Payment or reimbursement of all Expenses of the Fund—except for the manager's fee—payable or paid during the corresponding calculation period or which the issuer trustee on the advice of the trust manager considers it necessary, on or before the date which is three Business Days before the payment date relating to that calculation period, to make provision for.

Payment or reimbursement of the aggregate fixed-floating rate swap payments for that calculation period other than any break costs payable to the fixed-floating rate swap provider.

Payment of the manager's fee, including any manager's fee remaining unpaid from previous payment dates.

Payment, pari passu and rateably:
    •  to the currency swap provider of the Class A US$ Currency Swap Payment Amount for that payment date;
    •  to the currency swap provider of the Class A € Currency Swap Payment Amount for that payment date; and
• to the bondholders of fast prepayment bonds (if any) of the interest due and payable on those bonds in respect of the interest period ending on that payment date, pari passu and rateably.

Payment, pari passu and rateably:
    •  to the currency swap provider of the Class B US$ Currency Swap Payment Amount for that payment date; and
• to the currency swap provider of the Class B € Currency Swap Payment Amount for that payment date.

Crediting to the cash reserve an amount equal to the aggregate of all amounts previously applied from the cash reserve under "Description of the Offshore Bonds—Use of Cash Reserve and Advances Reserve", to the extent not previously credited under this provision.

Crediting to the advances reserve an amount equal to the aggregate of all amounts previously applied from the advances reserve under "Description of the Offshore Bonds—Use of Cash Reserve and Advances Reserve", to the extent not previously credited under this provision.

Reducing pari passu and rateably, any Charge-offs that would otherwise occur on that date in relation to the fast prepayment bonds, if any, and the Class A bonds, and any amount so applied will constitute part of the Available Amortisation Amount.

Reinstating pari passu and rateably, the stated amount of the fast prepayment bonds and the Class A bonds to the extent of the Unreimbursed Charge-offs in relation to the fast prepayment bonds and the Class A bonds and any amount so applied will constitute part of the Available Amortisation Amount.

Reducing pari passu and rateably, any Charge-offs that would otherwise occur on that date in relation to the Class B bonds, and any amount so applied will constitute part of the Available Amortisation Amount.

Reinstating pari passu and rateably the stated amount of the Class B bonds to the extent of the Unreimbursed Charge-offs in relation to the Class B bonds, and any amount so applied will constitute part of the Available Amortisation Amount.

Payment to the fixed-floating rate swap provider of all break costs paid or payable during the corresponding calculation period in respect of the termination of the fixed-floating rate swap.

Payment of the balance (if any) to the residual income beneficiary by way of a distribution of the income of the Fund.

DISTRIBUTION OF THE AVAILABLE AMORTISATION AMOUNT ON
EACH PAYMENT DATE PRIOR TO THE ENFORCEMENT OF THE CHARGE IN THE SECURITY TRUST DEED

Repayment of the principal amount of all fast prepayment bonds (if any) in respect of which the fast prepayment period has not expired, pari passu and rateably among each tranche of fast prepayment bonds in order of issue.

Payment or repayment, pari passu and rateably:
    •  to the currency swap provider of an amount equal to the A$ Equivalent of the aggregate principal amount of the Class A-1(a) bonds on that payment date;
    •  to the currency swap provider of an amount equal to the A$ Equivalent of the aggregate principal amount of the Class A-1(b) bonds on that payment date; and
• of the principal amount of all fast prepayment bonds (if any) in respect of which the fast prepayment period has expired, pari passu and rateably.

Payment, pari passu and rateably:
    •  to the currency swap provider of an amount equal to the A$ Equivalent of the aggregate principal amount of the Class B-1(a) bonds on that payment date; and
• to the currency swap provider of an amount equal to the A$ Equivalent of the aggregate principal amount of the Class B-1(b) bonds on that payment date.

RISK FACTORS

        The Offshore bonds are complex securities issued by a foreign entity and secured by property located in a foreign jurisdiction. You should consider the following risk factors in deciding whether to purchase any Offshore bonds. There may be other unforeseen reasons why you might not receive principal or interest on your Offshore bonds. You should also read the detailed information set out elsewhere in the prospectus.

The bonds will be paid only from the assets of the Fund	•	The bonds are debt obligations of the issuer trustee only in its capacity as trustee of the Fund. The bonds do not represent an interest in or obligation of any of the other parties to the transaction. The assets of the Fund will be the sole source of payments on the bonds. The issuer trustee's other assets will only be available to make payments on the bonds if the issuer trustee fails to exercise the degree of care, diligence and prudence required of a trustee or because of some other neglect, default or breach of duty by the issuer trustee having regard to the powers and duties conferred on it by the master trust deed. Therefore, if the assets of the Fund are insufficient to pay the interest and principal on your bonds when due, there will be no other source from which to receive these payments and you may not get back your entire investment or the yield you expected to receive.
There is no way to predict the actual rate and timing of payments on the housing loans	•
The rate of principal and interest payments on pools of housing loans varies among pools, and is influenced by a variety of economic, demographic, social, tax, legal and other factors, including prevailing market interest rates for housing loans and the particular terms of the housing loans. Australian housing loans have features and options that are different from housing loans in the United States, and thus will have different rates and timing of payments from housing loans in the United States. There is no guarantee as to the actual rate of prepayment on the housing loans, or that the actual rate of prepayments will conform to any model described in this prospectus. A majority of the housing loans have floating rates of interest, all of which do not impose prepayment penalties on the borrower. Accordingly, an increase in interest rates may lead to an increase in prepayments. In addition, the rate and timing of principal and interest payments on the housing loans and the ability for further principal drawdowns to be made by way of redraw advances, further advances or line of credit advances on the housing loans will affect the rate and timing of payments of principal and interest on your bonds.

The performance of relevant counterparties under each mortgage insurance policy, each fixed-floating rate swap and each currency swap will also have a key impact on such payments in terms of both the timeliness of such payments and the amount of such payments. Unexpected prepayment rates could have the following negative effects:
• if you bought your bonds for more than their face amount, the yield on your bonds will drop if principal payments occur at a faster rate than you expect; or

• if you bought your bonds for less than their face amount, the yield on your bonds will drop if principal payments occur at a slower rate than you expect.
Losses and delinquent payments on the housing loans may affect the return on your bonds	•
If borrowers fail to make payments of interest and principal under the housing loans when due and the credit enhancements described in this prospectus are not enough to protect your bonds from the borrowers' failure to pay, then the issuer trustee may not have enough funds to make full payments of interest and principal due on your bonds. Consequently, the yield on your bonds could be lower than you expect and you could suffer losses.
Enforcement of the housing loans may cause delays in payment and losses	•
Substantial delays could be encountered in connection with the liquidation of a housing loan, which may lead to shortfalls in payments to you to the extent those shortfalls are not covered by a mortgage insurance policy or if the relevant mortgage insurer fails to perform its obligations under the relevant mortgage insurance policy.
•
Further, enforcement expenses such as legal fees, real estate taxes and maintenance and preservation expenses, to the extent not covered by a mortgage insurance policy, will reduce the net amounts recoverable by the issuer trustee from an enforced housing loan or mortgage. If the proceeds of the sale of a mortgaged property, net of these expenses, are less than the amount due under the related housing loan, the issuer trustee may not have enough funds to make full payments of interest and principal due to you unless the difference is covered under a mortgage insurance policy. In addition, even if these risks are covered by a mortgage insurance policy, there is no guarantee that the mortgage insurer will promptly make any payment under any mortgage insurance policy or that the mortgage insurer will have the necessary financial capacity to make any such payment at the relevant time.
Certain provisions of the mortgage insurance policies may affect the return on your bonds	•
The liability of a mortgage insurer is governed by the terms of the relevant mortgage insurance policy, which contains certain exclusions that may allow that mortgage insurer to reduce a claim or terminate mortgage insurance cover in respect of a housing loan in certain circumstances. See "The Mortgage Insurance Policies". Any such reduction or termination may affect the ability of the issuer trustee to pay you principal and interest in full.
The Class B bonds provide only limited protection to the Class A bonds against losses	•
The amount of credit enhancement provided through the subordination of the Class B-1(a) bonds and the Class B-1(b) bonds to the Class A-1(a) bonds and the Class A-1(b) bonds is limited. If the stated amounts of the Class B-1(a) bonds and Class B-1(b) bonds are reduced to zero due to losses on the housing loans, you may not receive payments of principal in full on the Class A-1(a) bonds and Class A-1(b) bonds.

The Class B bonds are subordinated to the Class A bonds and therefore Class B bondholders may not be paid all principal and interest on the Class B bonds	•
The Class B-1(a) bonds and Class B-1(b) bonds will at all times be subordinated to the Class A-1(a) bonds and Class A-1(b) bonds in their right to receive principal and interest payments. Accordingly, Class B-1(a) bondholders and Class B-1(b) bondholders may not be paid principal and interest in full in respect of the Class B-1(a) bonds and Class B-1(b) bonds. Therefore you may not receive your entire investment or the yield you expected to receive.
You may not be able to resell your bonds	•
The underwriters are not required to assist you in reselling your bonds. A secondary market for your bonds may not develop. If a secondary market does develop, it might not continue or might not be sufficiently liquid to allow you to resell any of your bonds readily or at the price you desire. The market value of your bonds is likely to fluctuate, which could result in significant losses to you.
The termination of any of the swaps may subject you to losses from interest rate or currency fluctuations	•
The issuer trustee will exchange fixed rate payments in respect of fixed rate housing loans for variable rate payments based upon the one-month Australian bank bill rate. If a fixed-floating rate swap is terminated or the fixed-floating rate swap provider fails to perform its obligations, you will be exposed to the risk that the floating rate of interest payable with respect to the bonds will be greater than the discretionary fixed rate set by the servicer on the fixed rate housing loans, which may lead to losses to you. See "Description of the Offshore Bonds—The Fixed-Floating Rate Swaps" below.
•
The issuer trustee will receive payments from the borrowers on the housing loans and the fixed-floating rate swap provider in Australian dollars, calculated, in the case of payments by the fixed-floating rate swap provider, by reference to the Australian bank bill rate, and make payments to you in U.S. dollars or Euros, as the case may be, calculated, in the case of payments of interest, by reference to LIBOR or EURIBOR, as the case may be. Under each currency swap, the currency swap provider will exchange Australian dollar receipts for U.S. dollar payments or Euro payments, as the case may be, and in the case of interest, amounts calculated by reference to the Australian bank bill rate for amounts calculated by reference to LIBOR or EURIBOR, as the case may be. If the currency swap provider fails to perform its obligations or if a currency swap is terminated, the issuer trustee might have to exchange its Australian dollars for U.S. dollars or Euros, as the case may be, and its Australian bank bill rate obligations for LIBOR obligations or EURIBOR obligations, as the case may be, at a relevant spot exchange rate that does not provide sufficient U.S. dollars or Euros, as the case may be, to make payments to you in full.

Prepayments during a calculation period may result in you not receiving your full interest payments	•
If a prepayment is received on a housing loan during a calculation period, interest on the housing loan will cease to accrue on that portion of the housing loan that has been prepaid, starting on the date of prepayment. The amount prepaid will be invested in investments that may earn a rate of interest lower than that paid on the housing loan. If it is less, the issuer trustee may not have sufficient funds to pay you the full amount of interest due to you on the next payment date.
The proceeds from the enforcement of the security trust deed may be insufficient to pay amounts due to you	•
If the security trustee enforces the charge over the assets of the Fund after an event of default under the security trust deed, there is no assurance that the market value of the assets of the Fund will be equal to or greater than the outstanding principal and interest due on the bonds, or that the security trustee will be able to realize the full value of the assets of the Fund. The issuer trustee, the security trustee, the bond trustee and other service providers will generally be entitled to receive the proceeds of any sale of the assets of the Fund, to the extent they are owed fees and expenses, before you. Consequently, the proceeds from the sale of the assets of the Fund after an event of default under the security trust deed may be insufficient to pay you principal and interest in full.
If the trust manager directs the issuer trustee to redeem the bonds early or elects not to do so, the yield on your bonds may be lower than expected	•
The trust manager expects, but does not undertake, to exercise its right to direct the issuer trustee to redeem the bonds early as described in "Description of the Offshore Bonds—Redemption of the Bonds Upon Issuer Call Option Event". If it does so, the early retirement of your bonds will shorten their average lives and potentially lower the yield on your bonds. Conversely, if the trust manager elects not to exercise this right, the average life of your bonds may be longer than you expect and potentially lower the yield on your bonds.
The imposition of a withholding tax will reduce payments to you and may lead to an early redemption of the bonds	•
If a withholding tax is imposed on payments by the issuer trustee or any paying agent of interest on your bonds, you will not be entitled to receive grossed-up amounts to compensate for such withholding tax. Thus, you will receive less interest than is scheduled to be paid on your bonds.
•
In addition, upon the occurrence of such an event, the issuer trustee must, when so directed by the trust manager, provided the issuer trustee will be in a position to discharge all of its liabilities in respect of the bonds and to the other creditors of the Fund, on the next payment date redeem in whole, but not in part, the aggregate outstanding principal amount plus accrued interest on the bonds. If the option to redeem the bonds affected by a withholding tax is exercised, you may not be able to reinvest the redemption payments at a comparable interest rate.

The features of the housing loans may change, which could affect the timing and amount of payments to you	•
The features of the housing loans, including their interest rates, may be changed by the servicer, either on its own initiative or at a borrowers' request. Some of these changes may include the addition of newly developed features which are not described in this prospectus. As a result of these changes and borrowers' payments of principal, the concentration of housing loans with specific characteristics is likely to change over time, which may affect the timing and amount of payments you receive.
•
If the servicer changes the features of the housing loans, borrowers may elect to refinance their loan with another lender to obtain more favorable features. The refinancing of housing loans could cause you to experience higher rates of principal prepayment than you expected, which could affect the yield on your bonds.
There are limits on the amount of available liquidity to ensure payments of interest to you	•
If the interest collections during a calculation period and liquid authorized investments from the cash reserve and the advances reserve are insufficient to cover fees, expenses and the interest payments due with respect to the Offshore bonds on the corresponding payment date, you may not receive a full payment of interest on that payment date, which will reduce the yield on your Offshore bonds.
A decline in Australian economic conditions may lead to losses on your bonds	•
The Australian economy has been experiencing a prolonged period of expansion with relatively low and stable interest rates and steadily increasing property values. However, there have been two 25 basis point increases in interest rates in Australia in the latter half of 2003. If the Australian economy were to experience a downturn, an increase in interest rates, an increase in unemployment, a fall in property values or any combination of these factors, delinquencies or losses on the housing loans may increase, which may cause losses on your bonds.
Consumer protection laws may affect the timing or amount of interest or principal payments to you	•	Some of the housing loans are regulated by Consumer Credit Legislation. Under that legislation, a borrower may have a right to apply to a court to:
		•	vary the terms of their housing loan on the grounds of hardship or that it is an unjust contract;
		•	reduce or cancel any interest rate payable on the housing loan which is unconscionable;
		•	have certain provisions of the housing loan or relevant mortgage which are in breach of the legislation declared unenforceable;
		•	obtain an order for a civil penalty; or
		•	obtain restitution or compensation, in relation to any breaches of the Consumer Credit Legislation in relation to the housing loan or relevant mortgage.

Any such order may affect the timing or amount of interest or principal repayments under the relevant housing loan, which may in turn affect the timing or amount of interest or principal payments to you under the bonds.
•
In addition, a mortgagee's ability to enforce a mortgage which is subject to the Consumer Credit Legislation is limited by various demand and notice procedures which are required to be followed. For example, as a general rule enforcement cannot occur unless the relevant default is not remedied within 30 days after a default notice is given. Borrowers may also be entitled to initiate negotiations with the mortgagee for a postponement of enforcement proceedings. Any order under the Consumer Credit Legislation may affect the timing or amount of interest or principal payments or repayments under the relevant housing loan, which may in turn affect the timing or amount of interest or principal payments or repayments to you under the bonds.
The concentration of housing loans in specific geographic areas may increase the possibility of loss on your bonds	•
The Fund contains a high concentration of housing loans secured by properties located within New South Wales and Victoria. Any deterioration in the real estate values or the economy of either of those States could result in higher rates of delinquencies, foreclosures and loss than expected on the housing loans. In addition, either of these States may experience natural disasters, which may not be fully insured against and which may result in property damage and losses on the housing loans. These events may in turn have a disproportionate impact on funds available to the Fund, which could cause you to suffer losses.
The continuing uncertainty over the interpretation of the new goods and services tax in Australia may decrease the funds available to the Fund to pay you	•
Since July 1, 2000, a goods and services tax that is referred to as GST is payable by all entities which make taxable supplies in Australia subject to certain transitional rules. Some service providers to the issuer trustee may be subject to GST in respect of the services provided to the Fund and may pass on that additional cost to the issuer trustee. The issuer trustee may also be subject to GST on services provided by it. To the extent that it has a net GST liability, the issuer trustee will have less trust funds available to meet its obligations, and you may suffer losses. See "Australian Tax Matters—Goods and Services Tax" below.
You will not receive physical bonds representing your bonds, which can cause delays in receiving distribution and hamper your ability to pledge or resell your bonds	•
Your ownership of the bonds will be registered electronically through DTC, Euroclear and/or Clearstream, Luxembourg. The lack of physical certificates could:

•    cause you to experience delays in receiving payments on
      the bonds because the principal paying agent will be
      sending distributions on the bonds to DTC, Euroclear or
      Clearstream, Luxembourg, as the case may be,
instead of directly to you;
• limit or prevent you from using your bonds as collateral; and
• hinder your ability to resell the bonds or reduce the price that you receive for them.

Since the trust manager, the issuer trustee and the servicer are Australian entities, there remains uncertainty as to the enforceability of judgments obtained by Offshore bondholders in U.S. courts by Australian courts
Each of Australian Securitisation Management Pty Limited, Permanent Custodians Limited and Australian Mortgage Securities Ltd is an Australian company and has agreed to submit to the jurisdiction of the New York State and United States federal courts for purposes of any suit, action or proceeding arising out of the offering of the Offshore bonds. Generally, a final and conclusive judgment obtained by bondholders in U.S. courts would be recognized and enforceable against the trust manager, the issuer trustee or the servicer, as the case may be, in the relevant Australian court without reexamination of the merits of the case. However, because of the foreign location of the trust manager, the issuer trustee and the servicer and their directors, officers and employees and their respective assets, it may be difficult to effect service of process over these persons or to enforce against them judgments obtained in United States courts based upon the civil liability provisions of the U.S. federal securities laws. See "Enforcement of Foreign Judgments in Australia".
The issuance of fast prepayment bonds may affect the timing and amount of payments made on your Offshore bonds	•
The issuer trustee may issue fast prepayment bonds to fund redraw advances, further advances and line of credit advances if the credit balance of the advances reserve is not sufficient. See "ARMS II Residential Loan Program—Advances Reserve and Fast Prepayment Bonds".
	•	Before the enforcement of the charge under the security trust deed:
		•	the fast prepayment bonds in respect of which the fast prepayment period has not expired will be senior to the Class A-1(a) bonds and the Class A-1(b) bonds with respect to payments of principal;
		•	the fast prepayment bonds in respect of which the fast prepayment period has expired will rank equally with the Class A-1(a) bonds and the Class A-1(b) bonds with respect to payments of principal; and
•
all fast prepayment bonds will rank equally with the Class A-1(a) bonds and the Class A-1(b) bonds with respect to payments of interest. The fast prepayment bonds will rank equally with the Class A-1(a) bonds and the Class A-1(b) bonds in all respects thereafter. The Class B-1(a) bonds and the Class B-1(b) bonds will be subordinated to the fast prepayment bonds, the Class A-1(a) bonds and the Class A-1(b) bonds both before and after the enforcement of the charge. If the proceeds of enforcement of the charge pursuant to the security trust deed are not sufficient to pay all obligations of the issuer trustee under the terms and conditions of the bonds, the risk to you of a loss on your investment in the Offshore bonds is greater if any fast prepayment bonds are outstanding at that time. This risk increases if you hold Class B-1(a) bonds or Class B-1(b) bonds as the Class B-1(a) bonds or Class B-1(b) bonds are subordinated to the Class A-1(a) bonds and the Class A-1(b) bonds.

The servicer's responsibility to manage the interest rate exposure may affect the rate of prepayments and the yield on your investment	•
The servicer is obligated under the transaction documents to set the interest rates on the housing loans at a rate that is not less than 0.25% higher than the minimum rate required to ensure that at all times the issuer trustee has sufficient cash available to pay all interest payable on the bonds and otherwise comply with its duties and obligations under the transaction documents. If the servicer increases the interest rates on the housing loans, borrowers may be unable to make their required payments under the housing loans. In addition, if the interest rates are increased above market rates, borrowers may refinance their housing loans with other lenders to obtain lower rates. This could cause higher rates of principal prepayment and delinquent payments by borrowers than you expected and affect the yield on your Offshore bonds.
Termination payments relating to a currency swap or a fixed-floating rate swap are subject to credit risks	•
Upon termination of a swap, a termination payment will be due either from the issuer trustee to the swap provider or vice versa. If the swap provider is required to make a termination payment to the issuer trustee upon the termination of a swap, then the Fund will be exposed to credit risk in relation to the capacity of that swap provider to make that termination payment.
Currency swap termination payment to the currency swap provider may reduce payments on your Offshore bonds	•
If a currency swap terminates before its scheduled termination date, a termination payment by either the issuer trustee or the currency swap provider will be payable based on the mid-market cost of a replacement currency swap. Any termination payment could, if the Australian dollar/United States dollar exchange rate or the Australian dollar/Euro exchange rate, as the case may be, has changed significantly since the date of the swap, be substantial. Any termination payment owing by the issuer trustee to the currency swap provider will be payable out of assets of the Fund.
This prospectus provides information regarding only a portion of the housing loan pool, and additional housing loans added to the housing loan pool could have different characteristics	•
This prospectus describes only the characteristics of the housing loan pool as of January 19, 2004. While they must satisfy the criteria specified in this prospectus, the housing loans acquired on the initial issue date may not have the characteristics or statistical composition of the housing loan pool described in this prospectus. For example, such housing loans may be of a different credit quality or seasoning. The trust manager does not expect the characteristics or statistical composition of the housing loan pool acquired on the initial issue date to differ materially from the characteristics of the housing loan pool described in this prospectus. If you purchase an Offshore bond, you must not assume that the characteristics of the housing loan pool will be identical to the characteristics of the housing loan pool disclosed in this prospectus.

Ratings of the Offshore bonds do not insure their payment and withdrawal of any ratings may affect the value of the Offshore bonds	•
It is a condition to the issuance of the Class A-1(a) bonds and the Class A-1(b) bonds that they be rated Aaa by Moody's and AAA by S&P and it is a condition to the issuance of the Class B-1(a) bonds and the Class B-1(b) bonds that they be rated Aa3 by Moody's and AA by S&P. A rating is not a recommendation to purchase, hold or sell the Offshore bonds, inasmuch as such a rating does not address the market price or the suitability for a particular investor of a security. The ratings of the Offshore bonds address the likelihood of the payment of principal and interest on the Offshore bonds pursuant to their terms. There is no assurance that a rating will remain for any given period of time or that a rating will not be lowered or withdrawn entirely by a rating agency, if in its judgment circumstances in the future so warrant. The ratings of the Offshore bonds will be based primarily on the creditworthiness of the housing loans, the subordination provided by the Class B-1(a) bonds and the Class B-1(b) bonds, the mortgage insurance policies and the creditworthiness of the swap providers and the mortgage insurers.
Failure of the servicer to perform its obligations may affect the timing of payments on your Offshore bonds	•
The servicer under the master origination and servicing agreement has been appointed as initial servicer of the housing loans. Following a servicer event of default under the master origination and servicing agreement, the issuer trustee may immediately terminate the master origination and servicing agreement. There is no guarantee that a replacement servicer will be found who would be willing to service the housing loans on the terms of the master origination and servicing agreement or that it will be able to service the housing loans with the same level of skill and competence as the initial servicer. A failure by the servicer to properly perform its servicing obligations may have an impact on the timing of funds received by the issuer trustee in respect of the housing loans.
Certain housing loans may not have the characteristics as set out in the representations and warranties made by the servicer	•
The servicer will make certain representations and warranties to the issuer trustee in relation to the housing loans to be assigned to the issuer trustee, as at the date of origination of those housing loan and the date not earlier than one day prior to the purchase date for those housing loans. The issuer trustee has not investigated or made any enquiries regarding the accuracy of the representations and warranties.
•
No independent investigation of whether each and every housing loan offered for sale at the initial issue date or any other date complies with the eligibility requirements set forth in "Description of the Assets of the Fund—Representations and Warranties" has been conducted.
Assets of the Fund will not be available to cover any losses suffered by you for any misleading statement or omission of a material matter in this prospectus	•
The trust manager, not the issuer trustee, takes responsibility for the prospectus. As a result, in the event that a person suffers loss due to any information contained in this prospectus being inaccurate or misleading, or omitting a material matter or thing, that person will not have recourse to the assets of the Fund.

Conflicts of Interest	•
ABN AMRO Bank N.V., London Branch, is the fixed-floating rate swap provider. In addition, ABN AMRO Incorporated, an affiliate of ABN AMRO Bank N.V., London Branch, is acting as an underwriter of the Offshore bonds. Furthermore, ABN AMRO Bank N.V. currently owns 25% of the shares of Australian Financial Investments Group Limited (AFIG), the ultimate parent company of the servicer.
•
Deutsche Bank AG is the currency swap provider. In addition, Deutsche Bank Securities Inc., an indirect wholly-owned subsidiary of Deutsche Bank AG and an affiliate of Deutsche Asset Management (Australia) Limited, is acting as an underwriter of the Offshore bonds. Deutsche Asset Management (Australia) Limited as trustee/manager for various institutional investors, currently owns 25% of the shares of AFIG, the ultimate parent company of the servicer.
•
With respect to the share ownership of AFIG, each of ABN AMRO Bank N.V. and Deutsche Asset Management (Australia) Limited is one of four shareholders or shareholder groups, as applicable; the other two shareholders or shareholder groups, as applicable, also each own 25% of the shares of AFIG. Due to the shareholding structure, no single shareholder or shareholder group, as applicable, has a majority interest in AFIG and all resolutions require the consent of at least a majority of the shareholders.

CAPITALIZED TERMS

        The capitalized terms used in this prospectus, unless defined elsewhere in this prospectus, have the meanings set forth in the Glossary starting on page 143.

U.S. DOLLAR AND EURO PRESENTATION

        In this prospectus, references to "U.S. dollars" and "US$" are references to U.S. currency, references to "Australian dollars" and "A$" are references to Australian currency and references to "Euros" and "€" are references to the lawful currency of the member states of the European Union that adopt the single currency in accordance with the EC treaty. Unless otherwise stated in this prospectus, any translations of Australian dollars into U.S. dollars have been made at a rate of US$0.7791 = A$1.00, the noon buying rate in New York City for cable transfers in Australian dollars as certified for customs purposes by the Federal Reserve Bank of New York on January 22, 2004 and any translations of Australian dollars into Euros have been made at a rate of €0.6119 = A$1.00, the exchange rate as displayed on the Bloomberg Service under EUAD currency HP on January 22, 2004. Use of such rate is not a representation that Australian dollar amounts actually represent such U.S. dollar or Euro, as the case may be, amounts or could be converted into U.S. dollars or Euros, as the case may be, at that rate.

THE ISSUER TRUSTEE, THE TRUST MANAGER AND THE SERVICER

The Issuer Trustee

        Permanent Custodians Limited (PCL) was incorporated on December 21, 1976 as V.G. Consultants Pty. Limited. Its name was changed to Permanent Custodians Limited (with one intermediate name change) on April 30, 1981. It was incorporated as, and continues to operate as, a limited liability public company under the Corporations Act 2001 of Australia. The Australian Company Number of PCL is 001 426 384 and its registered office is at Level 4, 35 Clarence Street, Sydney, New South Wales, Australia.

        The total authorized and issued share capital of PCL is A$10,000 divided into 10,000 ordinary shares with a nominal value of A$1 each. The issued shares are held by Permanent Trustee Company Limited (PTCL).

        On August 14, 2002, the Directors of PTCL and the Trust Company of Australia Limited (TCAL) made a joint announcement to the Australian Stock Exchange of their agreement to merge the two companies. The merger was finalized on December 6, 2002 and resulted in TCAL shareholders and PTCL shareholders each accounting for 50 percent of the issued share capital of the merged group. PCL is a wholly owned subsidiary of PTCL, which itself is now a wholly owned subsidiary of TCAL. TCAL is a limited liability public company incorporated in 1885 whose major business activity is to act as trustee, custodian, executor and attorney. It is listed on the Australian Stock Exchange Limited.

        The principal activities of PCL are the provision of trustee services in relation to custodial trusts and securitization trusts. There is no intention to accumulate surpluses in PCL.

Directors

        The directors of PCL are as follows:

Ian Murray Nicol	Level 4, 35 Clarence Street, Sydney, New South Wales, Australia	General Manager, Finance and Administration
Jonathan Westaby Sweeney	Level 4, 35 Clarence Street, Sydney, New South Wales, Australia	Managing Director
Geoffrey David Corderoy	Level 4, 35 Clarence Street, Sydney, New South Wales, Australia	General Manager, Legal
Michael John Britton	Level 4, 35 Clarence Street, Sydney, New South Wales, Australia	General Manager, Corporate Services

The Trust Manager

        Australian Securitisation Management Pty Limited was incorporated on February 24, 2003, and continues to exist and operate as a limited liability company under the Corporations Act 2001 of Australia. The Australian Business Number of Australian Securitisation Management Pty Limited is 32 103 852 428 and its registered office is Level 6, 12 Castlereagh Street, Sydney, New South Wales 2000, Australia and the telephone and facsimile numbers for its registered office are (612) 8236 8800 and (612) 9216 3800 respectively.

        Australian Securitisation Management Pty Limited has 1 share on issue with a paid amount of A$1.00. The share is held by Australian Mortgage Securities Ltd (ABN 89 003 072 446).

Directors

        The directors of Australian Securitisation Management Pty Limited are as follows:

Chris Beare	Level 6, 12 Castlereagh Street, Sydney, New South Wales, Australia	Chairman
Chris Chown	Level 5, ABN AMRO Tower, 88 Phillip Street, Sydney, New South Wales, Australia	Director
Col McKeith	Level 5, ABN AMRO Tower, 88 Phillip Street, Sydney, New South Wales, Australia	Director
Geoff Kleemann	Level 2, 54-58 Park Street, Sydney, New South Wales, Australia	Director
Mark Bouris	Level 3, 12 Castlereagh Street, Sydney, New South Wales, Australia	Director
Adrian Bouris	Level 9, 7 Macquarie Place, Sydney, New South Wales, Australia	Director
Gene Lorenz	Level 21, 83 Clarence Street, Sydney, New South Wales, Australia	Director
Peter Dowding	Level 21, 83 Clarence Street, Sydney, New South Wales, Australia	Director
Anthony Klok	Level 2, 54-58 Park Street, Sydney, New South Wales, Australia	Director

The Servicer

        Australian Mortgage Securities Ltd (AMS) was incorporated on March 19, 1986 as, and continues to operate as, a limited liability public company under the Corporations Act 2001 of Australia. The Australian Business Number of AMS is 89 003 072 446 and its registered office is Level 6, 12 Castlereagh Street, Sydney, New South Wales, Australia. The significant business activities of AMS are to provide servicing and trust manager services to securitization programs.

        AMS is a wholly-owned subsidiary of Australian Financial Investments Group Limited (ABN 73 106 361 102) (AFIG).

        AFIG, in turn, is controlled by four shareholders or shareholder groups, each with a 25 percent ownership interest, being:

  •
  ABN AMRO Bank N.V., the largest banking group based in The Netherlands with total consolidated assets of Euro 556.0 billion as at December 31, 2002, and branches in more than 60 countries and territories;

  •
  Deutsche Asset Management (Australia) Limited, as trustee/manager for various institutional investors, being STC (a New South Wales State Government employee statutory fund), CSS/PSS (Australian Federal Government employee statutory funds), and the Deutsche Bank Private Equity Fund. Deutsche Asset Management (Australia) Limited is one of Australia's foremost private equity investors and managers;

  •
  Publishing and Broadcasting Limited (PBL), which is listed on the Australian Stock Exchange Limited. PBL and its associates form part of Australia's largest media and entertainment group; and

  •
  the State Capital Corporation group, a private family fund controlled by the original founder and current chairman of AFIG, Mark Bouris.

        AMS is currently ranked as a "Strong" residential loan servicer in Australia by S&P.

        Under a guarantee (the Guarantee) dated January 25, 1991 as amended on November 16, 1995, Algemene Bank Nederland NV (ABN) and Amsterdam-Rotterdam Bank N.V. (AMRO) guaranteed to Perpetual Trustee Company Limited (ACN 000 001 007) for the benefit of creditors of certain subsidiaries (the Subsidiaries), the due and punctual payment and performance by the Subsidiaries of all moneys which were at the date of the Guarantee then due or thereafter may become due, owing or payable by the Subsidiaries and obligations of the Subsidiaries to any creditor whether actual or contingent, present or future (the Obligations).

        ABN AMRO Bank N.V. (ABN AMRO) is the result of a merger, effective September 22, 1991, between ABN and AMRO. As a consequence of this merger, the liabilities originally incurred by ABN and AMRO under the Guarantee are now liabilities of ABN AMRO.

        On March 2, 1998, AMS became a Subsidiary for the purposes of the Guarantee. On March 20, 2002, the Guarantee terminated in accordance with its terms, in respect of AMS. Accordingly, the obligations of AMS incurred after March 2, 1998 and before March 20, 2002 are guaranteed, subject to the terms of the Guarantee, by ABN AMRO. For practical purposes, the effect is that, subject to various exclusions, the representations and warranties given by AMS to the issuer trustee under the master origination and servicing agreement in respect of mortgages comprised in the housing loan pool which were originated prior to March 20, 2002 are guaranteed; and that the other obligations of AMS under the transaction documents are not guaranteed. The representations and warranties given by AMS in the master origination and servicing agreement are extensive and relate principally to the origination of the mortgages compromised in the housing loan pool, their compliance with the eligibility criteria and compliance with the agreed procedures.

Directors

        The directors of AMS are the same as the directors of Australian Securitisation Management Pty Limited. See "The Issuer Trustee, the Trust Manager and the Servicer—The Trust Manager—Directors" above.

DESCRIPTION OF THE FUND

ARMS II Securitization Program

        The ARMS II securitization program was established pursuant to a master trust deed dated March 7, 1995 among Permanent Custodians Limited and Australian Mortgage Securities Ltd, as amended and restated from time to time for the purpose of enabling Permanent Custodians Limited, as trustee of each trust known as a "fund" established pursuant to the ARMS II securitization program, to invest in pools of housing loans originated from time to time by the servicer. The master trust deed provides for the creation of an unlimited number of funds. Under the ARMS II securitization program, approximately A$16.2 billion (or equivalent) of mortgage-backed securities have been issued into the Australian domestic market, Euro markets and global market through 14 Australian domestic securitization transactions, 5 Euro market and 2 global securitization transactions. The aggregate outstanding principal amount of housing loans under management in the ARMS II securitization program is currently approximately A$13.4 billion. The master trust deed establishes the general framework under which funds may be established from time to time. It does not actually establish any funds. ARMS II Global Fund 3 is an Australian trust and is a separate and distinct trust from any other fund established under the master trust deed. The assets of ARMS II Global Fund 3 are not available to meet the liabilities of any other fund and the assets of any other fund are not available to meet the liabilities of ARMS II Global Fund 3.

ARMS II Global Fund 3

        The detailed terms of ARMS II Global Fund 3 will be as set out in the master trust deed and the supplementary bond terms. To establish the Fund, the trust manager will execute a fund creation notice and settle A$20 on the issuer trustee, as the initial assets of the Fund. Except for the transactions described herein relating to the issuance of the bonds as of the date of this prospectus, the Fund has not engaged in any other business and no financial statements relating to the Fund have been prepared. The Fund is governed by the laws of New South Wales, Australia.

        The supplementary bond terms, which supplement the general framework under the master trust deed with respect to the Fund, do, among other things, the following:

  •
  specify the details of the bonds;

  •
  establish the cash flow allocation; and

  •
  amend the master trust deed to the extent necessary to give effect to the specific aspects of the Fund and the issue of the bonds.

DESCRIPTION OF THE ASSETS OF THE FUND

Assets of the Fund

        The assets of the Fund will include the following:

  •
  the pool of housing loans, including all of the issuer trustee's interest in and title to principal and interest payments paid or payable on the housing loans at any time from and after the initial issue date; and

  •
  rights under the:

  •
  mortgage insurance policies issued by, or transferred to GE Capital Mortgage Insurance Corporation (Australia) Pty Ltd, PMI Mortgage Insurance Ltd and the Commonwealth of Australia (as managed by GE Mortgage Insurance Pty Limited);

  •
  the individual property insurance policies covering the mortgaged properties relating to the housing loans;

  •
  amounts on deposit in the accounts established in connection with the creation of the Fund and the issuance of the bonds, including the collection account and any instruments in which these amounts are invested; and

  •
  the issuer trustee's rights under the transaction documents.

The Housing Loans

        The housing loans are secured by registered first ranking mortgages on properties located in Australia. The housing loans have been originated in the name of Permanent Custodians Limited directly by Australian Mortgage Securities Ltd through an Australia-wide network of mortgage originators and introducers, including specialist mortgage origination companies and financial intermediaries. On the initial issue date, in accordance with the master trust deed, Permanent Custodians Limited will cease to hold the pool of housing loans for the relevant warehouse funds and will instead hold them for the Fund. Each housing loan was funded by Permanent Custodians Limited in its capacity as trustee of a warehouse fund and so Permanent Custodians Limited is the legal owner of all relevant housing loans. Each housing loan will be one of the types of products described in "ARMS II Residential Loan Program—Features of the Housing Loans". The housing loans bear either a fixed rate of interest or a variable rate of interest, or a combination of both. The mortgaged properties consist of owner-occupied properties and non-owner occupied properties, but do not include mobile homes which are not permanently affixed to the ground, commercial properties or unimproved land.

Transfer and Assignment of the Housing Loans

        On the initial issue date, the housing loans acquired by the Fund will be specified in an issue notice from the trust manager to the issuer trustee.

        Upon receipt of the issue proceeds in respect of the bonds, in accordance with the master trust deed, PCL will:

  •
  cease to hold the housing loans specified in the issue notice, together with the mortgages securing those housing loans, the mortgage insurance policies and the insurance policies on the mortgaged properties relating to those housing loans, in its capacity as trustee of each relevant warehouse fund and will hold them as trustee of the Fund; and

  •
  hold the issue proceeds in its capacity as trustee of each relevant warehouse fund.

        Both before and after the assignment, PCL will hold legal title to the housing loans and the ancillary rights specified in the issue notice. Before the assignment, PCL will hold each of the housing loans and ancillary rights in its capacity as trustee of a warehouse fund. After the assignment, it will hold the housing loans and ancillary rights in its capacity as trustee of ARMS II Global Fund 3.

Representations and Warranties

        Australian Mortgage Securities Ltd, as the servicer, will make various representations and warranties to the issuer trustee with respect to each mortgage securing the housing loans being acquired by the Fund as of the date of origination of those housing loans and the date not earlier than one day prior to the initial issue date, including that:

  •
  an approved solicitor was instructed in accordance with the agreed procedures to act for the issuer trustee in relation to that mortgage;

  •
  before or at the time of origination of that mortgage, the approved solicitor instructed in relation to that mortgage gave a solicitor's certificate which complied with the agreed procedures;

  •
  that mortgage is and will at all times be, in all material respects, in the form required by the agreed procedures, and the servicer will not agree to any amendment, variation or waiver except as specifically permitted by and in accordance with the master origination and servicing agreement or the agreed procedures;

  •
  the property secured by that mortgage is insured in accordance with the requirements of the mortgage;

  •
  the housing loan application is substantially in the form required by the agreed procedures, has been fully investigated by the servicer in accordance with the agreed procedures, and the servicer is satisfied that all statements and information contained in it are correct in all material respects; and

  •
  the servicer is not aware of any circumstances relating to the mortgage, the property secured by that mortgage, the borrower or any guarantor which could reasonably be expected to cause a prudent investor to: regard the mortgage as an unacceptable investment; expect the borrower to default under the mortgage; or diminish the value or marketability of the property secured by that mortgage from that stated in the valuation.

        In addition, the servicer has certified to the issuer trustee with respect to each mortgage comprised in the housing loan pool that each housing loan secured by the mortgage meets the following criteria:

  •
  the housing loan must be advanced and repayable in Australian dollars;

  •
  the housing loan is secured by a mortgage which is a first ranking mortgage;

  •
  the housing loan is secured by a mortgage over land which is residential property;

  •
  the housing loan had a loan to value ratio not exceeding 97 percent, determined at or about the time of its settlement—see "ARMS II Residential Loan Program—Credit Policy and Procedures—Loan to Value Ratios" for a description of the original loan to value ratio of a housing loan;

  •
  the housing loan has a total principal amount outstanding of at least A$10,000 and no more than:

  •
  in the case of a housing loan other than a line of credit loan or a Fastdoc loan A$2,000,000 (at the time of origination);

    •
    in the case of a Fastdoc80 loan A$750,000 (at the time of origination); and

    •
    in the case of a stand-alone line of credit loan, a Fastdoc76 loan or a Fastdoc65 loan A$500,000 (at the time of origination);

  •
  the housing loan is secured by a mortgage which is covered by a mortgage insurance policy providing:

  •
  100 percent coverage for principal and interest losses; and

  •
  timely payment coverage for interest and principal for a maximum aggregate amount of at least 24 months;

  •
  except as disclosed to the issuer trustee in writing and approved or waived by it on or prior to the origination or acquisition of the relevant mortgage, each mortgage has been originated in the issuer trustee's name in accordance with the master origination and servicing agreement and the agreed procedures;

  •
  the housing loan is not secured by a mortgage over land where such land is not zoned by the relevant government body to contain a residential building;

  •
  the housing loan is not secured by a mortgage over vacant land or residential properties under construction;

  •
  the housing loan and/or mortgage (as applicable) has been or will be stamped, or has been taken by the relevant stamp duties authorities to be stamped, with applicable duty;

  •
  the housing loan will fully amortize over its term; and

  •
  the housing loan is to mature at least one year before the maturity date of the bonds.

Breach of Representations and Warranties

        The servicer must indemnify the issuer trustee on demand for all liabilities, damages, claims, losses, costs and expenses which the issuer trustee may incur as a result, directly or indirectly, of any breach by the servicer of any representation and warranty in relation to a housing loan.

Details of the Housing Loan Pool

        The information in the following tables set out various details relating to the housing loans to be sold to the Fund on the initial issue date. The information is provided as of the close of business on January 19, 2004. All amounts have been rounded to the nearest Australian dollar. The sum in any column may not equal the total indicated due to rounding.

        Note that these details may not reflect the housing loan pool as of the initial issue date because the trust manager may substitute loans proposed for sale with other eligible housing loans or add additional eligible housing loans. The trust manager may do this if, for example, the loans originally selected are repaid early.

        The trust manager will not add, remove or substitute any housing loans prior to the initial issue date if this would result in a change of more than 5% in any of the characteristics of the pool of housing loans described in the table on page 12 other than a change in the Housing Loan Pool Size, Total Number of Housing Loans or Total Valuation of the Properties where the change is due to adding or removing loans due to a fluctuation in the US$/A$ exchange rate or to a fluctuation in the €/A$ exchange rate, unless a revised prospectus is delivered to prospective investors.

HOUSING LOAN INFORMATION

SUMMARY STATISTICS*

	TOTAL BY OCCUPANCY
	Owner Occupied	Investment	TOTAL
GENERAL
Total Current Balance	A$1,118,061,161.74	A$588,732,021.94	A$1,706,793,183.68
% by balance	65.51%	34.49%
Number of Loans	4,780	2,154	6,934
% by number	68.94%	31.06%	100.00%
Average Balance	A$233,904.77	A$273,318.36	A$246,148.43
Maximum Current Loan Balance	A$980,369.62	A$1,000,000.00	A$1,000,000.00
Minimum Current Loan Balance	A$10,058.10	A$10,768.52	A$10,058.10
Weighted Average Current LVR	73.91%	73.86%	73.89%
Maximum Current LVR	95.00%	95.00%	95.00%
Total Original Loan Amount	A$1,212,781,656.23	A$628,494,263.77	A$1,841,275,920.00
% by balance	65.87%	34.13%	100.00%
Weighted Average Original LVR	76.54%	76.34%	76.48%
Maximum Original LVR	95.00%	95.00%	95.00%
INTEREST RATE
Fixed Current Balance	A$34,774,782.57	A$18,129,044.69	A$52,903,827.26
% by balance	2.04%	1.06%	3.10%
Variable Current Balance	A$1,083,286,379.17	A$570,602,977.25	A$1,653,889,356.42
% by balance	63.47%	33.43%	96.90%
Interest Only Current Balance	A$281,305,302.08	A$347,495,024.10	A$628,800,326.18
% by balance	16.48%	20.36%	36.84%
Principal and Interest Current Balance	A$836,755,859.67	A$241,236,997.83	A$1,077,992,857.50
% by balance	49.03%	14.13%	63.16%
SEASONING
Weighted Average Seasoning (in months)	5.55	6.52	5.89
Weighted Average Remaining Term (in years)	29.43	29.32	29.39
Weighted Average Total Term (in years)	29.89	29.87	29.88
LINE OF CREDIT
Total Line of Credit Current Balances	A$45,054,057.16	A$14,879,218.43	A$59,933,275.59
% by balance	2.64%	0.87%	3.51%
Total Line of Credit Limit	A$79,602,235.98	A$25,381,041.02	A$104,983,277.00
Maximum Line of Credit size	A$500,000.00	A$500,000.00	A$500,000.00
Weighted Average Current LVR for loans with lines of credit	59.31%	61.59%	59.88%
PROPERTIES
Total Property Value	A$1,713,435,276.00	A$854,010,517.00	A$2,567,445,793.00
Total Number of Properties	4,970	2,589	7,559
Average Property Value	A$344,755.59	A$329,861.15	A$339,654.16

*
There are no Fastdoc loans in the housing loan pool.

Housing Loans by Current LVR (Loan to Value Ratio)

Housing Loans by Current LVR	Dollar Amount (A$)	% of Total A$ Amount	Number of Loans	% of Total No. of Loans	Wgt Avg Current LVR %
0.00–5.00	823,088.21	0.05	42	0.61	3.74
5.01–10.00	2,259,258.74	0.13	59	0.85	7.91
10.01–15.00	4,690,189.80	0.27	83	1.20	12.62
15.01–20.00	6,758,720.75	0.40	86	1.24	17.59
20.01–25.00	10,602,460.56	0.62	99	1.43	22.61
25.01–30.00	16,735,994.50	0.98	121	1.75	27.64
30.01–35.00	19,868,697.10	1.16	123	1.77	32.66
35.01–40.00	25,449,741.28	1.49	147	2.12	37.69
40.01–45.00	32,466,565.51	1.90	175	2.52	42.70
45.01–50.00	49,534,674.97	2.90	231	3.33	47.54
50.01–55.00	63,048,431.25	3.69	268	3.87	52.55
55.01–60.00	80,492,757.46	4.72	337	4.86	57.54
60.01–65.00	102,308,375.48	5.99	391	5.64	62.44
65.01–70.00	106,175,683.98	6.22	398	5.74	67.51
70.01–75.00	171,749,444.44	10.06	581	8.38	72.52
75.01–80.00	370,561,444.97	21.71	1,285	18.53	78.54
80.01–85.00	169,214,275.82	9.91	608	8.77	81.70
85.01–90.00	261,540,777.09	15.32	1,051	15.16	88.65
90.01–95.00	212,512,601.77	12.45	849	12.24	93.16

Total	1,706,793,183.68	100.00	6,934	100.00	73.89

Housing Loans by Current LVR (Loan to Value Ratio)
(Owner Occupied)

Housing Loans by Current LVR	Dollar Amount (A$)	% of Total A$ Amount	Number of Loans	% of Total No. of Loans	Wgt Avg Current LVR %
0.00–5.00	655,605.79	0.04	35	0.50	3.76
5.01–10.00	1,880,970.04	0.11	49	0.71	7.99
10.01–15.00	3,880,746.63	0.23	69	0.99	12.63
15.01–20.00	6,082,385.57	0.36	74	1.06	17.64
20.01–25.00	8,693,246.98	0.51	79	1.13	22.67
25.01–30.00	11,979,658.10	0.70	89	1.28	27.69
30.01–35.00	17,308,031.69	1.01	105	1.52	32.62
35.01–40.00	19,133,925.62	1.12	109	1.58	37.59
40.01–45.00	22,520,430.27	1.32	119	1.71	42.64
45.01–50.00	36,130,482.58	2.12	167	2.40	47.61
50.01–55.00	39,236,344.33	2.30	178	2.56	52.51
55.01–60.00	53,099,228.29	3.11	232	3.35	57.57
60.01–65.00	69,467,387.64	4.07	277	4.00	62.40
65.01–70.00	68,479,030.21	4.01	279	4.03	67.48
70.01–75.00	103,703,709.43	6.08	383	5.52	72.50
75.01–80.00	200,355,054.96	11.74	739	10.65	78.48
80.01–85.00	91,704,799.22	5.37	341	4.91	82.23
85.01–90.00	188,526,770.00	11.05	765	11.04	88.59
90.01–95.00	175,223,354.41	10.27	693	9.99	93.65

Total	1,118,061,161.74	65.51	4,780	68.94	73.91

Housing Loans by Current LVR (Loan to Value Ratio)
(Investment)

Housing Loans by Current LVR	Dollar Amount (A$)	% of Total A$ Amount	Number of Loans	% of Total No. of Loans	Wgt Avg Current LVR %
0.00–5.00	167,482.42	0.01	7	0.10	3.69
5.01–10.00	378,288.70	0.02	10	0.14	7.53
10.01–15.00	809,443.17	0.05	14	0.21	12.58
15.01–20.00	676,335.18	0.04	12	0.18	17.18
20.01–25.00	1,909,213.58	0.11	20	0.29	22.36
25.01–30.00	4,756,336.40	0.28	32	0.46	27.52
30.01–35.00	2,560,665.41	0.15	18	0.26	32.92
35.01–40.00	6,315,815.66	0.37	38	0.54	37.99
40.01–45.00	9,946,135.24	0.58	56	0.81	42.83
45.01–50.00	13,404,192.39	0.79	64	0.93	47.35
50.01–55.00	23,812,086.92	1.40	90	1.30	52.62
55.01–60.00	27,393,529.17	1.60	105	1.51	57.48
60.01–65.00	32,840,987.84	1.92	114	1.64	62.52
65.01–70.00	37,696,653.77	2.21	119	1.71	67.56
70.01–75.00	68,045,735.01	3.99	198	2.86	72.57
75.01–80.00	170,206,390.01	9.97	546	7.88	78.62
80.01–85.00	77,509,476.60	4.54	267	3.86	81.08
85.01–90.00	73,014,007.09	4.28	286	4.12	88.80
90.01–95.00	37,289,247.36	2.18	156	2.25	90.85

Total	588,732,021.94	34.49	2,154	31.06	73.86

Housing Loans by Geographic Distribution[1]

Housing Loans by Geographic Distribution	Dollar Amount (A$)	% of Total A$ Amount	Number of Loans	% of Total No. of Loans	Wgt Avg Current LVR %
Property Location
New South Wales (NSW):
Inner City	9,646,826.31	0.57	23	0.34	73.77
Metro	864,097,009.44	50.63	2,823	40.71	72.80
Non Metro	177,863,927.79	10.42	812	11.71	73.14

NSW Sub Total	1,051,607,763.54	61.61	3,658	52.76	72.87
Australian Capital Territory (ACT):
Inner City	12,519,963.72	0.73	58	0.83	72.73
Metro	7,647,218.71	0.45	34	0.49	73.11
Non Metro	0.00	0.00	0	0.00	0.00

ACT Sub Total	20,167,182.43	1.18	92	1.32	72.87
Victoria (VIC):
Inner City	5,010,334.05	0.29	17	0.25	70.02
Metro	259,931,745.05	15.23	1,223	17.64	75.39
Non Metro	33,442,592.18	1.96	219	3.15	73.17

VIC Sub Total	298,384,671.27	17.48	1,459	21.04	75.05
Queensland (QLD):
Inner City	1,084,882.38	0.06	4	0.06	76.32
Metro	153,610,312.93	9.00	742	10.70	76.65
Non Metro	117,765,129.18	6.90	611	8.81	76.08

QLD Sub Total	272,460,324.48	15.96	1,357	19.57	76.40
Western Australia (WA):
Inner City	384,058.56	0.02	1	0.01	80.01
Metro	24,263,614.39	1.42	121	1.75	74.71
Non Metro	1,111,472.67	0.07	8	0.11	79.52

WA Sub Total	25,759,145.61	1.51	130	1.87	74.99
South Australia (SA):
Inner City	0.00	0.00	0	0.00	0.00
Metro	22,040,877.23	1.29	122	1.76	74.92
Non Metro	2,156,096.15	0.13	14	0.20	78.38

SA Sub Total	24,196,973.38	1.42	136	1.96	75.23
Tasmania (TAS):
Inner City	1,297,983.24	0.08	5	0.07	63.16
Metro	7,653,424.19	0.45	53	0.76	78.01
Non Metro	3,751,111.36	0.22	37	0.54	70.90

TAS Sub Total	12,702,518.79	0.74	95	1.37	74.39
Northern Territory (NT):
Inner City	1,212,520.20	0.07	6	0.08	79.03
Metro	0.00	0.00	0	0.00	0.00
Non Metro	302,083.96	0.02	2	0.03	72.53

NT Sub Total	1,514,604.16	0.09	8	0.11	77.74
Total	1,706,793,183.68	100.00	6,934	100.00	73.89

Housing Loans by Geographic Distribution[1]
(Owner Occupied)

Housing Loans by Geographic Distribution	Dollar Amount (A$)	% of Total A$ Amount	Number of Loans	% of Total No. of Loans	Wgt Avg Current LVR %
Property Location
New South Wales (NSW):
Inner City	4,024,888.30	0.24	11	0.16	73.04
Metro	547,816,621.92	32.10	1,889	27.24	72.64
Non Metro	115,533,177.81	6.77	546	7.87	73.19

NSW Sub Total	667,374,688.03	39.10	2,446	35.27	72.73
Australian Capital Territory (ACT):
Inner City	7,192,041.11	0.42	35	0.50	73.94
Metro	6,275,204.10	0.37	26	0.38	72.18
Non Metro	0.00	0.00	0	0.00	0.00

ACT Sub Total	13,467,245.21	0.79	61	0.87	73.12
Victoria (VIC):
Inner City	1,397,412.65	0.08	6	0.09	79.83
Metro	201,332,926.72	11.80	966	13.93	75.85
Non Metro	24,840,808.45	1.46	164	2.36	72.75

VIC Sub Total	227,571,147.81	13.33	1,136	16.38	75.53
Queensland (QLD):
Inner City	871,800.07	0.05	3	0.04	79.27
Metro	93,732,201.71	5.49	472	6.81	75.56
Non Metro	67,879,543.15	3.98	387	5.58	77.06

QLD Sub Total	162,483,544.92	9.52	862	12.43	76.21
Western Australia (WA):
Inner City	0.00	0.00	0	0.00	0.00
Metro	18,747,890.89	1.10	94	1.35	75.28
Non Metro	636,449.32	0.04	4	0.05	83.28

WA Sub Total	19,384,340.21	1.14	97	1.40	75.55
South Australia (SA):
Inner City	0.00	0.00	0	0.00	0.00
Metro	16,008,101.25	0.94	94	1.36	74.20
Non Metro	1,330,720.34	0.08	9	0.13	78.86

SA Sub Total	17,338,821.59	1.02	103	1.49	74.56
Tasmania (TAS):
Inner City	628,369.32	0.04	3	0.04	55.88
Metro	6,526,087.04	0.38	46	0.67	77.64
Non Metro	2,150,198.30	0.13	20	0.30	69.15

TAS Sub Total	9,304,654.65	0.55	70	1.00	74.21
Northern Territory (NT):
Inner City	834,635.36	0.05	4	0.05	83.65
Metro	0.00	0.00	0	0.00	0.00
Non Metro	302,083.96	0.02	2	0.03	72.53

NT Sub Total	1,136,719.32	0.07	6	0.08	80.69
Total	1,118,061,161.74	65.51	4,780	68.94	73.91

Housing Loans by Geographic Distribution[1]
(Investment)

Housing Loans by Geographic Distribution	Dollar Amount (A$)	% of Total A$ Amount	Number of Loans	% of Total No. of Loans	Wgt Avg Current LVR %
Property Location
New South Wales (NSW):
Inner City	5,621,938.01	0.33	12	0.18	74.29
Metro	316,280,387.52	18.53	934	13.47	73.09
Non Metro	62,330,749.98	3.65	266	3.84	73.03

NSW Sub Total	384,233,075.51	22.51	1,212	17.49	73.10
Australian Capital Territory (ACT):
Inner City	5,327,922.61	0.31	23	0.33	71.09
Metro	1,372,014.61	0.08	8	0.12	77.38
Non Metro	0.00	0.00	0	0.00	0.00

ACT Sub Total	6,699,937.22	0.39	31	0.45	72.38
Victoria (VIC):
Inner City	3,612,921.40	0.21	11	0.16	66.22
Metro	58,598,818.33	3.43	257	3.71	73.82
Non Metro	8,601,783.73	0.50	55	0.79	74.39

VIC Sub Total	70,813,523.46	4.15	323	4.66	73.50
Queensland (QLD):
Inner City	213,082.31	0.01	1	0.02	64.29
Metro	59,878,111.22	3.51	270	3.89	78.36
Non Metro	49,885,586.03	2.92	224	3.23	74.74

QLD Sub Total	109,976,779.56	6.44	495	7.14	76.69
Western Australia (WA):
Inner City	384,058.56	0.02	1	0.01	80.01
Metro	5,515,723.49	0.32	27	0.39	72.74
Non Metro	475,023.35	0.03	4	0.06	74.48

WA Sub Total	6,374,805.41	0.37	32	0.47	73.31
South Australia (SA):
Inner City	0.00	0.00	0	0.00	0.00
Metro	6,032,775.99	0.35	28	0.40	76.82
Non Metro	825,375.81	0.05	5	0.07	77.62

SA Sub Total	6,858,151.80	0.40	33	0.47	76.92
Tasmania (TAS):
Inner City	669,613.92	0.04	2	0.03	69.99
Metro	1,127,337.15	0.07	7	0.10	80.15
Non Metro	1,600,913.06	0.09	17	0.24	73.25

TAS Sub Total	3,397,864.14	0.20	25	0.37	74.90
Northern Territory (NT):
Inner City	377,884.84	0.02	2	0.03	68.84
Metro	0.00	0.00	0	0.00	0.00
Non Metro	0.00	0.00	0	0.00	0.00

NT Sub Total	377,884.84	0.02	2	0.03	68.84
Total	588,732,021.94	34.49	2,154	31.06	73.86

Housing Loans by Geographic Distribution[2]

Housing Loans by Geographic Distribution	Dollar Amount (A$)	% of Total A$ Amount	Number of Loans	% of Total No. of Loans	Wgt Avg Current LVR %
Property Location
Inner City	31,156,568.45	1.83	114	1.65	72.68
Metro	1,339,244,201.94	78.47	5,118	73.81	73.85
Non Metro	336,392,413.29	19.71	1,702	24.54	74.20

Total	1,706,793,183.68	100.00	6,934	100.00	73.89

Housing Loans by Geographic Distribution[2]
(Owner Occupied)

Housing Loans by Geographic Distribution	Dollar Amount (A$)	% of Total A$ Amount	Number of Loans	% of Total No. of Loans	Wgt Avg Current LVR %
Property Location
Inner City	14,949,146.80	0.88	61	0.88	74.34
Metro	890,439,033.62	52.17	3,588	51.74	73.79
Non Metro	212,672,981.32	12.46	1,131	16.32	74.40

Total	1,118,061,161.74	65.51	4,780	68.94	73.91

Housing Loans by Geographic Distribution[2]
(Investment)

Housing Loans by Geographic Distribution	Dollar Amount (A$)	% of Total A$ Amount	Number of Loans	% of Total No. of Loans	Wgt Avg Current LVR %
Property Location
Inner City	16,207,421.65	0.95	53	0.76	71.14
Metro	448,805,168.32	26.30	1,531	22.07	73.96
Non Metro	123,719,431.97	7.25	570	8.23	73.85

Total	588,732,021.94	34.49	2,154	31.06	73.86

Housing Loans by Loan Size

Housing Loans by Loan Size	Dollar Amount (A$)	% of Total A$ Amount	Number of Loans	% of Total No. of Loans	Wgt Avg Current LVR %
<= 50,000	7,430,364.09	0.44	226	3.26	22.59
50,001 to 100,000	39,545,586.59	2.32	502	7.24	48.32
100,001 to 150,000	114,249,497.26	6.69	895	12.91	64.28
150,001 to 200,000	220,497,495.30	12.92	1,253	18.07	73.59
200,001 to 250,000	274,629,813.33	16.09	1,216	17.54	75.98
250,001 to 300,000	262,681,069.72	15.39	958	13.82	78.45
300,001 to 350,000	216,099,652.46	12.66	669	9.65	77.17
350,001 to 400,000	170,322,406.80	9.98	454	6.55	75.65
400,001 to 450,000	113,873,005.85	6.67	270	3.89	73.38
450,001 to 500,000	76,751,173.29	4.50	161	2.32	74.24
500,001 to 550,000	46,376,686.97	2.72	89	1.28	72.58
550,001 to 600,000	41,634,737.03	2.44	72	1.04	73.35
600,001 to 650,000	33,127,860.86	1.94	53	0.76	71.14
650,001 to 700,000	25,525,626.78	1.50	38	0.55	74.21
700,001 to 750,000	16,391,691.43	0.96	23	0.33	72.21
750,001 to 800,000	10,801,183.59	0.63	14	0.20	76.14
800,001 to 850,000	7,356,977.88	0.43	9	0.13	73.90
850,001 to 900,000	10,472,551.48	0.61	12	0.17	75.45
900,001 to 950,000	9,243,960.95	0.54	10	0.14	72.50
950,001 to 1,000,000	9,781,842.02	0.57	10	0.14	71.82

Total	1,706,793,183.68	100.00	6,934	100	73.89

Housing Loans by Loan Size
(Owner Occupied)

Housing Loans by Loan Size	Dollar Amount (A$)	% of Total A$ Amount	Number of Loans	% of Total No. of Loans	Wgt Avg Current LVR %
<= 50,000	5,361,709.31	0.31	166	2.39	17.72
50,001 to 100,000	28,433,594.92	1.67	359	5.18	45.81
100,001 to 150,000	85,481,708.18	5.01	669	9.64	63.44
150,001 to 200,000	160,940,668.74	9.43	915	13.20	73.65
200,001 to 250,000	195,779,334.57	11.47	866	12.48	75.67
250,001 to 300,000	180,744,862.64	10.59	660	9.52	79.15
300,001 to 350,000	145,229,150.16	8.51	450	6.49	78.12
350,001 to 400,000	107,995,106.98	6.33	288	4.15	77.29
400,001 to 450,000	68,701,980.09	4.03	163	2.35	72.48
450,001 to 500,000	44,320,138.51	2.60	93	1.34	73.24
500,001 to 550,000	23,028,351.70	1.35	44	0.63	73.21
550,001 to 600,000	22,168,219.06	1.30	39	0.56	73.96
600,001 to 650,000	14,667,914.38	0.86	23	0.34	69.15
650,001 to 700,000	11,313,953.53	0.66	17	0.24	72.86
700,001 to 750,000	6,860,013.96	0.40	10	0.14	73.60
750,001 to 800,000	2,854,813.13	0.17	4	0.05	76.52
800,001 to 850,000	1,978,452.15	0.12	2	0.03	72.42
850,001 to 900,000	4,886,178.13	0.29	6	0.08	77.48
900,001 to 950,000	3,931,688.65	0.23	4	0.06	70.73
950,001 to 1,000,000	3,383,322.94	0.20	3	0.05	70.00

Total	1,118,061,161.74	65.51	4,780	68.94	73.91

Housing Loans by Loan Size
(Investment)

Housing Loans by Loan Size	Dollar Amount (A$)	% of Total A$ Amount	Number of Loans	% of Total No. of Loans	Wgt Avg Current LVR %
<= 50,000	2,068,654.78	0.12	60	0.87	35.21
50,001 to 100,000	11,111,991.67	0.65	143	2.06	54.72
100,001 to 150,000	28,767,789.08	1.69	226	3.26	66.77
150,001 to 200,000	59,556,826.56	3.49	338	4.87	73.41
200,001 to 250,000	78,850,478.76	4.62	350	5.05	76.75
250,001 to 300,000	81,936,207.08	4.80	298	4.29	76.90
300,001 to 350,000	70,870,502.30	4.15	219	3.16	75.25
350,001 to 400,000	62,327,299.82	3.65	166	2.40	72.82
400,001 to 450,000	45,171,025.76	2.65	107	1.55	74.75
450,001 to 500,000	32,431,034.78	1.90	68	0.98	75.61
500,001 to 550,000	23,348,335.27	1.37	45	0.65	71.95
550,001 to 600,000	19,466,517.97	1.14	33	0.48	72.65
600,001 to 650,000	18,459,946.48	1.08	30	0.43	72.72
650,001 to 700,000	14,211,673.25	0.83	21	0.31	75.29
700,001 to 750,000	9,531,677.47	0.56	13	0.19	71.20
750,001 to 800,000	7,946,370.46	0.47	10	0.15	76.00
800,001 to 850,000	5,378,525.73	0.32	7	0.09	74.44
850,001 to 900,000	5,586,373.35	0.33	6	0.09	73.67
900,001 to 950,000	5,312,272.30	0.31	6	0.08	73.80
950,001 to 1,000,000	6,398,519.08	0.37	7	0.09	72.79

Total	588,732,021.94	34.49	2,154	31.06	73.86

Housing Loans by Loan Seasoning

Housing Loans by Loan Seasoning (months since settlement)	Dollar Amount (A$)	% of Total A$ Amount	Number of Loans	% of Total No. of Loans	Wgt Avg Current LVR %
0.00–1.00	123,410,804.54	7.23	500	7.21	69.02
1.01–2.00	385,203,725.32	22.57	1,476	21.29	73.72
2.01–3.00	300,671,457.77	17.62	1,190	17.16	73.17
3.01–4.00	309,505,660.58	18.13	1,232	17.77	74.20
4.01–5.00	101,564,537.55	5.95	445	6.42	76.09
5.01–6.00	50,647,743.90	2.97	202	2.91	79.92
6.01–7.00	42,766,796.39	2.51	186	2.68	77.76
7.01–8.00	31,819,267.92	1.86	140	2.02	78.77
8.01–9.00	32,384,960.07	1.90	134	1.93	81.46
9.01–10.00	27,823,450.48	1.63	115	1.66	78.07
10.01–11.00	32,083,616.42	1.88	117	1.69	77.60
11.01–12.00	33,735,554.25	1.98	125	1.80	73.57
12.01–13.00	21,048,749.21	1.23	81	1.17	71.83
13.01–14.00	30,423,788.52	1.78	122	1.76	73.62
14.01–15.00	44,296,675.58	2.60	162	2.34	70.03
15.01–16.00	33,046,406.25	1.94	141	2.03	65.13
16.01–17.00	16,273,330.19	0.95	66	0.95	70.78
17.01–18.00	8,928,939.16	0.52	39	0.56	77.82
18.01–19.00	8,330,377.42	0.49	44	0.63	74.08
19.01–20.00	4,135,645.21	0.24	19	0.27	72.75
20.01–21.00	11,766,645.05	0.69	46	0.66	78.02
21.01–22.00	7,701,005.02	0.45	36	0.52	76.55
22.01–23.00	8,132,787.40	0.48	29	0.42	83.46
23.01–24.00	6,137,775.01	0.36	29	0.42	82.23
24.01–25.00	2,908,738.08	0.17	15	0.22	77.88
25.01–26.00	7,354,983.20	0.43	35	0.50	78.62
26.01–27.00	2,387,162.96	0.14	12	0.17	78.93
27.01–28.00	2,552,513.80	0.15	12	0.17	83.11
28.01–29.00	322,525.80	0.02	2	0.03	67.72
29.01–30.00	374,713.59	0.02	2	0.03	68.02
30.01 >	19,052,847.04	1.12	180	2.60	59.69

Total	1,706,793,183.68	100.00	6,934	100.00	73.89

Housing Loans by Loan Seasoning
(Owner Occupied)

Housing Loans by Loan Seasoning (months since settlement)	Dollar Amount (A$)	% of Total A$ Amount	Number of Loans	% of Total No. of Loans	Wgt Avg Current LVR %
0.00–1.00	93,323,181.40	5.47	406	5.85	68.67
1.01–2.00	255,503,481.13	14.97	1,043	15.04	74.01
2.01–3.00	206,273,110.51	12.09	862	12.44	73.24
3.01–4.00	217,735,582.60	12.76	896	12.92	74.46
4.01–5.00	62,846,696.13	3.68	288	4.16	76.59
5.01–6.00	26,316,198.92	1.54	122	1.76	80.75
6.01–7.00	25,901,515.58	1.52	120	1.73	78.54
7.01–8.00	17,376,232.76	1.02	79	1.13	79.07
8.01–9.00	12,181,238.62	0.71	59	0.85	83.56
9.01–10.00	16,126,261.70	0.94	72	1.04	78.32
10.01–11.00	14,741,857.24	0.86	60	0.86	77.78
11.01–12.00	19,121,262.05	1.12	73	1.05	73.70
12.01–13.00	12,349,588.28	0.72	50	0.73	72.24
13.01–14.00	15,724,860.82	0.92	70	1.01	71.65
14.01–15.00	28,351,704.50	1.66	105	1.52	69.34
15.01–16.00	20,831,952.64	1.22	89	1.29	64.04
16.01–17.00	9,812,631.77	0.57	43	0.61	70.96
17.01–18.00	4,846,807.80	0.28	24	0.35	79.86
18.01–19.00	6,446,973.36	0.38	37	0.53	73.29
19.01–20.00	3,325,247.47	0.19	15	0.21	71.02
20.01–21.00	8,840,623.15	0.52	37	0.53	79.46
21.01–22.00	5,458,181.71	0.32	25	0.36	77.66
22.01–23.00	5,767,627.75	0.34	21	0.30	83.41
23.01–24.00	4,771,978.31	0.28	24	0.35	80.86
24.01–25.00	2,788,308.69	0.16	14	0.20	78.33
25.01–26.00	6,373,398.23	0.37	31	0.45	79.19
26.01–27.00	1,945,730.21	0.11	10	0.14	81.50
27.01–28.00	1,835,363.57	0.11	9	0.13	82.70
28.01–29.00	0.00	0.00	0	0.00	0.00
29.01–30.00	374,713.59	0.02	2	0.03	68.02
30.01 >	10,768,851.24	0.63	95	1.36	60.57

Total	1,118,061,161.74	65.51	4,780	68.94	73.91

Housing Loans by Loan Seasoning
(Investment)

Housing Loans by Loan Seasoning (months since settlement)	Dollar Amount (A$)	% of Total A$ Amount	Number of Loans	% of Total No. of Loans	Wgt Avg Current LVR %
0.00–1.00	30,087,623.14	1.76	94	1.36	70.11
1.01–2.00	129,700,244.19	7.60	433	6.24	73.16
2.01–3.00	94,398,347.26	5.53	328	4.73	73.01
3.01–4.00	91,770,077.98	5.38	336	4.85	73.58
4.01–5.00	38,717,841.42	2.27	157	2.26	75.28
5.01–6.00	24,331,544.98	1.43	80	1.15	79.02
6.01–7.00	16,865,280.81	0.99	66	0.96	76.56
7.01–8.00	14,443,035.16	0.85	61	0.89	78.41
8.01–9.00	20,203,721.45	1.18	75	1.09	80.20
9.01–10.00	11,697,188.78	0.69	43	0.61	77.73
10.01–11.00	17,341,759.18	1.02	57	0.82	77.45
11.01–12.00	14,614,292.20	0.86	52	0.75	73.41
12.01–13.00	8,699,160.93	0.51	31	0.44	71.24
13.01–14.00	14,698,927.70	0.86	52	0.75	75.73
14.01–15.00	15,944,971.08	0.93	57	0.82	71.26
15.01–16.00	12,214,453.61	0.72	52	0.75	66.99
16.01–17.00	6,460,698.42	0.38	23	0.34	70.52
17.01–18.00	4,082,131.36	0.24	15	0.21	75.39
18.01–19.00	1,883,404.06	0.11	7	0.10	76.81
19.01–20.00	810,397.74	0.05	4	0.06	79.84
20.01–21.00	2,926,021.90	0.17	9	0.13	73.67
21.01–22.00	2,242,823.31	0.13	11	0.16	73.84
22.01–23.00	2,365,159.65	0.14	8	0.12	83.56
23.01–24.00	1,365,796.70	0.08	5	0.07	86.99
24.01–25.00	120,429.39	0.01	1	0.02	67.56
25.01–26.00	981,584.97	0.06	4	0.06	74.93
26.01–27.00	441,432.75	0.03	2	0.03	67.61
27.01–28.00	717,150.23	0.04	3	0.04	84.18
28.01–29.00	322,525.80	0.02	2	0.03	67.72
29.01–30.00	0.00	0.00	0	0.00	0.00
30.01 >	8,283,995.80	0.49	85	1.23	58.55

Total	588,732,021.94	34.49	2,154	31.06	73.86

Housing Loans by Years to Maturity

Housing Loans by Years to Maturity	Dollar Amount (A$)	% of Total A$ Amount	Number of Loans	% of Total No. of Loans	Wgt Avg Current LVR %
0.00–1.00	58,824.58	0.00	3	0.04	8.43
1.01–2.00	0.00	0.00	0	0.00	0.00
2.01–3.00	0.00	0.00	0	0.00	0.00
3.01–4.00	0.00	0.00	0	0.00	0.00
4.01–5.00	0.00	0.00	0	0.00	0.00
5.01–6.00	250,321.23	0.01	8	0.12	26.19
6.01–7.00	68,819.74	0.00	2	0.03	26.88
7.01–8.00	0.00	0.00	0	0.00	0.00
8.01–9.00	94,128.17	0.01	1	0.01	20.24
9.01–10.00	210,107.34	0.01	4	0.06	28.12
10.01–11.00	677,889.12	0.04	11	0.16	54.17
11.01–12.00	245,817.33	0.01	3	0.04	31.30
12.01–13.00	1,131,296.27	0.07	17	0.25	52.03
13.01–14.00	124,943.50	0.01	1	0.01	75.72
14.01–15.00	753,572.70	0.04	6	0.09	51.45
15.01–16.00	5,013,977.58	0.29	61	0.88	57.67
16.01–17.00	1,254,418.70	0.07	16	0.23	46.25
17.01–18.00	12,842.84	0.00	1	0.01	14.27
18.01–19.00	307,013.43	0.02	2	0.03	42.31
19.01–20.00	2,459,218.79	0.14	14	0.20	62.02
20.01–21.00	3,388,707.66	0.20	20	0.29	63.24
21.01–22.00	2,483,368.83	0.15	16	0.23	53.50
22.01–23.00	1,732,871.68	0.10	7	0.10	80.72
23.01–24.00	2,352,299.79	0.14	12	0.17	73.10
24.01–25.00	10,706,077.70	0.63	56	0.81	67.58
25.01–26.00	0.00	0.00	0	0.00	0.00
26.01–27.00	567,815.04	0.03	3	0.04	80.67
27.01–28.00	16,821,742.16	0.99	86	1.24	77.98
28.01–29.00	197,343,739.13	11.56	798	11.51	72.29
29.01–30.00	1,458,733,370.37	85.47	5,786	83.44	74.34

Total	1,706,793,183.68	100.00	6,934	100.00	73.89

Housing Loans by Years to Maturity
(Owner Occupied)

Housing Loans by Years to Maturity	Dollar Amount (A$)	% of Total A$ Amount	Number of Loans	% of Total No. of Loans	Wgt Avg Current LVR %
0.00–1.00	47,809.01	0.00	2	0.03	9.52
1.01–2.00	0.00	0.00	0	0.00	0.00
2.01–3.00	0.00	0.00	0	0.00	0.00
3.01–4.00	0.00	0.00	0	0.00	0.00
4.01–5.00	0.00	0.00	0	0.00	0.00
5.01–6.00	65,377.51	0.00	2	0.03	27.68
6.01–7.00	19,528.07	0.00	1	0.01	26.75
7.01–8.00	0.00	0.00	0	0.00	0.00
8.01–9.00	0.00	0.00	0	0.00	0.00
9.01–10.00	210,107.34	0.01	4	0.06	28.12
10.01–11.00	80,158.85	0.00	2	0.03	31.44
11.01–12.00	205,029.65	0.01	2	0.03	29.49
12.01–13.00	489,793.06	0.03	7	0.10	53.80
13.01–14.00	0.00	0.00	0	0.00	0.00
14.01–15.00	488,128.47	0.03	5	0.07	57.88
15.01–16.00	1,966,466.32	0.12	27	0.39	57.65
16.01–17.00	713,384.95	0.04	9	0.13	45.20
17.01–18.00	12,842.84	0.00	1	0.01	14.27
18.01–19.00	307,013.43	0.02	2	0.03	42.31
19.01–20.00	1,982,628.85	0.12	12	0.17	59.84
20.01–21.00	2,799,021.28	0.16	17	0.25	62.23
21.01–22.00	1,612,939.90	0.09	12	0.17	55.56
22.01–23.00	1,215,993.89	0.07	5	0.07	77.74
23.01–24.00	1,020,619.91	0.06	5	0.07	69.78
24.01–25.00	7,139,087.31	0.42	42	0.61	63.44
25.01–26.00	0.00	0.00	0	0.00	0.00
26.01–27.00	111,031.32	0.01	1	0.01	87.43
27.01–28.00	13,582,425.40	0.80	69	0.99	79.46
28.01–29.00	125,200,544.22	7.34	534	7.69	72.04
29.01–30.00	958,791,230.17	56.18	4,020	57.98	74.36

Total	1,118,061,161.74	65.51	4,780	68.94	73.91

Housing Loans by Years to Maturity
(Investment)

Housing Loans by Years to Maturity	Dollar Amount (A$)	% of Total A$ Amount	Number of Loans	% of Total No. of Loans	Wgt Avg Current LVR %
0.00–1.00	11,015.57	0.00	1	0.01	3.67
1.01–2.00	0.00	0.00	0	0.00	0.00
2.01–3.00	0.00	0.00	0	0.00	0.00
3.01–4.00	0.00	0.00	0	0.00	0.00
4.01–5.00	0.00	0.00	0	0.00	0.00
5.01–6.00	184,943.72	0.01	6	0.09	25.67
6.01–7.00	49,291.67	0.00	1	0.01	26.94
7.01–8.00	0.00	0.00	0	0.00	0.00
8.01–9.00	94,128.17	0.01	1	0.01	20.24
9.01–10.00	0.00	0.00	0	0.00	0.00
10.01–11.00	597,730.27	0.04	9	0.13	57.22
11.01–12.00	40,787.68	0.00	1	0.01	40.38
12.01–13.00	641,503.21	0.04	10	0.14	50.68
13.01–14.00	124,943.50	0.01	1	0.01	75.72
14.01–15.00	265,444.23	0.02	1	0.01	39.62
15.01–16.00	3,047,511.26	0.18	34	0.49	57.68
16.01–17.00	541,033.75	0.03	7	0.10	47.62
17.01–18.00	0.00	0.00	0	0.00	0.00
18.01–19.00	0.00	0.00	0	0.00	0.00
19.01–20.00	476,589.94	0.03	2	0.03	71.09
20.01–21.00	589,686.38	0.03	3	0.04	68.07
21.01–22.00	870,428.93	0.05	4	0.06	49.67
22.01–23.00	516,877.79	0.03	2	0.03	87.74
23.01–24.00	1,331,679.88	0.08	7	0.10	75.64
24.01–25.00	3,566,990.39	0.21	14	0.20	75.88
25.01–26.00	0.00	0.00	0	0.00	0.00
26.01–27.00	456,783.72	0.03	2	0.03	79.03
27.01–28.00	3,239,316.76	0.19	17	0.25	71.78
28.01–29.00	72,143,194.91	4.23	264	3.81	72.71
29.01–30.00	499,942,140.20	29.29	1,766	25.46	74.29

Total	588,732,021.94	34.49	2,154	31.06	73.86

Housing Loans by Mortgage Insurer

Housing Loans by Mortgage Insurer	Dollar Amount (A$)	% of Total A$ Amount	Number of Loans	% of Total No. of Loans	Wgt Avg Current LVR %
GEMICO	1,247,792,882.51	73.11	5,253	75.76	74.36
Commonwealth of Australia (as managed by GEMI)	2,474,973.46	0.15	44	0.63	52.28
PMI Mortgage	456,525,327.71	26.75	1,637	23.61	72.74

Total	1,706,793,183.68	100.00	6,934	100.00	73.89

Housing Loans by Mortgage Insurer
(Owner Occupied)

Housing Loans by Mortgage Insurer	Dollar Amount (A$)	% of Total A$ Amount	Number of Loans	% of Total No. of Loans	Wgt Avg Current LVR %
GEMICO	879,305,903.74	51.52	3,867	55.77	74.62
Commonwealth of Australia (as managed by GEMI)	1,648,076.17	0.10	26	0.37	55.73
PMI Mortgage	237,107,181.84	13.89	887	12.79	71.42

Total	1,118,061,161.74	65.51	4,780	68.94	73.91

Housing Loans by Mortgage Insurer
(Investment)

Housing Loans by Mortgage Insurer	Dollar Amount (A$)	% of Total A$ Amount	Number of Loans	% of Total No. of Loans	Wgt Avg Current LVR %
GEMICO	368,486,978.77	21.59	1,386	19.99	73.75
Commonwealth of Australia (as managed by GEMI)	826,897.29	0.05	18	0.26	45.39
PMI Mortgage	219,418,145.87	12.86	750	10.82	74.17

Total	588,732,021.94	34.49	2,154	31.06	73.86

Housing Loans by Current Coupon Rates*

Housing Loans by Coupon Rates	Dollar Amount (A$)	% of Total A$ Amount	Number of Loans	% of Total No. of Loans	Wgt Avg Current LVR %
5.51–6.00	4,349,104.39	0.25	18	0.26	76.88
6.01–6.50	80,818,742.82	4.74	283	4.08	72.29
6.51–7.00	1,447,111,338.55	84.79	5,925	85.45	73.77
7.01–7.50	166,904,961.97	9.78	670	9.66	75.81
7.51–8.00	6,764,528.84	0.40	36	0.51	70.57
8.01–8.50	836,650.22	0.05	2	0.03	76.22
8.51–9.00	0.00	0.00	0	0.00	0.00
9.01–9.50	7,856.89	0.00	0	0.00	72.62

Total	1,706,793,183.68	100.00	6,934	100.00	73.89

Housing Loans by Current Coupon Rates
(Owner Occupied)*

Housing Loans by Coupon Rates	Dollar Amount (A$)	% of Total A$ Amount	Number of Loans	% of Total No. of Loans	Wgt Avg Current LVR %
5.51–6.00	3,632,174.08	0.21	16	0.24	75.71
6.01–6.50	50,650,948.73	2.97	187	2.70	71.10
6.51–7.00	963,935,482.64	56.48	4,160	60.00	73.84
7.01–7.50	95,506,603.30	5.60	393	5.67	76.25
7.51–8.00	4,204,437.98	0.25	22	0.32	70.27
8.01–8.50	124,065.16	0.01	1	0.02	59.26
8.51–9.00	0.00	0.00	0	0.00	0.00
9.01–9.50	7,449.86	0.00	0	0.00	71.97

Total	1,118,061,161.74	65.51	4,780	68.94	73.91

Housing Loans by Current Coupon Rates
(Investment)*

Housing Loans by Coupon Rates	Dollar Amount (A$)	% of Total A$ Amount	Number of Loans	% of Total No. of Loans	Wgt Avg Current LVR %
5.51-6.00	716,930.31	0.04	2	0.02	82.80
6.01-6.50	30,167,794.09	1.77	96	1.38	74.29
6.51-7.00	483,175,855.91	28.31	1,765	25.46	73.63
7.01-7.50	71,398,358.67	4.18	277	4.00	75.24
7.51-8.00	2,560,090.86	0.15	13	0.19	71.06
8.01-8.50	712,585.06	0.04	1	0.01	79.18
8.51-9.00	0.00	0.00	0	0.00	0.00
9.01-9.50	407.03	0.00	0	0.00	84.45

Total	588,732,021.94	34.49	2,154	31.06	73.86

*
Where a loan had more than one account, and such accounts had different interest rate properties, the loan count was split pro rata based on the original loan amount and rounded to the nearest whole number.

Housing Loans by Interest Only Distribution*

Housing Loans by Interest Only Term Remaining (yrs)	Dollar Amount (A$)	% of Total A$ Amount	Number of Loans	% of Total No. of Loans	Wgt Avg Current LVR %
0 (Principal and Interest)	1,077,992,857.50	63.16	4,630	66.77	75.28
>0–1	8,206,250.29	0.48	29	0.42	71.53
>1–2	56,912,349.83	3.33	177	2.55	72.84
>2–3	23,253,348.52	1.36	77	1.10	72.47
>3–4	45,749,393.15	2.68	160	2.30	72.67
>4–5	278,368,945.64	16.31	907	13.08	74.02
>5–6	499,923.17	0.03	2	0.03	76.32
>6–7	0.00	0.00	0	0.00	0.00
>7–8	24,490.09	0.00	1	0.01	3.77
>8–9	526,539.16	0.03	1	0.02	67.27
>9–10	155,839,251.27	9.13	549	7.92	70.51
>10–11	298,000.00	0.02	1	0.01	85.88
>11–12	0.00	0.00	0	0.00	0.00
>12–13	0.00	0.00	0	0.00	0.00
>13–14	2,283,163.89	0.13	12	0.17	64.79
>14–15	56,838,671.17	3.33	388	5.60	59.63

Total	1,706,793,183.68	100.00	6,934	100.00	73.89

Housing Loans by Interest Only Distribution
(Owner Occupied)*

Housing Loans by Interest Only Term Remaining (yrs)	Dollar Amount (A$)	% of Total A$ Amount	Number of Loans	% of Total No. of Loans	Wgt Avg Current LVR %
0 (Principal and Interest)	836,755,859.67	49.03	3,666	52.87	75.96
>0–1	2,323,316.05	0.14	8	0.11	53.52
>1–2	24,386,206.46	1.43	82	1.18	71.14
>2–3	9,975,352.72	0.58	34	0.49	69.64
>3–4	17,932,868.46	1.05	58	0.84	68.74
>4–5	113,384,089.50	6.64	363	5.24	71.05
>5–6	138,296.49	0.01	1	0.01	60.13
>6–7	0.00	0.00	0	0.00	0.00
>7–8	24,490.09	0.00	1	0.01	3.77
>8–9	526,539.16	0.03	1	0.02	67.27
>9–10	68,037,449.85	3.99	250	3.60	66.75
>10–11	298,000.00	0.02	1	0.01	85.88
>11–12	0.00	0.00	0	0.00	0.00
>12–13	0.00	0.00	0	0.00	0.00
>13–14	1,609,966.78	0.09	10	0.14	65.92
>14–15	42,668,726.52	2.50	306	4.42	58.98

Total	1,118,061,161.74	65.51	4,780	68.94	73.91

*
Where a loan had more than one account, and such accounts had different interest rate properties, the loan count was split pro rata based on the original loan amount and rounded to the nearest whole number.

Housing Loans by Interest Only Distribution
(Investment)*

Housing Loans by Interest Only Term Remaining (yrs)	Dollar Amount (A$)	% of Total A$ Amount	Number of Loans	% of Total No. of Loans	Wgt Avg Current LVR %
0 (Principal and Interest)	241,236,997.83	14.13	964	13.91	72.92
>0–1	5,882,934.24	0.34	21	0.31	78.64
>1–2	32,526,143.37	1.91	95	1.37	74.12
>2–3	13,277,995.80	0.78	43	0.62	74.60
>3–4	27,816,524.69	1.63	102	1.47	75.21
>4–5	164,984,856.14	9.67	544	7.84	76.06
>5–6	361,626.68	0.02	1	0.02	82.52
>6–7	0.00	0.00	0	0.00	0.00
>7–8	0.00	0.00	0	0.00	0.00
>8–9	0.00	0.00	0	0.00	0.00
>9–10	87,801,801.42	5.14	300	4.32	73.42
>10–11	0.00	0.00	0	0.00	0.00
>11–12	0.00	0.00	0	0.00	0.00
>12–13	0.00	0.00	0	0.00	0.00
>13–14	673,197.11	0.04	2	0.03	62.07
>14–15	14,169,944.65	0.83	82	1.18	61.57

Total	588,732,021.94	34.49	2,154	31.06	73.86

*
Where a loan had more than one account, and such accounts had different interest rate properties, the loan count was split pro rata based on the original loan amount and rounded to the nearest whole number.

Housing Loans by Fixed Rate Distribution

Housing Loans by Fixed Rate Term (yrs)	Dollar Amount (A$)	% of Total A$ Amount	Number of Loans	% of Total No. of Loans	Wgt Avg Current LVR %
0 (Variable)	1,653,889,356.42	96.90	6,786	97.87	73.81
>0–1	2,315,846.11	0.14	7	0.10	79.15
>1–2	17,482,302.68	1.02	53	0.77	75.79
>2–3	14,985,193.34	0.88	38	0.55	76.26
>3–4	1,021,450.65	0.06	3	0.04	80.94
>4–5	17,099,034.48	1.00	46	0.67	77.07

Total	1,706,793,183.68	100.00	6,934	100.00	73.89

Housing Loans by Fixed Rate Distribution
(Owner Occupied)

Housing Loans by Fixed Rate Term (yrs)	Dollar Amount (A$)	% of Total A$ Amount	Number of Loans	% of Total No. of Loans	Wgt Avg Current LVR %
0 (Variable)	1,083,286,379.17	63.47	4,682	67.52	73.84
>0–1	1,684,493.80	0.10	6	0.08	76.98
>1–2	11,625,134.98	0.68	38	0.55	74.89
>2–3	10,260,247.09	0.60	25	0.36	74.89
>3–4	655,737.54	0.04	2	0.03	83.59
>4–5	10,549,169.16	0.62	28	0.40	77.98

Total	1,118,061,161.74	65.51	4,780	68.94	73.91

Housing Loans by Fixed Rate Distribution
(Investment)

Housing Loans by Fixed Rate Term (yrs)	Dollar Amount (A$)	% of Total A$ Amount	Number of Loans	% of Total No. of Loans	Wgt Avg Current LVR %
0 (Variable)	570,602,977.25	33.43	2,104	30.35	73.75
>0–1	631,352.31	0.04	1	0.02	84.92
>1–2	5,857,167.70	0.34	15	0.22	77.57
>2–3	4,724,946.25	0.28	13	0.19	79.26
>3–4	365,713.11	0.02	1	0.01	76.19
>4–5	6,549,865.32	0.38	19	0.27	75.61

Total	588,732,021.94	34.49	2,154	31.06	73.86

ARMS II RESIDENTIAL LOAN PROGRAM

Origination

        The servicer, through its network of correspondents and brokers, originates all housing loans and mortgages entered into by PCL in the sense that it, among other things, identifies potential borrowers and negotiates terms for housing loans and mortgages. Advances made pursuant to housing loans are made by PCL. The origination process is initiated by the correspondents or brokers, as applicable, and completed through the servicer's centralised settlement group and approved solicitors.

Credit Policy and Procedures

        When the servicer receives an application for a housing loan, it is processed in accordance with the master origination and servicing agreement and the agreed procedures—see "Description of the Transaction Documents—The Master Origination and Servicing Agreement".

        The agreed procedures contain the origination guidelines that must be followed by the servicer in the origination of housing loans and mortgages under the master origination and servicing agreement.

        The mortgage origination process generally involves the following steps:

  •
  application from the prospective borrower;

  •
  review of the application by the correspondent or broker, as applicable;

  •
  instructions to the approved valuer;

  •
  subject to satisfactory valuation, application for lender's mortgage insurance;

  •
  application to servicer for review and approval; and

  •
  subject to approval of servicer, instruction of approved solicitor to prepare mortgage documentation and settle the mortgage.

        As at the date of this prospectus, the principal features of the agreed procedures are as follows:

Security

        All mortgages are first ranking registered mortgages over real property in Australia.

Location

        The mortgages can be located in any State or Territory in Australia, namely New South Wales, Queensland, Victoria, South Australia, Western Australia, Tasmania, the Northern Territory or the Australian Capital Territory.

Types of Security

        All housing loans must be secured by a mortgage over one of the following interests in land:

  •
  Torrens Title: this is freehold title, where interests are created by registration in a register maintained by the land titles office of the relevant State or Territory. A certificate of title will generally be issued to the proprietor of the land. Entry in the register of a mortgage creates (except in the case of fraud) an indefeasible interest in the land;

  •
  Strata Title: this is a system of title (under torrens title) under which land is divided into a number of units. The proprietor has title to a unit of that land and may deal with that unit without restriction. A body corporate, of which all proprietors are members, will monitor the rules relating to the relevant land;

  •
  Stratum Title: this is an interest in an allotment in a building sub-division intended for separate occupation or an interest in a unit on a plan of subdivision registered at the land titles office. In Victoria, the body corporate rather than the issuer trustee would have a first priority charge on the property. For this reason, stratum title mortgages in Victoria are not eligible under the ARMS II securitization program;

  •
  Old System: this is freehold title where interests are created through title deeds which provide evidence of a series of instruments (generally a deed of conveyance) and events (for example, under a will) going back many years. The proprietor of the land establishes ownership by evidence of those instruments and events;

  •
  Crown Lease: this is any right, power or privilege over, or in connection with land, granted by the Commonwealth of Australia, a State or a Territory or an authority of the Commonwealth of Australia, a State or a Territory. The lease is granted under a statutory law of the Commonwealth of Australia, State or Territory for a certain purpose and, in the case of a mortgage comprised in the housing loan pool, has a minimum duration of the term of the relevant housing loan plus 15 years;

  •
  Community Title: torrens title can be subdivided under the Community Development Act 1989 (NSW). That which results from this community scheme subdivision referred to here as community title is not however an additional form of title.

        Acceptable properties include residential owner-occupied and residential investment properties. Commercial and specialised properties (including "working" rural and vacant land) are not acceptable.

Borrowers and Mortgagors

        Eligible borrowers must be individuals, companies or trusts. Loans to corporate borrowers, where considered appropriate by the servicer, carry either directors' and/or shareholders' guarantees.

        Loans to a trust will be in the name of the trustee for the trust both in its own right and in its capacity as trustee for the trust. Joint and several guarantees from all adult trust beneficiaries will be obtained where considered appropriate by the servicer.

        Any mortgagor who is not a borrower must be a guarantor.

        The ability of the borrower to service the loan is evaluated by use of a Net Surplus Ratio (NSR) calculation (other than in relation to a Fastdoc65 loan). NSR is the ratio of the borrower's net disposable income after tax and living expenses to meet total loan payments/commitments. This calculation applies equally to all types of borrowers, including companies and trusts. The minimum NSR ratio is 1.2:1. This means the total income after tax and living costs must be at least 1.2 times the total of all existing and proposed loan and credit card, etc. repayments.

Loan to Value Ratios

        The following are the guideline ranges for the loan to value ratios (LVR) at the time of settlement of the housing loan for different housing loan amounts:

Maximum Housing Loan Amount	Original LVR
A$30,000—A$500,000	95.00%
A$500,001—A$600,000	90.00%
A$600,001—A$1,000,000	85.00%
A$1,000,001—A$2,000,000	70.00%

        Where the applicant, product type and security meet certain criteria laid down by the mortgage insurers, the maximum original LVR allowed on a loan up to A$300,000 is 97 percent.

        For stand-alone line of credit loans, original LVR shall not exceed 80 percent.

        For Fastdoc loans:

Maximum Loan Amount	Fastdoc80	Fastdoc76	Original LVR Fastdoc65
A$30,000—A$300,000	80%	76%	65%
A$300,001—A$500,000	80%	70%	65%
A$500,001—A$750,000	80%	N/A	N/A

        The original LVR of a loan is the ratio, expressed as a percentage, calculated by dividing the initial principal amount of that housing loan or, in the case of a line of credit loan, the initial maximum credit limit applicable to that line of credit loan, by:

  •
  where the principal secured under that housing loan is to be used in whole or in part to purchase the property securing that housing loan, the lower of:

  •
  the value of that property as certified in the valuation of that property; and

  •
  the purchase price by the borrower for that property; or

  •
  in any other case, the value of the property securing that housing loan as certified in the valuation of that property.

        See "The Housing Loan Pool" for the basis of calculation of the current LVR of a loan.

Verification of Income and Particulars

        Baycorp Advantage Limited is an organisation which undertakes a check of the previous and current credit history of a person and issues a report to credit providers as to that status. The servicer through its correspondents obtains a report from Baycorp in respect of each potential borrower and/or guarantor before a housing loan is approved.

        Each individual borrower's income has been verified by reference to payslips, income statements, signed letters from (or telephone calls made to) employers and/or by sighting the last two to three years' taxation returns, group certificates and tax assessments.

        Each corporate borrower's income similarly has been verified by reference to its financial statements including the previous two years balance sheets and profit and loss accounts.

        For applicants choosing a Fastdoc product, a declaration of affordability (Fastdoc65) or income and affordability (Fastdoc76 or Fastdoc80) is accepted in lieu of the above income verification.

Valuation

        All properties are valued before a housing loan is approved. The terms of the instructions which have been provided to each approved valuer are uniform and have been specified by the servicer. For further information see "The Housing Loan Pool".

Approved Solicitors

        The housing loan and mortgage documents are prepared by a solicitor approved by the servicer using standard documentation drafted by the servicer's principal solicitors. The approved solicitor attends to execution of the housing loan and mortgage documentation, stamping, and registration of the mortgage against the title to the property and the delivery of title documents to the issuer trustee.

        Under the terms of the operations manual, the approved solicitors are required to be sufficiently qualified and maintain professional indemnity insurance cover of at least A$1,000,000 either in their own right or through a professional association.

Advances

        The servicer authorizes the advancing of the principal amount of a housing loan against inspection of all documentation relating to the housing loan and the mortgage and delivery of a solicitor's certificate from an approved solicitor which certifies due execution of all documentation in relation to the housing loan and that the mortgage will be a registered first mortgage in favor of the issuer trustee to secure repayment of the housing loan.

General Insurance

        All properties secured by mortgages are required to be insured with an approved general insurer for fire, storm, tempest and impact and other usual risks.

Changes to Policies and Procedures

        Prospective bondholders should note that the policies and procedures which are described above are regularly reviewed by the servicer and, as a result of these reviews, may change from time to time.

Features of the Housing Loans

        A mortgage may secure more than one loan account. For example, a borrower may have one or more daily interest loan accounts and one or more line of credit accounts, all secured by the same mortgage. Basic descriptions of the loan product types secured by the mortgages are as follows:

Daily Interest Loans (excluding line of credit loans)

        Interest Rate:    Variable by the issuer trustee (at the direction and discretion of the servicer). The borrower may, in certain circumstances, request a fixed rate period not exceeding five years. The issuer trustee may refuse or agree to any such request in its absolute discretion. In exercising any such discretion, the issuer trustee acts on proposals given to it by the servicer.

        Payment Date:    Payments are due monthly on the monthly anniversary of the proposed settlement date. Where there is no corresponding day in the next month, the payment date will be the last day of that month. Further, where the payment date is not a normal working day then the payment date will be the next normal working day. Payments which are received on or before the due date for payment will be applied to reduce the loan balance on the day the repayment is made.

        Interest Debit Date:    Interest is debited on each payment date.

        Interest Accrual Period:    The period from (and including) settlement to (and including) the day before the first interest debit date. Thereafter, each period from (and including) an interest debit date to (and including) the day before the next interest debit date.

        Interest Calculation:    Interest accrues daily on the outstanding balance at the interest rate applicable from time to time.

        Payments:    Comprise of principal and interest, or interest only for the first two, three, five or ten years then principal and interest.

        Final Repayment Date:    10, 15, 20, 25 or 30 years from the settlement date.

        Early Repayment Fee:    If a borrower discharges or prepays a loan during a fixed rate period, the issuer trustee is entitled to claim break costs equal to its economic loss.

        Currency of Loans:    Australian dollars.

        Security Discharge Administration Fee/Deferred Administration Fee:    On the discharge of a loan, a borrower may be charged an administration fee, which is a specific dollar amount disclosed in the loan contract.

Payment Allocation Loan

        Identical to the Daily Interest Loan, except that the loan is split into two loan accounts. The borrower may elect for the payments to be allocated between the two loan accounts in whatever proportion the borrower chooses. If all payments are allocated to one account, the principal on that account will reduce at a faster rate and interest will capitalize on the other account. The amount of the borrower's payments, the total amount payable, and the total amount of interest payable in respect of the loan is exactly the same as it would have been if the loan had not been split.

Line of Credit Loans

        Interest Rate:    Variable by the issuer trustee (at the direction and discretion of the servicer).

        Payment Date:    Payments are due monthly on the second normal working day of each month. Payments which are received on or before the due date for payment will be applied to reduce the loan balance on the day the repayment is made.

        Interest Debit Date:    Interest is debited on the 15th day of each month.

        Interest Accrual Period:    The period from (and including) settlement to (and including) the day before the first interest debit date. Thereafter, each period from (and including) an interest debit date to (and including) the day before the next interest debit date.

        Interest Calculation:    Interest accrues daily on the outstanding balance at the interest rate applicable from time to time.

        Payments:    Interest only is due during the revolving credit period which is a period of 10 or 15 years from the date of settlement. At the end of the revolving credit period, payments revert to principal and interest.

        Early Repayment Fee:    None.

        Security Discharge Administration Fee/Deferred Administration Fee:    On the discharge of a loan, a borrower may be charged an administration fee, which is a specific Australian dollar amount disclosed in the relevant loan contract.

Fastdoc Loans

        There will be no Fastdoc loans in ARMS II Global Fund 3.

        There are two types of Fastdoc loans currently offered. The Fastdoc80 loan has a maximum original LVR of 80 percent for loans between A$30,000 and A$750,000. The Fastdoc65 loan has a maximum original LVR of 65 percent and is available for loans from A$30,000 up to A$500,000.

        The underwriting criteria for Fastdoc loans changed in August 2002. Prior to that time:

  •
  the Fastdoc80 loan product was called Fastdoc76 loan and had a maximum original LVR of 76 percent for loans between A$30,000 and A$300,000 and 70 percent for loans between A$300,001 and A$500,000; and

  •
  the Fastdoc65 loan product was available only for loans up to A$300,000.

        Applicants for Fastdoc loans make a declaration as to their income and/or their affordability of the Fastdoc loan and the usual verification of income is not undertaken except for the Fastdoc80 loan, where the income of borrowers other than self-employed borrowers is verified in the normal way. All other usual criteria have to be satisfied and all Fastdoc loans are mortgage insured.

Maximum Loan Amount

        The maximum loan amount for each housing loan other than a stand-alone line of credit loan or a Fastdoc loan is A$2,000,000.

        The maximum loan amount for a Fastdoc80 loan is A$750,000.

        The maximum loan amount for a stand-alone line of credit loan, a Fastdoc76 loan or a Fastdoc65 loan is A$500,000.

Minimum Loan Amount

        The minimum loan amount is A$30,000.

Redraw Advances, Further Advances and Line of Credit Advances

Redraw Facility

        A redraw facility permits the borrower to re-borrow principal amounts repaid early. The maximum amount which may be re-borrowed is the amount which is the difference, if a positive number, between the scheduled loan balance—that is, the amount which would have been the loan balance if no redraws had been made, no part of the balance had been prepaid and all payments had been made on time—and the balance of the loan.

        The terms of each redraw facility either grants to the issuer trustee a discretion as to the acceptance or rejection of a request for a redraw or grants to the issuer trustee a discretion to reject that request if the assets of the Fund are not sufficient to enable the request to be accepted. In exercising any such discretion, the issuer trustee acts on proposals given to it by the servicer.

        The servicer expects that any mortgages acquired by the Fund which do not have a redraw facility, may be varied to include a redraw facility during the life of the bonds.

Further Advances

        A borrower may request the issuer trustee to provide it with a further advance under a housing loan which results in the principal amount of the housing loan exceeding the amount advanced to the borrower at the time the issuer trustee entered into the housing loan or exceeding the scheduled principal amount at the time of that further advance. A request for a further advance is treated as a new loan, subject to the servicer's normal credit approval process except that, where permitted by the relevant mortgage insurer, an existing valuation and a streamlined application form and income verification process may be used.

        The issuer trustee, acting on directions from the servicer, is only permitted to use the assets of the Fund to make a further advance in the following circumstances:

  •
  where the further advance is made or to be made at any time prior to the second anniversary of the initial issue date; and

  •
  where, immediately after the making of that further advance, the adjusted loan to value ratio of the relevant loan would not exceed 80%; and

  •
  where the aggregate principal amount of all further advances (other than further advances in respect of loans transferred or sold by the issuer trustee) immediately after the making of that further advance would not exceed 5% of the A$ Equivalent of the principal amount of all bonds on the initial issue date; and

  •
  where, immediately after the making of that further advance, the weighted average current loan to value ratio, expressed as a percentage, of all loans forming part of the assets of the Fund would not exceed what the weighted average current loan to value ratio, expressed as a percentage, of such loans would have been had no line of credit advances, redraw advances, further advances or principal payments (other than scheduled principal payments) been made in respect of such loans.

        If any of the above circumstances are not satisfied, the assets of the Fund must not be applied to make a further advance and, prior to the further advance, the relevant loan and the ancillary rights relating to that loan must be transferred to another fund.

Line of Credit Facility

        The terms of a line of credit loan permit a borrower to make multiple borrowings under a revolving loan up to a maximum credit limit and grant to the issuer trustee a right to refuse to lend if at any time the issuer trustee does not have funding available to enable it to meet a request that it lend an amount to the borrower. In exercising any such right, the issuer trustee will act on directions given to it by the servicer. Borrowers may apply to have MasterCard access to available funds. The MasterCard can be used to access their account to make purchases through merchants, obtain cash advances and make periodic payments. Cheques can also be used to access their account.

Advances Reserve and Fast Prepayment Bonds

        To the extent that the advances reserve is not required to supplement interest collections in order to enable the issuer trustee to pay interest on the bonds—see "Description of the Offshore Bonds—Use of Cash Reserve and Advances Reserve"—it may be applied by the issuer trustee to fund redraw advances, further advances and line of credit advances or to be added to the Available Amortization Amount in accordance with the transaction documents.

        If, at any time, the advances reserve is insufficient to fund all redraw advances, further advances and line of credit advances, the trust manager may direct the issuer trustee to issue a series of fast prepayment bonds. The issuer trustee must credit the issue proceeds of any fast prepayment bonds into the advances reserve.

        The trust manager must not direct the issuer trustee to issue fast prepayment bonds:

  •
  if, upon credit of the issue proceeds of the fast prepayment bonds into the advances reserve, the balance of the advances reserve would exceed the Maximum Advances Reserve, being an amount equal to the greater of:

  •
  A$40,000,000; and

  •
  an amount equal to 3% of the aggregate of the Australian dollar equivalent of the principal amount of all Offshore bonds at that time; or

  •
  unless the rating agencies have confirmed that the issue of fast prepayment bonds will not result in the rating of any bond being downgraded, qualified or withdrawn.

Governing Law

        The housing loans and the mortgages are governed by the laws of one of the States or Territories of Australia, namely, New South Wales, Victoria, South Australia, Western Australia, Queensland, Tasmania, the Australian Capital Territory or the Northern Territory.

THE MORTGAGE INSURANCE POLICIES

General

        Each housing loan acquired by the Fund will be insured by one of GE Capital Mortgage Insurance Corporation (Australia) Pty Ltd, PMI Mortgage Insurance Ltd or the Commonwealth of Australia (as managed by GE Mortgage Insurance Pty Limited). The mortgage insurance policy in relation to each housing loan is provided by the mortgage insurer at the time that the housing loan is originated. The issuer trustee is the insured party under each mortgage insurance policy in respect of each housing loan. The insurance provided under each mortgage insurance policy covers 100% of the principal amount and any unpaid interest on the housing loan insured regardless of the original or current LVR of that housing loan. This section is a summary of the general provisions of the mortgage insurance policies.

Certain Provisions of Mortgage Insurance Policies

Types of Cover

        The mortgage insurance policies cover both loss on enforcement of the security and failure to receive timely payments (timely payment cover).

Amount Recoverable

        In the case of a loss upon enforcement of a housing loan, the amount recoverable under each mortgage insurance policy will generally be:

  •
  the whole of the loan amount due under the housing loan, including interest and reasonable enforcement expenses; less

  •
  the proceeds of such enforcement action.

        In the case of a failure to receive scheduled payments in a timely manner, the amount recoverable under each mortgage insurance policy will generally be the amount of such payments (but not exceeding 24 months of payments).

        The actual amounts recoverable, and the amounts to be deducted, vary between the policies. For example, rent on the mortgaged property and insurance proceeds not spent on restoration or repair which are received by the insured may reduce amounts payable by the insurer.

        There are a number of requirements and restrictions imposed on the insured which may entitle the relevant insurer to cancel the policy or reduce the amount of a claim. Depending on the mortgage insurance policy, these may include:

  •
  a duty to disclose all material facts to the insurer;

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  the existence of an encumbrance or other interest which affects or has priority over the relevant mortgage;

  •
  the relevant mortgage, the relevant housing loan or a guarantee relating to the housing loan being unenforceable;

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  if there is a material omission or misstatement by the insured in relation to the policy;

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  that any premium is not paid when due or within the relevant grace period, if any;

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  if there is physical damage to the relevant mortgaged property;

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  a breach by the insured of the policy; and

  •
  certain circumstances which affect the insured's rights or recoveries under the relevant housing loan or mortgage.

Exclusions

        A mortgage insurance policy may not, depending on its terms, cover any loss arising from specified events, such as war, nuclear occurrence and contamination.

Undertaking

        Under a mortgage insurance policy, the insured may have an obligation to, among other things:

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  take prudent enforcement action and follow directions from the insurer;

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  report arrears or other defaults on the relevant housing loan;

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  report amounts outstanding under that relevant housing loan;

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  report procedures being taken in respect of a defaulted housing loan, including enforcement of the relevant mortgage or the taking of possession of any relevant mortgaged property;

  •
  where a delegated underwriting applies, use good faith in applying the agreed criteria;

  •
  make all claims within a particular period and in a particular form; and

  •
  ensure that the terms of the relevant housing loan require that a general insurance policy is in place in respect of the relevant mortgaged property.

Period of Cover

        All mortgage insurance policies provide cover with effect from the date of settlement of a housing loan until the discharge, the full repayment of the housing loan or payment of a claim upon enforcement, whichever is the earliest.

Variations

        Variations in respect of a mortgage insurance policy may be made with the approval of the relevant mortgage insurer.

Variance Between Policies

        Each mortgage insurance policy has different provisions. The above is a summary of certain provisions—some may not relate to, or may differ from, a particular mortgage insurance policy.

Servicer Undertakings with Respect to Mortgage Insurance Policies

        Under the master origination and servicing agreement, the servicer undertakes:

  •
  to ensure that any losses suffered in relation to a defaulted housing loan that are, or are required to be, insured under a mortgage insurance policy are able to be claimed under that mortgage insurance policy; and

  •
  on behalf of the issuer trustee, to take all action available to it to claim any amount payable under any mortgage insurance policy promptly upon the issuer trustee becoming entitled to make such a claim.

Description of the Mortgage Insurers

        The following information under the heading "Description of the Mortgage Insurers" has been obtained from the applicable mortgage insurers and has not been verified by the issuer trustee, the security trustee, the trust manager, the servicer, the bond trustee, the principal paying agent, the calculation agent or the underwriters. No representation or warranty is made by any such person with respect to the accuracy or completeness of any of the following information concerning the mortgage insurers.

PMI Mortgage Insurance Ltd

        PMI Mortgage Insurance Ltd, previously known as MGICA Ltd, has been providing lenders' mortgage insurance in Australia since 1965 and in New Zealand since 1988. It is currently Australia's second largest lenders' mortgage insurer with a market share of approximately 33 percent.

        PMI Mortgage Insurance Ltd's parent is PMI Mortgage Insurance Australia (Holdings) Pty Ltd, a subsidiary of PMI Mortgage Insurance Co. which is a subsidiary of The PMI Group Inc. PMI Mortgage Insurance Co. is a leading monoline mortgage insurer in the United States currently having an insurer financial strength rating of AA+ by S&P and Fitch Australia Pty Limited (Fitch Ratings) and Aa2 by Moody's.

        As of December 31, 2002, PMI Mortgage Insurance Ltd had total assets of A$535 million and shareholders' equity of A$287 million. PMI Mortgage Insurance Ltd currently has a claims paying ability rating of AA by S&P and Fitch Ratings and Aa3 by Moody's.

        The PMI Group Inc. currently has an A+ counterparty credit rating from S&P. As of May 1, 2003, S&P has revised its outlook on The PMI Group Inc. and its rated subsidiaries, including PMI Mortgage Insurance Ltd, from "stable" to "negative". No assurances are given regarding any future outlook or the future levels of the credit ratings of each of The PMI Group Inc. and PMI Mortgage Insurance Ltd by any of S&P, Fitch Ratings or Moody's.

        The business address of each of PMI Mortgage Insurance Ltd is Level 23, 50 Bridge Street, Sydney, New South Wales.

The Commonwealth of Australia (as managed by GE Mortgage Insurance Pty Limited)

        Housing Loans Insurance Corporation (the Statutory Authority) was a Commonwealth Government statutory authority established under the Housing Loans Insurance Act (1965) of Australia and was, prior to its abolition, Australia's leading lenders' mortgage insurer (LMI) with approximately 50 percent of the Australian LMI market.

        On December 12, 1997 the Australian Commonwealth Government transferred (by way of the Housing Loans Insurance Corporation (Transfers of Assets and Abolition) Act 1996) the liabilities of the Statutory Authority in relation to contracts of insurance to which the Statutory Authority was a party immediately before that day to the Commonwealth of Australia, and transferred the assets of the Statutory Authority (other than rights under contracts of insurance to which the Statutory Authority was a party immediately before that day) to a new corporation, Housing Loans Insurance Corporation Limited which was sold to GE Capital Australia Limited and renamed GE Mortgage Insurance Pty Limited.

        The Commonwealth of Australia has a long term foreign currency rating of AAA by S&P, AA+ by Fitch Ratings and Aaa by Moody's.

GE Capital Mortgage Insurance Corporation (Australia) Pty Ltd

        GE Capital Mortgage Insurance Corporation (Australia) Pty Ltd commenced operations in March 1998. It is a wholly-owned subsidiary of GE Capital Australia, whose ultimate parent is General Electric Company. General Electric Company is a diversified industrial and financial services company with operations in over 100 countries. General Electric Company is currently rated AAA by S&P and Aaa by Moody's. General Electric Company is currently the indirect owner of lenders' mortgage insurance businesses in the United States, United Kingdom, Canada and Australia which collectively insure over US$165 billion of loans worldwide.

        As of December 31, 2002, GE Capital Mortgage Insurance Corporation (Australia) Pty Ltd had total assets of A$604.8 million, shareholders' equity of A$206.1 million and statutory reserves—claims equalization reserve—of A$21.7 million. GE Capital Mortgage Insurance Corporation (Australia) Pty Ltd currently has a claims paying ability rating of AA by S&P and Fitch Ratings and Aa2 by Moody's.

        The business address of GE Capital Mortgage Insurance Corporation (Australia) Pty Ltd is Level 23, 259 George Street, Sydney, New South Wales.

        On November 18, 2003, General Electric Company announced its intention to pursue an initial public offering of a new company called Genworth Financial, Inc. that will comprise most of its life and mortgage insurance operations, including its international mortgage insurance business. Neither the trust manager nor the servicer is aware of or is in a position to determine the likelihood of the initial public offering or the impact (if any) that the initial public offering may have on GE Capital Mortgage Insurance Corporation (Australia) Pty Ltd.

        No assurances are given regarding future levels of the credit ratings of each of General Electric Company, Genworth Financial, Inc. or GE Capital Mortgage Insurance Corporation (Australia) Pty Ltd by any of S&P, Fitch Ratings or Moody's.

DESCRIPTION OF THE OFFSHORE BONDS

General

        The issuer trustee will issue the Offshore bonds on the initial issue date pursuant to a direction from the trust manager to the issuer trustee to issue the bonds and the terms of the master trust deed, the supplementary bond terms and the bond trust deed. The bonds will be governed by the laws of New South Wales, Australia. The following summary describes the material terms of the Offshore bonds. The summary does not purport to be complete and is subject to the terms and conditions of the transaction documents.

Form of the Offshore bonds

Book-Entry Registration

        The Offshore bonds will be issued only in registered book-entry form in minimum denominations of US$100,000 or €100,000, as the case may be. Unless definitive bonds are issued, all references to actions by the Offshore bondholders will refer to actions taken by the relevant Clearing Agency upon instructions from its participating organizations and all references in this prospectus to distributions, notices, reports and statements to Offshore bondholders will refer to distributions, notices, reports and statements to the relevant Clearing Agency or its nominee, as the registered bondholder, for distribution to owners of the Offshore bonds in accordance with the relevant Clearing Agency's procedures.

        Offshore bondholders may hold their interests in the Offshore bonds through DTC, in the United States, or through Clearstream Banking, société anonyme (Clearstream, Luxembourg) or the Euroclear System (Euroclear), in Europe, if they are participants in those systems, or indirectly through organizations that are participants in those systems. Cede & Co., as nominee for DTC, and/or The Bank of New York Depository (Nominees) Limited as nominee for The Bank of New York, as common depositary for and on behalf of Clearstream, Luxembourg and Euroclear will be the registered bondholders of the Offshore bonds.

        DTC has advised the trust manager and the underwriters that it is:

  •
  a limited-purpose trust company organized under the New York Banking Law;

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  a "banking organization" within the meaning of the New York Banking Law;

  •
  a member of the Federal Reserve System;

  •
  a "clearing corporation" within the meaning of the New York Uniform Commercial Code; and

  •
  a "clearing agency" registered under the provisions of Section 17A of the United States Securities Exchange Act of 1934 (the Exchange Act).

        Each Clearing Agency holds securities for its participants and facilitates the clearance and settlement among its participants of securities transactions, including transfers and pledges, in deposited securities through electronic book-entry changes in its participants' accounts. This eliminates the need for physical movement of securities. DTC's participants include securities brokers and dealers, banks, trust companies, clearing corporations and other organizations. Indirect access to each Clearing Agency is also available to others including securities brokers and dealers, banks, and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the Securities and Exchange Commission (the SEC).

        Transfers between participants on the DTC system will occur in accordance with DTC rules. Transfers between participants on the Clearstream, Luxembourg system and participants on the Euroclear system will occur in accordance with their rules and operating procedures.

        Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream, Luxembourg participants or Euroclear participants, on the other, will be effected by DTC in accordance with DTC rules on behalf of the relevant European international clearing system by that system's depositary. However, these cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines, European time. The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream, Luxembourg participants and Euroclear participants may not deliver instructions directly to their system's depositary.

        Because of time-zone differences, credits of securities in Clearstream, Luxembourg or Euroclear as a result of a transaction with a DTC participant will be made during the subsequent securities settlement processing, dated the Business Day following the DTC settlement date. The credits for any transactions in these securities settled during this processing will be reported to the relevant Clearstream, Luxembourg participant or Euroclear participant on that Business Day. Cash received in Clearstream, Luxembourg or Euroclear as a result of sales of securities by or through a Clearstream, Luxembourg participant or a Euroclear participant to a DTC participant will be received and available on the DTC settlement date. However, it will not be available in the relevant Clearstream, Luxembourg or Euroclear cash account until the Business Day following settlement in DTC.

        Purchases of Offshore bonds held through the DTC system must be made by or through DTC participants, which will receive a credit for the Offshore bonds on DTC's records. The ownership interest of each actual Offshore bondholder is in turn to be recorded on the DTC participants' and indirect participants' records. Offshore bondholders will not receive written confirmation from DTC of their purchase. However, bondholders are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the DTC participant or indirect participant through which the bondholder entered into the transaction. Transfers of ownership interests in the Offshore bonds are to be accomplished by entries made on the books of DTC participants acting on behalf of the Offshore bondholders. Offshore bondholders will not receive bonds representing their ownership interest in offered bonds unless use of the book-entry system for the Offshore bonds is discontinued.

        To facilitate subsequent transfers, all securities deposited by DTC participants with DTC are registered in the name of DTC's nominee, Cede & Co. The deposit of securities with DTC, or the bond trustee as custodian for DTC, and their registration in the name of Cede & Co. effects no change in beneficial ownership. DTC has no knowledge of the actual holders of the Offshore bonds; DTC's records reflect only the identity of the DTC participants to whose accounts the Offshore bonds are credited, which may or may not be the actual beneficial owners of the Offshore bonds. The DTC participants will remain responsible for keeping account of their holdings on behalf of their customers.

        Conveyance of notices and other communications by DTC to DTC participants, by DTC participants to indirect participants, and by DTC participants and indirect participants to Offshore bondholders will be governed by arrangements among them and by any statutory or regulatory requirements as may be in effect from time to time.

        Neither DTC nor Cede & Co. will consent or vote on behalf of the bondholders. Under its usual procedures, DTC mails an omnibus proxy to the issuer trustee as soon as possible after the Record

Date, which assigns Cede & Co.'s consenting or voting rights to those DTC participants to whose accounts the Offshore bonds are credited on the Record Date, identified in a listing attached to the proxy.

        Principal and interest payments on the Offshore bonds will be made to DTC. DTC's practice is to credit its participants' accounts on the applicable payment date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payment on that payment date. Standing instructions, customary practices, and any statutory or regulatory requirements as may be in effect from time to time will govern payments by DTC participants to Offshore bondholders. These payments will be the responsibility of the DTC participant and not of DTC, the issuer trustee, the bond trustee, the principal paying agent or the Luxembourg paying agent. Payment of principal and interest to DTC is the responsibility of the issuer trustee, disbursement of the payments to DTC participants is the responsibility of DTC, and disbursement of the payments to Offshore bondholders is the responsibility of DTC participants and indirect participants.

        DTC may discontinue providing its services as securities depositary for the bonds at any time by giving reasonable notice to the principal paying agent. Under these circumstances, if a successor securities depositary is not obtained, definitive bonds are required to be printed and delivered.

        According to DTC, the foregoing information about DTC has been provided for informational purposes only and is not intended to serve as a representation, warranty, or contract modification of any kind.

        Clearstream, Luxembourg is a company with limited liability incorporated under the laws of Luxembourg. Clearstream, Luxembourg holds securities for its participating organizations and facilitates the clearance and settlement of securities transactions between Clearstream, Luxembourg participants through electronic book-entry changes in accounts of Clearstream, Luxembourg participants, thereby eliminating the need for physical movement of bonds. Transactions may be settled in Clearstream, Luxembourg in any of 36 currencies, including U.S. dollars and Euros.

        Clearstream, Luxembourg participants are financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, and clearing corporations. Indirect access to Clearstream, Luxembourg is also available to others, including banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream, Luxembourg participant, either directly or indirectly.

        Euroclear was created in 1968 to hold securities for its participants and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment. This eliminates the need for physical movement of bonds. Transactions may be settled in any of 40 currencies, including U.S. dollars and Euros.

        Euroclear is owned by Euroclear Clearance System Public Limited Company and operated through a license agreement by Euroclear Bank S.A./N.V., a bank incorporated under the laws of the Kingdom of Belgium, the Euroclear Operator. The Euroclear Operator is regulated and examined by the Belgian Banking and Finance Commission and the National Bank of Belgium.

        Euroclear participants include banks, including central banks, securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

        Securities clearance accounts and cash accounts with the Euroclear operator are governed by the "Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System". These terms and conditions govern transfers of securities and cash within Euroclear, withdrawal of securities and cash from Euroclear, and receipts of payments for securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific bonds to specific securities clearance accounts. The Euroclear Operator acts under these terms and conditions only on behalf of Euroclear participants and has no record of or relationship with persons holding through Euroclear participants.

        Distributions on the Offshore bonds held through Clearstream, Luxembourg or Euroclear will be credited to the cash accounts of Clearstream, Luxembourg participants or Euroclear participants in accordance with the relevant system's rules and procedures, to the extent received by its depositary. Clearstream, Luxembourg or the Euroclear operator, as the case may be, will take any other action permitted to be taken by an Offshore bondholder on behalf of a Clearstream, Luxembourg participant or Euroclear participant only in accordance with its rules and procedures, and depending on its depositary's ability to effect these actions on its behalf through DTC.

        Although DTC, Clearstream, Luxembourg and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Offshore bonds among participants of DTC, Clearstream, Luxembourg and Euroclear, they are under no obligation to perform or continue to perform these procedures and these procedures may be discontinued at any time.

Definitive Bonds

        Offshore bonds issued in definitive form are referred to in this prospectus as "definitive bonds". Offshore bonds will be issued as definitive bonds, rather than in book-entry form to DTC, Euroclear or Clearstream, Luxembourg, as the case may be, or their nominees, only if one of the following events occurs:

  •
  DTC, Euroclear or Clearstream, Luxembourg, as the case may be, is no longer willing or able to discharge properly its responsibilities as depository for the Offshore bonds and the trust manager is not able to locate a qualified successor;

  •
  the issuer trustee, at the direction of the trust manager, elects to terminate the book-entry system through DTC, Euroclear or Clearstream, Luxembourg, as the case may be; or

  •
  after the occurrence of an event of default, the bond trustee, at the direction of an Extraordinary Resolution, advises the issuer trustee that the continuation of a book-entry system is no longer in the best interest of the Offshore bondholders.

        Definitive bonds will be transferable and exchangeable at the offices of the US$ registrar or the € registrar, as the case may be, which is initially the principal paying agent located at 101 Barclay Street, New York, NY 10286. The US$ registrar or the € registrar, as the case may be, will not impose a service charge on the bondholder for any registration of transfer or exchange, but may require payment of an amount sufficient to cover any tax or other governmental charge.

        A definitive bond may only be transferred in whole in an authorized denomination upon the surrender of the definitive bond, at the office of the US$ registrar or the € registrar, as the case may be, together with the form of transfer endorsed on it duly completed and executed.

        The US$ registrar or the € registrar, as the case may be, shall not be required to register the transfer or exchange of any definitive bonds within 10 calendar days preceding a payment date.

Distributions on the Bonds

        Collections in respect of interest and principal will be received during each calculation period. Collections as more specifically described under "—Interest Collections" and "—Available Amortisation Amount" include the following:

  •
  payments of interest, principal and fees, including prepayments of principal under the housing loans;

  •
  proceeds from the enforcement of the housing loans and registered mortgages relating to those housing loans;

  •
  amounts received under mortgage insurance policies;

  •
  amounts received under the fixed-floating rate swaps;

  •
  income in respect of authorized investments of the Fund; and

  •
  interest on amounts in the collection account.

        The issuer trustee will make payments on a quarterly basis on each payment date. Prior to the issue of definitive bonds, on each payment date, the principal paying agent will, subject to receipts of funds, distribute, to DTC, Euroclear or Clearstream, Luxembourg, as the case may be, and/or the depositaries, who will in turn distribute principal and interest, to the owners of the Offshore bonds. Payments on the definitive bonds will be made to the Offshore bondholder of record by wire transfer or US$ cheque or € cheque drawn on a bank in New York City or London in favour of the relevant Offshore bondholder mailed to the address of the Offshore bondholder as it appears on the US$ register or the € register, as the case may be, as of 5:00 pm Sydney time on the date that is 5 Business Days before the payment date or transferred to a US$ account or € account designated by the Offshore bondholder with a bank in New York City or London as it appears on the US$ register or the € register, as the case may be, as of 5:00 pm Sydney time on the date that is 5 Business Days before the payment date.

Key Dates and Periods

        The following are the relevant dates and periods for the allocation of cashflows and their payments.

Calculation Period	•	the period from, and including, the initial issue date to, and including, 5:00 pm on March, 31, 2004; and
	•	subsequently each period commencing immediately after one Cut-off and ending at the next Cut-off, and in relation to a payment date, the period referred to above ending at the last Cut-off before that payment date.
Cut-off	5:00 pm on the last Business Day of March, June, September and December in each year, the first such date being March, 31, 2004.
Determination Date
in relation to a payment date, the date which is 2 Business Days before that payment date and, for purposes of calculating LIBOR and EURIBOR in respect of the initial Interest Period only, the date which is 2 Business Days before the issue date.
Final Payment Date	the earlier of the following dates:
	•	the payment date on which the aggregate of all amounts available for application under "—Distribution of Available Amortisation Amount" is sufficient to redeem all of the bonds in full; and
	•	the maturity date.

Interest Period	in relation to each bond:
	•	the period commencing on, and including, the issue date for that bond and ending on, but excluding, the first payment date for that bond; and
•
each subsequent period commencing on, and including, each payment date for that bond and ending on, but excluding, the next payment date for that bond except that the last interest period for a bond will end on, but exclude, the final payment date.
Payment Date	•
in relation to each Class A-1(a) bond, each Class A-1(b) bond, each Class B-1(a) bond and each Class B-1(b) bond, the 10th day or, if the 10th day is not a Business Day, then the next Business Day of each January, April, July and October in each year, the first such date being April 13, 2004.
	•	in relation to each fast prepayment bond:
• during the fast prepayment period, each date agreed between the trust manager, the issuer trustee and the initial subscribers for those bonds; and
• after the fast prepayment period, each payment date for the Class A-1(a) bonds and the Class A-1(b) bonds; and
	•	in relation to a calculation period, the next such date to occur after the end of that calculation period.

Example Calendar

        The following example calendar assumes that all relevant days are Business Days and that there are no leap years.

Calculation Period	January 1, 2006 to March 31, 2006
Determination Date	April 8, 2006
Interest Period	January 10, 2006 to April 9, 2006
Payment Date	April 10, 2006
Calculation Period	April 1, 2006 to June 30, 2006
Determination Date	July 8, 2006
Interest Period	April 10, 2006 to July 9, 2006
Payment Date	July 10, 2006
Calculation Period	July 1, 2006 to September 30, 2006
Determination Date	October 8, 2006
Interest Period	July 10, 2006 to October 9, 2006
Payment Date	October 10, 2006

Interest Collections

        Interest Collections means, for a calculation period, the aggregate of:

  •
  all moneys received by the issuer trustee during that calculation period under, in respect of, or which relate to, each mortgage comprised in the assets of the Fund which are determined by the trust manager to be in respect of interest, fees or other amounts of an income nature, including any such amounts received from the trust manager in respect of damages or compensation for any breach by the trust manager of any of its obligations, or of any representation or warranty given or made by it in respect of the Fund or any assets of the Fund under or in connection with any transaction document;

  •
  amounts received under the fixed-floating rate swaps for that calculation period;

  •
  income derived from authorized investments standing to the credit of the cash reserve, except if, the Australian dollar equivalent of the total principal amount of the Offshore bonds is equal to or less than 10% of the Australian dollar equivalent of the total principal amount of such bonds on the initial issue date, then interest on authorized investments standing to the credit of the cash reserve must be credited to the cash reserve; and

  •
  indemnity payments from the trust manager in respect of the expenses of the Fund for that calculation period.

Distribution of Interest Collections

        On each payment date prior to the enforcement of the charge in the security trust deed, the trust manager must direct the issuer trustee to, and the issuer trustee must, apply the Interest Collections for the relevant calculation period in payment of the following amounts:

  •
  first, in or towards payment or reimbursement of all taxes in respect of the Fund payable or paid during the corresponding calculation period or which the issuer trustee on the advice of the trust manager considers it necessary, on or before the date which is three Business Days before the payment date relating to that calculation period, to make provision for;

  •
  second, in or towards payment or reimbursement of all Expenses of the Fund—except for the manager's fee—payable or paid during that calculation period or which the issuer trustee on the advice of the trust manager considers it necessary, on or before the date which is three Business Days before the payment date relating to that calculation period, to make provision for;

  •
  third, in or towards payment or reimbursement of the aggregate fixed-floating rate swap payments for that calculation period other than any break costs payable to the fixed-floating rate swap provider;

  •
  fourth, in or towards payment of the manager's fee, including any manager's fee remaining unpaid from previous payment dates;

  •
  fifth, in or towards payment or satisfaction, pari passu and rateably:

  •
  to the currency swap provider of the Class A US$ Currency Swap Payment Amount and Class A € Currency Swap Payment Amount for that payment date; and

  •
  to the bondholders of fast prepayment bonds (if any) of the interest due and payable on those bonds in respect of the interest period ending on that payment date, pari passu and rateably;

  •
  sixth, in or towards payment or satisfaction, pari passu and rateably, to the currency swap provider of the Class B US$ Currency Swap Payment Amount and the Class B € Currency Swap Payment Amount for that payment date;

  •
  seventh, in crediting to the cash reserve an amount equal to the aggregate of all amounts previously applied from the cash reserve under "—Use of Cash Reserve and Advances Reserve", to the extent not previously credited under this bullet point;

  •
  eighth, in crediting to the advances reserve an amount equal to the aggregate of all amounts previously applied from the advances reserve under "—Use of Cash Reserve and Advances Reserve", to the extent not previously credited under this bullet point;

  •
  ninth, in reducing, pari passu and rateably, any Charge-offs that would otherwise occur on that date in relation to the fast prepayment bonds, if any, and the Class A bonds; any amount so applied will constitute part of the Available Amortisation Amount;

  •
  tenth, in reinstating, pari passu and rateably, the stated amount of the fast prepayment bonds and the Class A bonds to the extent of the Unreimbursed Charge-offs in relation to the fast prepayment bonds and the Class A bonds; any amount so applied will constitute part of the Available Amortisation Amount;

  •
  eleventh, in reducing, pari passu and rateably, any Charge-offs that would otherwise occur on that date in relation to the Class B bonds; any amount so applied will constitute part of the Available Amortisation Amount;

  •
  twelfth, in reinstating, pari passu and rateably, the stated amount of the Class B bonds to the extent of the Unreimbursed Charge-offs in relation to the Class B bonds; any amount so applied will constitute part of the Available Amortisation Amount;

  •
  thirteenth, in or towards payment to the fixed-floating rate swap provider of all break costs paid or payable during that calculation period in respect of the termination of a fixed-floating rate swap; and

  •
  fourteenth, in payment of the balance (if any) to the residual income beneficiary by way of a distribution of the income of the Fund.

        The issuer trustee shall only make a payment described in any of the preceding bullet points in this section to the extent that any Interest Collections remain from which to make the payment after amounts with priority to that payment have been fully paid.

Use of Cash Reserve and Advances Reserve

        If, on any payment date, the Interest Collections minus the aggregate of the amounts required to be applied under the first four bullet points under the heading "—Distribution of Interest Collections" for the relevant calculation period are less than the aggregate of:

  •
  the Class A US$ Currency Swap Payment Amount, the Class A € Currency Swap Payment Amount, the Class B US$ Currency Swap Payment Amount and the Class B € Currency Swap Payment Amount; and

  •
  the interest due to be paid to bondholders of fast prepayment bonds (if any),

        on that payment date, the cash reserve must, to the extent of funds available, be applied, to the extent necessary, in or towards payment of that shortfall in the same order and manner as set out in the fifth and sixth bullet points under "—Distribution of Interest Collections" as if the cash reserve formed part of the Interest Collections available for application on that payment date. If, after the application of funds available from the cash reserve, there is still a shortfall, the advances reserve must, to the extent of funds available, be applied, to the extent necessary, in or towards payment of the shortfall in the same order and manner set out in the fifth and sixth bullet points under "—Distribution of Interest Collections", as if the advances reserve formed part of the Interest Collections available for application on that payment date.

Application of Currency Swap Receipts

        On each payment date, the trust manager must direct the issuer trustee to, and the issuer trustee must, apply or cause to be applied the:

  •
  Class A US$ Currency Swap Receipts and Class A € Currency Swap Receipts in or towards payment, pari passu and rateably, to the Class A-1(a) bondholders and the Class A-1(b) bondholders of the interest due and payable on those bonds in respect of the interest period ending on that payment date; and

  •
  Class B US$ Currency Swap Receipts and Class B € Currency Swap Receipts in or towards payment, pari passu and rateably, to the Class B-1(a) bondholders and the Class B-1(b) bondholders of the interest due and payable on those bonds in respect of the interest period ending on that payment date.

Interest on the Bonds

Calculation of Interest Payable on the Bonds

        Up to, but excluding, the Margin Step-Up Date, the interest rate for the Class A-1(a) bonds for the related Interest Period will be equal to LIBOR on the related rate reset date plus a margin of 0.21%. If the issuer trustee has not redeemed all of the Class A-1(a) bonds and the Class A-1(b) bonds by the Margin Step-Up Date then the interest rate for each related Interest Period commencing on or after that date will be equal to LIBOR on the related rate reset date plus a margin of 0.42%.

        Up to, but excluding, the Margin Step-Up Date, the interest rate for the Class A-1(b) bonds for the related Interest Period will be equal to EURIBOR on the related rate reset date plus a margin of 0.21%. If the issuer trustee has not redeemed all of the Class A-1(a) bonds and the Class A-1(b) bonds by the Margin Step-Up Date then the interest rate for each related Interest Period commencing on or after that date will be equal to EURIBOR on the related rate reset date plus a margin of 0.42%.

        Up to, but excluding, the Margin Step-Up Date, the interest rate for the Class B-1(a) bonds for the related Interest Period will be equal to LIBOR on the related rate reset date plus a margin of 0.65%. If the issuer trustee has not redeemed all of the Class B-1(a) bonds and the Class B-1(b) bonds by the Margin Step-Up Date then the interest rate for each related Interest Period commencing on or after that date will be equal to LIBOR on the related rate reset date plus a margin of 1.50%.

        Up to, but excluding, the Margin Step-Up Date, the interest rate for the Class B-1(b) bonds for the related Interest Period will be equal to EURIBOR on the related rate reset date plus a margin of 0.65%. If the issuer trustee has not redeemed all of the Class B-1(a) bonds and the Class B-1(b) bonds by the Margin Step-Up Date then the interest rate for each related Interest Period commencing on or after that date will be equal to EURIBOR on the related rate reset date plus a margin of 1.50%.

        The Margin Step-Up Date means the first date on which one of the following events occurs—each such event being an Issuer Call Option Event:

  •
  October 10, 2009;

  •
  the date on which the A$ Equivalent of the total principal amount of the bonds is equal to or less than 10% of the A$ Equivalent of the total principal amount of the bonds on the initial issue date;

  •
  the date on which the trust manager satisfies the bond trustee that either:

  •
  on the next payment date the issuer trustee will be required to deduct or withhold from any payment of principal or interest on the bonds any amount for or on account of any present or future tax of any Australian government body; or

    •
    the total amount payable in respect of interest on the housing loans ceases to be receivable by reason of any deduction or withholding for or on account of any present or future tax of any Australian government body; or

  •
  the date on which any currency swap is terminated and not replaced on terms such that the rating of any bond is downgraded, qualified or withdrawn.

        The interest rate for the fast prepayment bonds for the related interest period will be equal to BBSW on the first day of that interest period plus a margin agreed between the trust manager, the issuer trustee and the initial subscribers for those bonds. As to the circumstances in which fast prepayment bonds may be issued see "ARMS II Residential Loan Program—Advances Reserve and Fast Prepayment Bonds".

        With respect to any payment date, interest on a class of bonds will be calculated as the product of:

  •
  the principal amount of such class as of the first day of the applicable interest period, after giving effect to any payments of principal made or to be made with respect to such class on such day; and

  •
  the interest rate for such class of bonds; and

  •
  a fraction, the numerator of which is the actual number of days in the applicable interest period and the denominator of which is 360 days for the Offshore bonds, or 365 days for the fast prepayment bonds.

        A bond will bear interest until the date that bond is finally redeemed. See "—Final Redemption of Bonds".

Calculation of LIBOR and EURIBOR

        On the second Business Day before the beginning of each Interest Period for the Offshore bonds, the calculation agent will determine LIBOR and EURIBOR for the next Interest Period for the Offshore bonds provided that, for the purposes of calculating LIBOR and EURIBOR in respect of the initial interest period only, the calculation agent will determine LIBOR and EURIBOR on the second Business Day before the initial issue date. This will be the rate reset date.

Publication of Interest Rate

        The calculation agent must publish the interest rate for each Interest Period and each Offshore bond and the amount payable in respect of each Offshore bond for such Interest Period in accordance with the notice provisions set forth under "—Notices".

Available Amortisation Amount

        The Available Amortisation Amount for a payment date is the amount equal to:

  •
  Principal Collections for the corresponding calculation period, being all moneys received by the issuer trustee during the corresponding calculation period under, in respect of, or which relate to the assets of the Fund—including any amounts received from the trust manager in respect of damages or compensation for any breach by the trust manager of any of its obligations, or of any representation or warranty given or made by it in respect of the Fund or any assets of the Fund, under or in connection with any transaction document—and which are not Interest Collections;

  •
  minus the amounts, if any, deducted from the Available Amortisation Amount, plus the amounts, if any, added to the Available Amortisation Amount on that payment date from the cash reserve and the advance reserve. See "—Application of Cash Reserve and Advances Reserve as Available Amortisation Amount"; plus

  •
  the aggregate of all amounts applied on that payment date under the ninth, tenth, eleventh and twelfth bullet points under "—Distribution of Interest Collections".

Distribution of the Available Amortisation Amount

        On each payment date prior to the enforcement of the charge in the security trust deed, the trust manager must direct the issuer trustee to, and the issuer trustee must, apply the Available Amortisation Amount:

  •
  first, in or towards repayment, of the principal amount of all fast prepayment bonds, if any, in respect of which the fast prepayment period has not expired, pari passu and rateably among each tranche of those fast prepayment bonds in order of issue;

  •
  second, in or towards payment or repayment, pari passu and rateably:

  •
  to the currency swap provider of an amount equal to the A$ Equivalent of the aggregate principal amount of the Class A-1(a) bonds and Class A-1(b) bonds on that payment date; and

  •
  of the principal amount of all fast prepayment bonds, if any, in respect of which the fast prepayment period has expired, pari passu and rateably; and

  •
  third, in or towards payment, pari passu and rateably, to the currency swap provider of an amount equal to the A$ Equivalent of the aggregate principal amount of the Class B-1(a) bonds and Class B-1(b) bonds on that payment date.

        The issuer trustee shall only make a payment described in any of the preceding bullet points in this section to the extent that any Available Amortisation Amount remains from which to make the payment after amounts with priority to that payment have been fully paid.

Payments of Principal Amounts to Offshore bondholders

        On each payment date, the trust manager must direct the issuer trustee to, and the issuer trustee must, apply the A$ Equivalent of the amount paid to the currency swap provider on that payment date:

  •
  under the second bullet point under "—Distribution of the Available Amortisation Amount" in or towards repayment, pari passu and rateably of the principal amount of the Class A-1(a) bonds and the Class A-1(b) bonds; and

  •
  under the third bullet point under "—Distribution of the Available Amortisation Amount" in or towards repayment, pari passu and rateably of the principal amount of the Class B-1(a) bonds and the Class B-1(b) bonds.

Charge-offs

        If, on any payment date, the Aggregate Loss Amount for the corresponding calculation period exceeds the aggregate of the amounts allocated or available for allocation on that payment date under the ninth and eleventh bullet points under "—Distribution of Interest Collections", the trust manager must direct the issuer trustee to, and the issuer trustee must, on and with effect from that payment date:

  •
  reduce, pari passu and rateably, the stated amount of the Class B-1(a) bonds and the Class B-1(b) bonds by the amount of that excess until the stated amount of each Class B-1(a) bond and each Class B-1(b) bond is reduced to zero; and

  •
  if the stated amount of all Class B-1(a) bonds and all Class B-1(b) bonds is zero and any amount of that excess has not been applied under the first bullet point in this section, reduce, pari passu and rateably, the stated amount of the fast prepayment bonds (if any), the Class A-1(a) bonds and the Class A-1(b) bonds by the balance of that excess until the stated amount of each fast prepayment bond (if any) and each Class A-1(a) bond and each Class A-1(b) bond is zero.

Application of the Cash Reserve and Advances Reserve as Available Amortisation Amount

Application of Cash Reserve

        If, on any payment date:

  •
  the cash reserve, after taking into account any payments to be made from the cash reserve under "—Use of the Cash Reserve and Advances Reserve" and to the cash reserve under "—Distribution of Interest Collections"—exceeds the Required Cash Reserve:

  •
  which shall be equal to at all times while the A$ Equivalent of the outstanding principal amount of all Offshore bonds is greater than or equal to 25% of the aggregate of the A$ Equivalent of the issue proceeds of the Offshore bonds, 0.25% of the aggregate of the A$ Equivalent of the issue proceeds of the Offshore bonds; and

  •
  at any time thereafter, 1% of the A$ Equivalent of the aggregate principal amount of all Offshore bonds outstanding at that time,

        such excess being known as the Surplus Cash Reserve, and:

    •
    the Required Cash Reserve is less than:

    •
    the amount credited to the cash reserve on the initial issue date; minus

    •
    the aggregate of all amounts applied as part of the Available Amortisation Amount under this section prior to that date,

        the amount of such deficiency being known as the Core Surplus then,

on that payment date, the issuer trustee, at the direction of the trust manager, must apply the Surplus Cash Reserve as part of the Available Amortisation Amount under "—Distribution of the Available Amortisation Amount" up to an amount equal to the Core Surplus.

Application of Advances Reserve

        The trust manager may, if it considers it appropriate to do so on any payment date:

  •
  deduct from the Available Amortisation Amount and credit to the advances reserve such amount as the trust manager determines up to but not exceeding the amount by which the Maximum Advances Reserve—as defined under "ARMS II Residential Loan Program—Advances Reserve and Fast Prepayment Bonds"—exceeds the balance of the advances reserve at that time; or

  •
  debit from the advances reserve and add to the Available Amortisation Amount such amount as the trust manager determines.

        The trust manager must exercise the discretion described above in good faith, having regard to the actual and anticipated volume of requests for redraws, further advances and line of credit advances, and the manner in which the trust manager proposes to direct the issuer trustee with respect to requests for redraws, further advances and line of credit advances. The issuer trustee is entitled to accept and rely conclusively on the exercise by the trust manager of its discretion as described above.

On the Final Payment Date

        On the final payment date, the trust manager must add the cash reserve and the advances reserve to the Available Amortisation Amount for application under "—Distribution of the Available Amortisation Amount".

Notices

        All notices to Offshore bondholders, including notices specifying a payment date, an interest rate, interest payable or a principal payment or the absence of a principal payment will be validly given if:

  •
  for so long as the Offshore bonds are in global form, sent by prepaid mail to DTC, Clearstream, Luxembourg or Euroclear, as the case may be; or

  •
  otherwise, sent by prepaid mail to the bond owners.

        Notice will be deemed to have been given on the date sent to DTC, Clearstream, Luxembourg or Euroclear, as the case may be (or to the bond owners, in the case of definitive bonds).

        For so long as any of the Offshore bonds are listed on the Irish Stock Exchange and the rules of the Irish Stock Exchange so require, all notices to those Offshore bondholders will be filed with the Irish Stock Exchange.

The Fixed-Floating Rate Swaps

        The issuer trustee will enter into swaps governed by an ISDA Master Agreement, as amended by a supplementary schedule and confirmed by written confirmations, with the fixed-floating rate swap provider, if any fixed-rate housing loans are added to the housing loan pool or if a borrower converts a floating rate loan to a fixed rate loan, to hedge the basis risk between the interest rate on the fixed rate housing loans and the floating rate obligations of the Fund, including the interest due on the bonds. The fixed-floating rate swaps will cover the housing loans which bear a fixed rate of interest as of the initial issue date and those variable rate housing loans which at a later date convert to a fixed rate of interest.

        The issuer trustee will pay the fixed-floating rate swap provider on each payment date an amount calculated by reference to an agreed fixed rate on an agreed schedule matching the principal amount of the housing loans which are subject to a fixed rate of interest.

        The issuer trustee will receive from the fixed-floating rate swap provider on each payment date an amount calculated by reference to BBSW.

        The terms of the fixed-floating rate swaps allow for netting of swap payments.

        The trust manager will exercise its rights and powers under the master trust deed and any fixed-floating rate swap in such a way as to ensure that:

  •
  any mismatch between:

  •
  the basis of calculating interest payable (and the principal amount by reference to which such interest is payable) in respect of any housing loan comprised in the assets of the Fund; and

  •
  the basis of calculating interest or other amounts payable to the fast prepayment bondholders or currency swap counterparty (and the principal amount or other sum by reference to which such interest or other amount is payable), is fully hedged;

  •
  the aggregate of the notional amounts and contract amounts of all fixed-floating rate swaps entered into by the issuer trustee and in force from time to time is not more than 20% of the aggregate principal amount of all housing loans comprised in the assets of the Fund (or such other percentage as the rating agencies may from time to time agree with the trust manager and the issuer trustee);

  •
  the aggregate principal amount of all fixed rate housing loans having a fixed rate term of between 3.5 years and 5.5 years is not at any time more than 10% of the aggregate principal amount of all housing loans comprised in the assets of the Fund (or such other term or percentage as the rating agencies may from time to time agree with the trust manager and notify to the issuer trustee); and

  •
  to the extent that the issuer trustee is entitled to do so under the terms of the relevant fixed rate housing loan, the rate of interest payable on or in respect of that housing loan is such that the average interest rates payable on or in respect of all fixed rate housing loans comprised in the assets of the Fund at any time is not less than 1.20% higher than the average percentage rate per annum at which payments payable by the issuer trustee under all fixed-floating rate swaps relating to all such fixed rate housing loans are calculated, unless each of the rating agencies confirms in writing that any failure to exercise such rights and powers will not result in a downgrade, qualification or withdrawal of the ratings on the bonds.

Fixed-Floating Rate Swap Downgrade

        If the fixed-floating rate swap provider's rating falls below:

  •
  a short-term credit rating of A-1 by S&P; or

  •
  a long term credit rating of A2 or a short-term credit rating of P-1 by Moody's,

the fixed-floating rate swap provider must, at its cost:

  •
  where it has a short-term credit rating of less than A-1 by S&P or P-1 by Moody's or a long term credit rating of not less than A2 by Moody's, within 30 days of the downgrade, either:

  •
  novate its obligations to a replacement fixed-floating rate swap provider with a short-term credit rating of at least A-1 by S&P and P-1 by Moody's and a long term credit rating of at least A2 by Moody's; or

  •
  establish cash collateralization arrangements in support of its obligations under the fixed-floating rate swaps which each rating agency confirms will not result in a reduction, qualification or withdrawal of the rating of any bond; or

  •
  where it has a long term credit rating of less than A2 by Moody's, within 5 Business Days of the downgrade, either:

  •
  novate its obligations to a replacement fixed-floating rate swap provider with a short-term credit rating of at least A-1 by S&P and P-1 by Moody's and a long term credit rating of at least A2 by Moody's; or

  •
  enter into such other arrangements in respect of the fixed-floating rate swaps which each rating agency confirms will not result in a reduction, qualification or withdrawal of the rating of any bond.

Termination by the Fixed-Floating Rate Swap Provider

        The fixed-floating rate swap provider will have the right to terminate a fixed-floating rate swap in the following circumstances:

  •
  if the issuer trustee fails to make a payment under the relevant fixed-floating rate swap if such failure is not remedied at or before 10:00 am on the 3rd local Business Day after notice of failure is given to the issuer trustee;

  •
  if, due to a change in law, it becomes illegal for either party to make or receive payments, perform its obligations or comply with any material provision of the relevant fixed-floating rate swap;

  •
  if an Insolvency Event with respect to the issuer trustee occurs and, within 5 Business Days (or such longer period agreed with the fixed-floating rate swap provider) after that event:

•
the issuer trustee has not been replaced as trustee of the Fund in accordance with the master trust deed; and

•
the rights and obligations of the issuer trustee under the relevant fixed-floating rate swap have not been novated to the issuer trustee's replacement;

•
if the issuer trustee merges into another entity without that entity properly assuming responsibility for the obligations of the issuer trustee under the relevant fixed-floating rate swap; or

•
if the issuer trustee, in breach of the relevant fixed-floating rate swap, purports to assign, transfer, charge or create or allow to subsist a trust or other fiduciary obligation in respect of interests or obligations under that fixed-floating rate swap.

Termination by the Issuer Trustee

        The issuer trustee will have the right to terminate a fixed-floating rate swap in the following circumstances:

  •
  if the fixed-floating rate swap provider fails to make a payment under the relevant fixed-floating rate swap within 3 Business Days after notice of failure is given to the fixed-floating rate swap provider;

  •
  if an Insolvency Event has occurred with respect to the fixed-floating rate swap provider;

  •
  if the fixed-floating rate swap provider merges into another entity without that entity properly assuming responsibility for the obligations of that fixed-floating rate swap provider under the relevant fixed-floating rate swap;

  •
  if, due to a change in law, it becomes illegal for either party to make or receive payments or comply with any other material provision of the relevant fixed-floating rate swap. Each fixed-floating rate swap requires the fixed-floating rate swap provider to make efforts to transfer its rights and obligations to another office or another affiliate to avoid this illegality, so long as the transfer would not result in a downgrade or withdrawal of the rating of any bond. If those efforts are not successful, then the issuer trustee will have the right to terminate the relevant fixed-floating rate swap;

  •
  if the fixed-floating rate swap provider, in breach of the relevant fixed-floating rate swap, purports to assign, transfer, charge or create or allow to subsist a trust or other fiduciary obligation in respect of interests or obligations under the relevant fixed-floating rate swap; or

  •
  if the fixed-floating rate swap provider fails to comply with its obligations described under "—Fixed-Floating Rate Swap Downgrade".

Termination Payments—Fixed-Floating Rate Swaps

        On the date of termination of a fixed-floating rate swap, a termination payment will be due from the issuer trustee to the fixed-floating rate swap provider or from the fixed-floating rate swap provider to the issuer trustee. The termination of a fixed-floating rate swap where a replacement fixed-floating rate swap, on terms that will not lead to a reduction, qualification or withdrawal of the rating assigned by any rating agency to the bonds, is not put in place, is an event of default under the security trust deed.

        The termination payment in respect of a fixed-floating rate swap will be determined on the basis of quotations from three or more leading dealers in the relevant market selected by the non-defaulting party to enter into a replacement transaction that would have the effect of preserving the economic equivalent of any payment that would, but for the early termination, have been required under the terms of the fixed-floating rate swap.

The Currency Swaps

        Collections on the housing loans and payments to the issuer trustee under the fixed-floating rate swaps will be denominated in Australian dollars. The payments to the issuer trustee under the fixed-floating rate swaps will be calculated by reference to BBSW. However:

  (a)
  the payment obligations of the issuer trustee on the Class A-1(a) bonds and the Class B-1(a) bonds are denominated in U.S. dollars and the Class A-1(a) bonds and the Class B-1(a) bonds bear interest at rates calculated by reference to LIBOR; and

  (b)
  the payment obligations of the issuer trustee on the Class A-1(b) bonds and the Class B-1(b) bonds are denominated in Euros and the Class A-1(b) bonds and the Class B-1(b) bonds bear interest at rates calculated by reference to EURIBOR.

        To hedge its interest rate and currency exposures, the issuer trustee will enter into swap agreements with the currency swap provider in relation to each of the Class A-1(a) bonds, the Class A-1(b) bonds, the Class B-1(a) bonds and the Class B-1(b) bonds. The currency swap in relation to the Class A-1(a) bonds is known as the Class A US$ Currency Swap, the currency swap in relation to the Class A-1(b) bonds is known as the Class A € Currency Swap, the currency swap in relation to the Class B-1(a) bonds is known as the Class B US$ Currency Swap and the currency swap in relation to the Class B-1(b) bonds is known as the Class B € Currency Swap.

        Each currency swap will be governed by the laws of the State of New South Wales. Each currency swap will be governed by a standard form ISDA Master Agreement, as amended by a supplementary schedule and confirmed by a written confirmation.

        Under the currency swaps, the issuer trustee will pay to the currency swap provider on each payment date an amount in Australian dollars equal to:

  •
  in the case of the Class A US$ Currency Swap and the Class A € Currency Swap, that part of the Available Amortisation Amount applied to the currency swap provider under the second bullet point under "—Distribution of the Available Amortisation Amount";

  •
  in the case of the Class B US$ Currency Swap and the Class B € Currency Swap, that part of the Available Amortisation Amount applied to the currency swap provider under the third bullet point under "—Distribution of the Available Amortisation Amount";

  •
  in the case of the Class A US$ Currency Swap and the Class A € Currency Swap, that part of the Interest Collections applied to the currency swap provider under the fifth bullet point under "—Distribution of Interest Collections"; and

  •
  in the case of the Class B US$ Currency Swap and the Class B € Currency Swap, that part of the Interest Collections applied to the currency swap provider under the sixth bullet point under "—Distribution of Interest Collections".

        The currency swap provider will make a reciprocal payment to the issuer trustee on that payment date of an amount denominated in United States dollars or Euros, as the case may be, which is equivalent to each such Australian dollar payment. The equivalent United States dollar payment will be calculated using an exchange rate of US$0.76=A$1.00, which is fixed for the term of each currency swap. The equivalent Euro payment will be calculated using an exchange rate of €0.61=A$1.00, which is fixed for the term of each currency swap. Payments by the currency swap provider to the issuer trustee in respect of amounts received by the currency swap provider under the third and fourth bullet points above will also be based on the number of days in the relevant interest period, the interest rate applicable to the Offshore bonds and the aggregate principal amount of the Offshore bonds on the first day of the relevant interest period.

        The currency swap provider will be required to gross-up payments to the issuer trustee in respect of any withholding taxes levied on payments by it under any currency swap. However, the issuer trustee will not be required to pay grossed-up amounts to the currency swap provider under the currency swaps.

        The purchase price for the Offshore bonds will be paid by investors in U.S. dollars or Euros, as the case may be, but the consideration for the purchase by the issuer trustee of the housing loans will be in Australian dollars. On the initial issue date, the issuer trustee will pay in U.S. dollars or Euros, as the case may be, to the currency swap provider, the proceeds of issue of the Offshore bonds.

        In return the issuer trustee will be paid by the currency swap provider the A$ Equivalent of the U.S. dollar amount or the Euro amount, as the case may be, received by it.

Termination by the Currency Swap Provider

        The currency swap provider shall have the right to terminate a currency swap in the following circumstances:

  •
  if the issuer trustee fails to make a payment under the relevant currency swap within five Business Days after notice of such failure is given to the issuer trustee;

  •
  if an Insolvency Event with respect to the issuer trustee occurs and, within 30 days (or such longer period agreed with the currency swap provider) after that event:

•
the issuer trustee has not been replaced as trustee of the Fund in accordance with the master trust deed; and

•
the rights and obligations of the issuer trustee under the relevant currency swap have not been novated to the issuer trustee's replacement;

•
if the issuer trustee merges into another entity without that entity properly assuming responsibility for the obligations of the issuer trustee under the relevant currency swap;

•
if, due to a change in law, it becomes illegal for either party to make or receive payments or comply with any other material provision of the relevant currency swap. Each currency swap requires the currency swap provider to make efforts to transfer its rights and obligations to another office or another affiliate to avoid this illegality, so long as the transfer would not result in a downgrade or withdrawal of the rating of the bonds. If those efforts are not successful, then the currency swap provider will have the right to terminate the relevant currency swap. These provisions relating to termination following an illegality have been modified so that they are not triggered by the introduction of certain exchange controls by any Australian government body; or

•
if an event of default occurs and the security trustee enforces the charge under the security trust deed.

        The currency swap provider may terminate a currency swap only after consulting with the other parties as to the timing of the termination.

Termination by the Issuer Trustee

        There are a number of circumstances in which the issuer trustee has the right to terminate a currency swap. In each of these cases it is only permitted to exercise that right with the prior written consent of the bond trustee. These are as follows:

  •
  if the currency swap provider fails to make a payment under the relevant currency swap within five Business Days after notice of such failure is given to the currency swap provider;

  •
  if an Insolvency Event occurs with respect to the currency swap provider;

  •
  if the currency swap provider merges into another entity without that entity properly assuming responsibility for the obligations of the currency swap provider under the relevant currency swap;

  •
  if, due to a change in law, it becomes illegal for either party to make or receive payments or comply with any other material provision of the relevant currency swap. Each currency swap requires the currency swap provider to make efforts to transfer its rights and obligations to another office or another affiliate to avoid this illegality, so long as the transfer would not result in a downgrade or withdrawal of the rating of the bonds. If those efforts are not successful, then the issuer trustee will have the right to terminate. These provisions relating to termination following an illegality have been modified so that they are not triggered by the introduction of certain exchange controls by any Australian government body;

  •
  if the issuer trustee becomes obligated to make a withholding or deduction in respect of payments under the relevant currency swap; or

  •
  if the currency swap provider fails to comply with its obligations described under "—Currency Swap Downgrade".

Currency Swap Downgrade

        If, as a result of the withdrawal or downgrade of its credit rating by any rating agency, the currency swap provider does not have a credit rating equal A-1+ (short term) from S&P and at least A2 (long term) and P-1 (short term) from Moody's, the currency swap provider must, at its cost alone within:

  •
  30 days of a downgrade of the currency swap provider's credit rating to not lower than A-1 (short term) by S&P and A3 (long term) by Moody's or such greater period as is agreed to in writing by the relevant rating agency:

•
put in place an appropriate mark-to-market collateral agreement (consisting of either cash or securities) in support of its obligations under the currency swaps, provided that the currency swap provider and the issuer trustee (or the trust manager on behalf of the issuer trustee) receive prior written confirmation from each rating agency that the ratings assigned to the bonds by each rating agency are not adversely affected by the downgrade following such collateral arrangements being put in place;

•
transfer all its rights and obligations with respect to the currency swaps to a replacement third party whose unsecured and unsubordinated debt obligations have a short-term rating of A-1+ by S&P and P-1 by Moody's;

•
procure that its obligations with respect to the currency swaps are guaranteed by a third party whose unsecured and unsubordinated debt obligations have a short-term rating of A-1+ by S&P and P-1 by Moody's; or

•
enter into such other arrangements which each rating agency has confirmed will result in there not being a reduction, qualification or withdrawal of the rating of any bond; or

•
5 days of a downgrade of the currency swap provider's credit rating to lower than A-1 (short term) by S&P or A3 (long term) by Moody's (or such greater period as agreed with each rating agency):

•
put in place an appropriate mark-to-market collateral agreement (consisting of either cash or securities) in support of its obligations under the currency swaps, provided that the currency swap provider and the issuer trustee (or the trust manager on behalf of the issuer trustee) receive prior written confirmation from each rating agency that the ratings assigned to the bonds by each rating agency are not adversely affected by the downgrade following such collateral arrangements being put in place;

•
transfer all its rights and obligations with respect to the currency swaps to a replacement third party whose unsecured and unsubordinated debt obligations have a short-term rating of A-1+ by S&P and P-1 by Moody's;

•
procure that its obligations with respect to the currency swaps are guaranteed by a third party whose unsecured and unsubordinated debt obligations have a short-term rating of A-1+ by S&P and P-1 by Moody's; or

•
enter into such other arrangements which each rating agency has confirmed will result in there not being a reduction, qualification or withdrawal of the rating of any bond.

Currency Swaps Termination Payments

        On the date of termination of any currency swap, a termination payment will be due from the issuer trustee to the currency swap provider or from the currency swap provider to the issuer trustee. The termination of a currency swap where a replacement currency swap, on terms that will not lead to a reduction, qualification or withdrawal of the rating assigned by any rating agency to the bonds, is not put in place, is an event of default under the security trust deed.

        The termination payment in respect of a currency swap will be determined on the basis of quotations from three or more leading dealers in the relevant market selected by the non-defaulting party to enter into a replacement transaction that would have the effect of preserving the economic equivalent of any payment that would, but for the early termination, have been required under the terms of the relevant currency swap. If at least three quotations cannot be obtained, the termination payment will be determined by the non-defaulting party in good faith.

Fixed-Floating Rate Swap Provider

        The fixed-floating rate swap provider will initially be ABN AMRO Bank N.V., London Branch (ABN AMRO). From time to time, other swap providers may be appointed provided that any such appointment will not result in a downgrade, qualification or withdrawal of the rating of any bond.

        ABN AMRO Holding N.V. (Holding) is incorporated under The Netherlands law by deed of May 30, 1990 as the holding company of ABN AMRO Bank N.V. The Articles of Association of Holding were last amended by deed of May 26, 2003 executed before Mr. R.J.C. van Helden, Notary Public of Amsterdam. Holding's main purpose is to own ABN AMRO Bank N.V. and its subsidiaries. Holding owns 100 percent of the shares of ABN AMRO Bank N.V. and is jointly and severally liable for all liabilities of ABN AMRO Bank N.V. ABN AMRO Bank N.V. is registered in the Commercial Register of Amsterdam under number 33002587. The registered office of ABN AMRO Bank N.V. is at Gustav Mahlerlaan 10, 1082 PP Amsterdam, The Netherlands.

        The ABN AMRO group which consists of Holding and its subsidiaries, is a global banking group offering a wide range of commercial and investment banking products and services on a global basis through its network of approximately 3,500 offices and branches in more than 60 countries and territories. ABN AMRO group is the largest banking group based in The Netherlands with total consolidated assets of Euro 556.0 billion at December 31, 2002.

        The long-term, unsecured, unsubordinated and unguaranteed debt obligations of ABN AMRO are currently rated AA- by S&P, Aa3 by Moody's and AA- by Fitch Ratings. The short-term, unsecured, unsubordinated and unguaranteed debt obligations of ABN AMRO are currently rated P-1 by Moody's, A-1+ by S&P and F1+ by Fitch Ratings.

        The information in the preceding three paragraphs has been provided solely by ABN AMRO for use in this prospectus and ABN AMRO is solely responsible for the accuracy of the preceding three paragraphs. Except for the foregoing three paragraphs, ABN AMRO, in its capacity as fixed-floating rate swap provider and its affiliates have not been involved in the preparation of, and do not accept responsibility for, this prospectus.

        Any press releases issued by ABN AMRO can be obtained from the ABN AMRO website at http://www.abnamro.com/pressroom.

Currency Swap Provider

        Deutsche Bank Aktiengesellschaft (Deutsche Bank AG), acting through its Frankfurt head office, will be the currency swap provider under the Class A US$ Currency Swap, the Class A € Currency Swap, the Class B US$ Currency Swap and the Class B € Currency Swap.

        Deutsche Bank AG originated from the reunification of Norddeutsche Bank Aktiengesellschaft, Hamburg, Rheinisch-Westfälische Bank Aktiengesellschaft, Düsseldorf and Süddeutsche Bank Aktiengesellschaft, Munich; pursuant to the Law on the Regional Scope of Credit Institutions, these had been disincorporated in 1952 from Deutsche Bank which was founded in 1870. The merger and the name were entered in the Commercial Register of the District Court, Frankfurt am Main, on May 2, 1957. Deutsche Bank AG (registration number HRB 30 000) has its registered office at Taunusanlage 12, D 60325 Frankfurt am Main.

        Deutsche Bank AG is the parent company of a group consisting of banks, capital market companies, fund management companies, a property finance company, installment financing companies, research and consultancy companies and other domestic and foreign companies (the Deutsche Bank Group).

        The objectives of Deutsche Bank AG, as set forth in its Articles of Association, include the transaction of all kinds of banking business, the provision of financial and other services and the promotion of international economic relations. Deutsche Bank AG may realize these objectives itself or through subsidiaries and affiliated companies. To the extent permitted by law, Deutsche Bank AG is entitled to transact all business and to take all steps which appear likely to promote its objectives, in particular to acquire and dispose of real estate, to establish branches at home and abroad, to acquire, administer and dispose of participations in other enterprises, and to conclude enterprise agreements.

        As of September 30, 2003, the issued share capital of Deutsche Bank AG amounted to Euro 1,489,546,869.76 consisting of 581,854,246 ordinary shares of no par value. The shares are fully paid up and in registered form. The shares are listed for trading and official quotation on all the German Stock Exchanges. They are also listed on the Stock Exchanges in Amsterdam, Brussels, London, Luxembourg, New York, Paris, Tokyo, Vienna and Zurich.

        The long-term senior debt of Deutsche Bank AG has been assigned a rating of AA- (stable outlook) by S&P, Aa3 (stable outlook) by Moody's and AA- (stable outlook) by Fitch Ratings. The short-term senior debt of Deutsche Bank AG has been assigned a rating of A-1+ by S&P, P-1 by Moody's and F1+ by Fitch Ratings. A credit rating may be subject to revision, suspension or withdrawal at any time.

        As of September 30, 2003, the unaudited capitalization of Deutsche Bank Group on the basis of United States Generally Accepted Accounting Principles was as follows: total assets of €864,328 million, total liabilities of €836,901 million, total shareholder equity of €27,427 million and total liabilities and shareholders' equity of €864,328 million.

        Deutsche Bank AG files reports and other information with the Securities and Exchange Commission (the "SEC") under the Securities Exchange Act of 1934, as amended. Such materials may be read and copied at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of its public reference rooms. Such materials may also be inspected at the offices of the New York Stock Exchange,

20 Broad Street, New York, New York 10005. In addition, the SEC maintains an internet website that contains reports and other information regarding Deutsche Bank AG that are filed through the SEC's Electronic Data Gathering, Analysis and Retrieval (EDGAR) System. This website can be accessed at http://www.sec.gov. You can find information that Deutsche Bank AG has filed with the SEC by reference to file number 001-15242.

        The information in the preceding seven paragraphs has been provided solely by Deutsche Bank AG for use in this prospectus and Deutsche Bank AG is solely responsible for the accuracy of the preceding seven paragraphs. Except for the foregoing seven paragraphs, Deutsche Bank AG, in its capacity as the currency swap provider and its affiliates have not been involved in the preparation of, and do not accept responsibility for this prospectus.

Withholding or Tax Deductions

        All payments in respect of the bonds will be made without withholding or deduction for, or on account of, any present or future taxes, duties or charges of whatever nature unless the issuer trustee is required by applicable law to make any such withholding or deduction. In the event that the issuer trustee or the principal paying agent is legally obliged to make such withholding or deduction, it shall account to the relevant authorities for the amount so required to be withheld or deducted and, within 30 days after a request from a bondholder, provide to that bondholder evidence satisfactory to it of that payment having been made. Neither the issuer trustee nor the bond trustee nor the principal paying agent nor any borrower is obliged to make any additional payments to bondholders with respect to any such withholding or deduction.

Redemption of the Bonds Upon an Event of Default

        Any proceeds from the enforcement of the charge in the security trust deed, after the occurrence of an event of default, will be applied in accordance with the order of priority of payments as set out in the security trust deed. See "Description of the Transaction Documents—The Security Trust Deed".

Redemption of the Bonds Upon Issuer Call Option Event

        At any time on or after the occurrence of an Issuer Call Option Event, the issuer trustee must, subject to the paragraph below, if directed to do so by the trust manager, redeem all, but not some only, of the bonds in full on the payment date specified in the direction. See "—Interest on the Bonds—Calculation of Interest Payable on the Bonds".

        The trust manager may only give a direction under the paragraph above if:

  •
  it does so not less than 15 Business Days nor more than 30 Business Days before the proposed redemption date;

  •
  it takes such action as may be required to ensure that the issuer trustee has available to it on the proposed redemption date sufficient funds to enable it to redeem the principal amount of all bonds and pay all accrued interest and other amounts payable in respect of the bonds in full;

  •
  it is satisfied that having regard to the terms upon which any such funds are made available to the issuer trustee and all other relevant matters, the issuer trustee will be able to meet its obligations to all of its creditors in full; and

  •
  it gives or procures the giving of notice to bondholders of the redemption not less than 15 Business Days nor more than 30 Business Days before the proposed redemption date.

        Notice of redemption will also be filed with the Irish Stock Exchange, so long as any of the Offshore bonds are listed thereon.

Maturity Date

        The issuer trustee must pay the principal amount in relation to each bond on or by the maturity date relating to that bond. The failure of the issuer trustee to pay the principal amount within five Business Days of the maturity date, or within any other applicable grace period agreed upon with the Mortgagees, will be an event of default under the security trust deed. The maturity date for the bonds is the payment date falling in January 2035.

Final Redemption of the Bonds

        Each bond will be finally redeemed, and the obligations of the issuer trustee with respect to the payment of the principal amount of that bond will be finally discharged, upon the first to occur of:

  •
  the date on which the principal amount of the bond is reduced to zero;

  •
  the date upon which the relevant bondholder renounces in writing all of its rights to any amounts payable under or in respect of that bond;

  •
  the date on which all amounts received by the security trustee with respect to the enforcement of the security trust deed are paid to the bondholder;

  •
  the payment date immediately following the date on which the issuer trustee completes a sale and realization of all of the assets of the Fund in accordance with the master trust deed.

Termination of the Fund

Termination Events

        The Fund shall continue until, and shall terminate on, the Termination Date.

Realization of Trust Assets

        As soon as practicable following the Termination Date, the issuer trustee must:

  •
  sell and convert into cash the assets of the Fund;

  •
  apply the proceeds of sale or conversion in accordance with the cashflow methodology set out in "—Distribution of Interest Collections" and "—Distribution of Available Amortisation Amount"; and

  •
  transfer the balance of the Fund to the beneficiaries of that Fund according to their respective entitlements.

Prescription

        Claims against the issuer trustee for payment under the bonds are void unless made within 10 years, in the case of principal, or 5 years, in the case of interest and other amounts, of the due date for payment.

Reports to Bondholders

        On each payment date, the trust manager will, in respect of the calculation period ending immediately before that payment date, deliver to the bond trustee a bondholders' report containing the following information:

  •
  the aggregate principal amount and the aggregate stated amount of each class of bonds on the first day after the payment date in relation to that calculation period;

  •
  the aggregate of the interest entitlements for each class of bonds on the payment date in relation to that calculation period;

  •
  the aggregate of all principal repayments (if any) to be made in respect of each class of bonds on the payment date in relation to that calculation period;

  •
  the Income Collections for that calculation period;

  •
  the Principal Collections for that calculation period;

  •
  the Available Amortisation Amount on the payment date in relation to that calculation period;

  •
  the aggregate of all redraw advances, line of credit advances and permitted further advances made during the calculation period in relation to the housing loans of the Fund;

  •
  the interest rate for the Class A-1(a) bonds, the Class A-1(b) bonds, the Class B-1(a) bonds and the Class B-1(b) bonds for the interest period ending on (but excluding) the payment date in relation to that calculation period, as calculated by the calculation agent;

  •
  the scheduled and unscheduled payments of principal on the housing loans of the Fund during the calculation period;

  •
  the aggregate principal amount of the housing loans of the Fund as of the last day of the calculation period;

  •
  the Aggregate Loss Amount (if any) for the calculation period;

  •
  the Charge-offs and Unreimbursed Charge-offs (if any) in relation to each Class A-1(a) bond, each Class A-1(b) bond, each Class B-1(a) and each Class B-1(b) bond on the payment date in relation to that calculation period; and

  •
  delinquency and loss statistics with respect to the housing loans of the Fund during the calculation period.

        Unless and until definitive bonds are issued, beneficial owners will receive bondholders' reports and other information provided for under the transaction documents only if, when and to the extent provided by the relevant Clearing Agency and its participating organizations.

        Unless and until definitive bonds are issued, quarterly and annual unaudited reports containing information concerning the Fund and the Offshore bonds will be prepared by the trust manager and sent to the relevant Clearing Agency. Each Clearing Agency and its participants will make such reports available to beneficial owners of the Offshore bonds in accordance with the rules, regulations and procedures creating and affecting that Clearing Agency. However, such reports will not be sent directly to each beneficial owner while the Offshore bonds are in book-entry form. Upon the issuance of fully registered, certificated bonds, such reports will be sent directly to each beneficial owner. Such reports will not constitute financial statements prepared in accordance with generally accepted accounting principles. The trust manager does not intend to file any reports that constitute financial statements prepared in accordance with generally accepted accounting principles. The trust manager will, however file with the SEC such reports as are required under the Exchange Act, and the rules and regulations of the SEC thereunder. However, in accordance with the Exchange Act and the rules and regulations of the SEC thereunder, the trust manager expects that the obligation to file such reports will be terminated following the end of June 2004.

        For so long as any Offshore bonds are listed on the Irish Stock Exchange and the rules of such exchange shall so require, there shall be a listing agent and paying agent for such Offshore bonds with an office in Ireland, and payments on and transfers or exchanges of interests in such Offshore bonds may be effected through such paying agent (or any other paying agent) or, as applicable, through DTC, Euroclear or Clearstream, Luxembourg, as the case may be; provided, that all transfers and exchanges are effected in accordance with the bond trust deed. The listing agent and paying agent in Ireland will be Ernst & Young, Ernst & Young Building, Harcourt Centre, Harcourt Street, Dublin 2, Ireland.

Action of Bond Trustee

        The bond trustee is not bound to exercise any power or obligation under or in connection with the security trust deed, the bond trust deed or the Offshore bonds, unless the bond trustee:

  •
  is satisfied that the assets of the bond trust will be sufficient to fully reimburse, exonerate or indemnify it in respect of all costs, disbursements, expenses, liabilities, taxes and losses incurred by it in the exercise of such power or obligation; or

  •
  has received an indemnity in respect of such costs, disbursements, expenses, liabilities, taxes and losses in form and substance and from a party reasonably satisfactory to it.

DESCRIPTION OF THE TRANSACTION DOCUMENTS

        The following summary, together with the information above under "Description of the Offshore Bonds", describes the material terms of the master trust deed, the supplementary bond terms, the bond trust deed, the security trust deed, the agency agreement and the master origination and servicing agreement (together with each fixed-floating rate swap and each currency swap being the transaction documents). The summary does not purport to be complete and is subject to the provisions of the transaction documents. All of the transaction documents, except for the fixed-floating rate swaps are governed by the laws of the State of New South Wales, Australia. The fixed-floating rate swaps are governed by the laws of England and Wales. As stated above, the bond trust deed is governed by the laws of the State of New South Wales, Australia; however, the administration of the trust, as set forth in the bond trust deed, is governed by New York law. A copy of the master trust deed and the master origination and servicing agreement and a form of each of the other transaction documents have been filed as exhibits to the registration statement of which this prospectus is a part.

Trust Accounts

        The issuer trustee will establish and maintain the collection account with an Approved Bank. The collection account will initially be established with Westpac Banking Corporation, which has a short-term rating of P-1 from Moody's and A-1+ from S&P. The bank account shall be opened by the issuer trustee in its name and in its capacity as trustee of the Fund. This collection account will not be used for any purpose other than for the Fund.

        The trust manager shall have the duty from time to time to recommend to the issuer trustee, in writing, and the issuer trustee shall, subject to the satisfaction of certain conditions specified in the master trust deed, have the obligation to comply with recommendations by the trust manager, with respect to the manner in which any moneys forming part of the Fund shall be invested in Authorized Investments and what purchases, sales, transfers, exchanges, collections, realizations or alterations of assets of the Fund shall be effected and when and how the same should be effected.

Modifications

Master Trust Deed

        Subject to the paragraph below, the issuer trustee and the trust manager may by way of supplemental deed vary or amend the master trust deed so long as such variation or amendment is:

  •
  to correct a manifest error or ambiguity or is of a formal, technical or administrative nature only;

  •
  in the opinion of the issuer trustee necessary to comply with the provisions of any statute or regulation or with the requirements of any government body;

  •
  in the opinion of the issuer trustee, is:

  •
  required by; or

  •
  a consequence of; or

  •
  consistent with; or

  •
  appropriate, expedient or desirable for any reason as a consequence of, the introduction or imposition of, or any amendment or alteration to, any statute, regulation or requirement of any governmental body or any decision by any court;

  •
  to apply only in respect of a fund not yet constituted;

  •
  necessary to ensure that the master trust deed is not required to be registered with or approved by any government body in Australia;

  •
  in the reasonable opinion of the issuer trustee not prejudicial to the interests of the bondholders or beneficiaries in respect of any fund previously constituted, in the case of a variation or amendment affecting that fund; or

  •
  approved by an Extraordinary Resolution and by the beneficiaries of any fund to which the alteration, addition or modification applies.

        The issuer trustee may not vary or amend the powers of amendment set out in the above paragraph in so far as they relate to funds previously constituted, except pursuant to the first, second or third bullet points of the above paragraph, without the unanimous consent of all bondholders and all beneficiaries of that fund.

Security Trust Deed, Bond Trust Deed and Supplementary Bond Terms

        Subject to the following paragraphs in this section, the security trustee may by way of supplemental deed made with the issuer trustee, the trust manager and the bond trustee vary or amend the security trust deed, the bond trust deed or the supplementary bond terms so long as such variation or amendment is:

  •
  to correct a manifest error or ambiguity or is of a formal, technical or administrative nature only;

  •
  in the opinion of the security trustee necessary to comply with the provisions of any existing or proposed statute or regulation or with the requirements of any government body;

  •
  in the opinion of the security trustee appropriate or expedient as a consequence of an amendment or proposed amendment to any statute or regulation or altered requirements of any government body and is not prejudicial to the interests of any Mortgagee;

  •
  in the reasonable opinion of the security trustee not prejudicial to the interests of any Mortgagee;

  •
  required by the Irish Stock Exchange or any other stock exchange on which any class of Offshore bonds is listed, if any, in order to permit or maintain such listing; or

  •
  approved by an Extraordinary Resolution.

        The Security Trustee may not vary or amend certain provisions of the documents, including the events of default and pre and post-enforcement cashflow waterfalls, without the prior approval of an Extraordinary Resolution and the consent of the currency swap provider and the fixed-floating rate swap provider.

        In addition, no amendment to the bond trust deed will be effective unless:

  •
  such amendment conforms to the United States Trust Indenture Act of 1939; and

  •
  after such amendment, the bond trust deed, as amended, is qualified under the United States Trust Indenture Act of 1939.

The Issuer Trustee

        The issuer trustee is appointed as trustee of the Fund on the terms set out in the master trust deed. The issuer trustee has all the rights, powers and discretions over and in respect of the assets of the Fund in accordance with the transaction documents.

        The issuer trustee must act honestly and in good faith in performance of its duties and in exercising its discretions under the master trust deed, act at all times in the best interests of the beneficiaries and the bondholders of each fund and exercise such diligence and prudence as a prudent person of business would exercise in performing its express functions and in exercising its discretions under the master trust deed.

Delegation

        In exercising its powers and performing its obligations and duties under the master trust deed, the issuer trustee may, unless otherwise prohibited by the master trust deed, delegate any or all of the powers, authorities and discretions conferred on it by the master trust deed to any of its officers and employees.

Trust Indenture Act of 1939

        Under the bond trust deed, the issuer trustee, or the trust manager on its behalf, must deliver to the bond trustee, within 120 days after the end of each fiscal year of the Fund, commencing on October 29, 2005, and otherwise in compliance with the requirements of section 314(a)(4) of the United States Trust Indenture Act of 1939, a certificate stating that:

  •
  a review of the activities of the issuer trustee in respect of the Fund during such year and of its performance under the transaction documents has been made under supervision of the person signing the certificate; and

  •
  to the best of the knowledge of the person signing the certificate, based on the review referred to in the above bullet point, the issuer trustee has complied with all conditions and covenants under the transaction documents throughout the relevant year, or, if there has been a default in the compliance of any such condition or covenant, specifying each such default known to that person of the nature, date of occurrence and status of the default.

        The trust manager, on behalf of the issuer trustee, must deliver to the bond trustee on the initial issue date, an opinion stating that the security trust deed and any other requisite documents have been properly recorded and filed. Within 120 days after the end of each fiscal year commencing on October 29, 2005, the trust manager, on behalf of the issuer trustee, must deliver an opinion stating that action has been taken with respect to the recording and filing of the security trust deed and any other requisite document or that no action is required to maintain the security interest created by the security trust deed.

Issuer Trustee Fees and Expenses

        The issuer trustee is entitled to a fee for each calculation period equal to a margin per annum to be agreed from time to time between the issuer trustee and the trust manager of the principal amount of the housing loans on the first day of each calculation period payable in arrears on the next payment date.

        The issuer trustee will be indemnified out of the assets of the Fund for any liability, cost or expense incurred by it in its capacity as issuer trustee, except to the extent that such liability, cost or expense is caused by a failure by the issuer trustee to exercise in relation to the Fund the degree of care, diligence and prudence required of a trustee or because of some other neglect, default or breach of duty by the issuer trustee having regard to the powers and duties conferred on the issuer trustee by the master trust deed.

Removal of the Issuer Trustee

        The issuer trustee is required to retire as trustee after a direction from the trust manager in writing following an Issuer Trustee's Default.

        If the issuer trustee does not retire within the period directed by the trust manager, the trust manager shall have the right by deed poll to remove the issuer trustee from office as trustee of the Fund.

        On the retirement or removal of the issuer trustee, the trust manager must as soon as reasonably practicable appoint in writing some other statutory trustee to be the issuer trustee. Until the appointment is completed the trust manager shall act as issuer trustee.

Voluntary Retirement of the Issuer Trustee

        The issuer trustee may resign on giving to the trust manager not less than three months', or such other period as the trust manager and the issuer trustee may agree, notice in writing of its intention to do so.

        Before retirement, the issuer trustee must appoint a successor trustee who is acceptable to the trust manager.

Limitation of the Issuer Trustee's Liability

        The issuer trustee has no personal liability in relation to any of its obligations under or arising out of any of the transaction documents entered into in its capacity as trustee of the Fund.

        In relation to each such obligation, the liability of the issuer trustee is limited to and does not extend beyond the assets of the Fund as they stand at the time at which the obligation is met or satisfied.

        The issuer trustee is not liable to meet or satisfy any such obligation from its own assets, except its right of indemnity from the assets of the Fund, and each such obligation must be met or satisfied from the Fund or that right of indemnity.

        The preceding paragraphs apply notwithstanding the fact that the liabilities of the issuer trustee in its capacity as the trustee of the Fund may from time to time and at any time almost equal, equal or exceed the value of the assets of the Fund at the relevant time.

        The preceding paragraphs do not apply to the liability of the issuer trustee in relation to any obligation which in any transaction document the issuer trustee expressly assumes in its personal capacity.

        It is acknowledged by the issuer trustee in the transaction documents that the assets of the Fund at any time will include the amount of any compensation found by a Final Judgment, or admitted by the issuer trustee, to be payable by the issuer trustee to restore the Fund because of a failure by the issuer trustee to exercise in relation to the Fund the degree of care, diligence and prudence required of a trustee or because of some other neglect, default or breach of duty by the issuer trustee having regard to the powers and duties conferred on the issuer trustee by the master trust deed, in either case occurring before the time in question and causing loss to the Fund quantified before the time in question.

        For the purposes of this section, Final Judgment means a judgment of a court of law in Australia against which there can be no appeal or in relation to which the time to appeal has expired.

The Trust Manager

Powers

        The trust manager will have full and complete powers of management of the Fund, including the administration and servicing of the assets which are not serviced by the servicer, borrowings and other liabilities of the Fund and the conduct of the day to day operation of the Fund.

        The trust manager has the duty from time to time to recommend Authorized Investments to the issuer trustee and direct the issuer trustee in relation to those Authorized Investments.

Delegation

        The trust manager may, in performing its obligations under the master trust deed:

  •
  delegate to any of its officers and employees all or any of the powers, authorities and discretions conferred on it by the master trust deed;

  •
  by power of attorney:

  •
  appoint any person to be its attorney or agent for such purpose and with such powers, authorities and discretions as the trust manager thinks fit with or without power to sub-delegate, and also to authorize the issue in the name of the trust manager of documents bearing facsimile signatures of the trust manager or of the attorney or agent either with or without proper manuscript signatures of their officers thereon; and

  •
  insert such provisions for the protection and convenience of those dealing with any such attorney or agent as the trust manager may think fit;

  •
  appoint by writing or otherwise any person to be agent or sub-agent of the trust manager as the trust manager may think necessary or proper for such purposes and with such powers, authorities and discretions as the trust manager thinks fit and to supersede or suspend any such agent or sub-agent for such cause or reason as the trust manager may in its sole discretion think sufficient with or without assigning any cause or reason and either absolutely or for such time as it may think proper; and

  •
  delegate to another person approved by the issuer trustee, on terms approved by the issuer trustee, its obligations under the master trust deed with respect to the origination, management and servicing of the housing loans. The issuer trustee must not unreasonably withhold or delay its approval in either case.

        The trust manager is liable for:

  •
  the acts and omissions of any officer, employee, attorney, agent, sub-delegate or sub-agent to whom any delegation is made as contemplated in the above paragraph; and

  •
  the fees and expenses of any such person.

        Notwithstanding the foregoing, the trust manager is not liable for the performance by the servicer of its obligations under the master origination and servicing agreement.

Trust Manager's Fees, Expenses and Indemnification

        The trust manager is entitled to a fee for each interest period for the Offshore bonds equal to 0.20% per annum of the principal amount of the housing loans on the last Cut-off before that payment date (payable in arrears).

        The trust manager will be indemnified out of the assets of the Fund for any liability, cost or expense properly incurred by it in its capacity as trust manager of the Fund.

Removal or Retirement of the Trust Manager

        The trust manager is required to retire as trust manager if the issuer trustee so directs in writing following a Trust Manager's Default.

        The trust manager may resign on giving to the issuer trustee not less than three months', or such other period as the trust manager and the issuer trustee may agree, notice in writing of its intention to do so. The trust manager may not resign unless:

  •
  successor trust manager is appointed on or prior to its resignation taking effect; and

  •
  the appointment of the successor trust manager is approved by the issuer trustee and will not result in the reduction, qualification or withdrawal of the rating of any bond.

Limitation of Trust Manager's Liability

        The principal limitations on the trust manager's liability are set out in full in the master trust deed. These include the following limitations:

  •
  the trust manager will be indemnified out of the Fund in respect of any liability, cost or expense properly incurred by it in its capacity as trust manager of the Fund; and

  •
  subject to the master trust deed, the trust manager is not liable in respect of any action taken or thing suffered by it in reliance upon any document given to or served on it for the purposes of or pursuant to the master trust deed which it reasonably believes to be genuine, and to be signed by persons authorized to do so and having power to bind the person on whose behalf the document is or purports to be given.

The Bond Trustee

        The Bank of New York will serve as the bond trustee and will be responsible for the administration of the bond trust. The corporate trust office of the bond trustee is located at 101 Barclay Street, 21W, New York, New York 10286. The bond trustee will be entitled to indemnification from the assets of the Fund against all loss, liability, expense, costs, damages, actions, proceedings, claims and demands incurred by, or made against, the bond trustee in connection with its execution of the trusts under the bond trust deed, provided that the indemnification will not extend to any loss, liability, expense, costs, damages, actions, proceedings, claims or demands arising from any fraud, negligence or wilful default by the bond trustee.

        The bond trustee will at all times be a corporation or association, organized and doing business under the laws of the United States of America, any individual state or the District of Columbia, authorized under those laws to exercise corporate trust powers, having a combined capital and surplus of at least US$50,000,000, as set forth in its most recent published annual report of condition, and subject to supervision or examination by federal, state or District of Columbia authority. The bond trustee may also, if permitted by the SEC, be organized under the laws of a jurisdiction other than the United States, provided that it is authorized under such laws to exercise corporate trust powers and is subject to supervision or examination by authority of such jurisdictions substantially equivalent to the supervision or examination applicable to a trustee in the United States.

        The bond trustee may resign after giving not less than two months' written notice to the issuer trustee, the trust manager and each Offshore bondholder. The trust manager may also remove the bond trustee in the following circumstances:

  •
  if the bond trustee becomes insolvent;

  •
  if the bond trustee ceases its business;

  •
  if the bond trustee fails to comply with any of its obligations under any transaction document and such failure has had or, if continued will have, a Material Adverse Effect determined by the trust manager and, if capable of remedy, the bond trustee does not remedy that failure within 10 Business Days after the earlier of:

  •
  the bond trustee becoming aware of such failure; and

  •
  receipt by the bond trustee of a written notice with respect to such failure from the trust manager or the issuer trustee;

  •
  if the bond trustee fails to satisfy any obligation imposed on it under the United States Trust Indenture Act of 1939 with respect to the Fund or the bond trust deed;

  •
  if an Extraordinary Resolution of Offshore bondholders is passed that the bond trustee be removed from office.

        Any resignation or removal of the bond trustee will not become effective until:

  •
  acceptance of the appointment by a successor bond trustee; and

  •
  satisfaction of the criteria specified in the bond trust deed.

Bond Trustee's Annual Report

        To the extent required by the United States Trust Indenture Act of 1939, as amended, the bond trustee will transmit each year to all Offshore bondholders of record a report including, but not limited to:

  •
  its eligibility and qualifications to continue as trustee under the bond trust deed;

  •
  any amounts advanced by it, if any, under the bond trust deed;

  •
  changes in the amount, interest rate and maturity date of indebtedness owing by the issuer trustee to it in the bond trustee's individual capacity;

  •
  changes in the property and funds physically held by it as bond trustee;

  •
  any release or release and substitution of collateral subject to the lien of the security trust deed that has not previously been reported; and

  •
  any action taken by it that materially affects the Offshore bonds and that has not previously been reported.

List of Bondholders

        Three or more holders of Offshore bonds, each of whom has owned an Offshore bond for at least six months, may, upon written request to the bond trustee, obtain access to the current list of Offshore bondholders of the issuer trustee for purposes of communicating with other Offshore bondholders concerning their rights under the bond trust deed or the Offshore bonds. The bond trustee may elect not to give the requesting bondholders access to the list if it agrees to mail the desired communication or proxy to all applicable bondholders.

Reports

        On or before January 31 of each calendar year, the bond trustee will furnish to each person who at any time during the prior calendar year was an Offshore bondholder, a statement containing the information required to be provided by an issuer of indebtedness under the United States Internal Revenue Code of 1986, as amended (the Code).

Limitation of Liability

        Notwithstanding any other provision of the bond trust deed, the bond trustee will have no liability under or in connection with the bond trust deed or any other transaction document (whether to Offshore bondholders, the issuer trustee, the trust manager or any other person) other than to the extent to which the liability is able to be satisfied out of the assets of the bond trust from which the bond trustee is actually indemnified for the liability. This limitation will not apply to a liability of the bond trustee to the extent that it is not satisfied because, under the bond trust deed or operation by law, there is a reduction in the extent of the bond trustee's indemnification as a result of the bond trustee's fraud, negligence or wilful default.

The Security Trust Deed

General

        Permanent Registry Limited of Level 4, 35 Clarence Street, Sydney, New South Wales, Australia will be the security trustee. Permanent Registry Limited's principal activities are the provision of services as trustee, executors, administrators, attorneys and agents and other fiduciary services. The issuer trustee will grant a first ranking floating charge, registered with the Australian Securities and Investments Commission, over all of the Fund assets in favor of the security trustee. The floating charge will secure the issuer trustee's obligations to the bondholders, the security trustee, the bond trustee, the fixed-floating rate swap provider, the currency swap provider, each paying agent, the calculation agent, the US$ registrar and the € registrar. These secured parties are collectively known as the Mortgagees.

Nature of the Charge

        A company may not deal with its assets over which it has granted a fixed charge without the consent of the relevant mortgagee. Fixed charges are usually given over real property, marketable securities and other assets which will not be dealt with by the company.

        A floating charge, like that created by the security trust deed, does not attach to specific assets but instead "floats" over a class of assets which may change from time to time. The company granting the floating charge may deal with those assets and give third parties title to those assets free from any encumbrance, provided such dealings and transfers of title are in the ordinary course of the company's business. The issuer trustee has agreed not to dispose of or create interests in the assets of the Fund subject to the floating charge except as contemplated by or permitted under the transaction documents and in the ordinary exercise of its rights and the performance of its obligations under the transaction documents. If the issuer trustee disposes of any of the Fund assets, including any housing loan, in the ordinary course of its business, the person acquiring the property will take it free of the floating charge. The floating charge granted over the Fund assets will crystallize, which means it becomes a fixed charge, upon the occurrence of specific events set out in the security trust deed, including the occurrence of an event of default under the security trust deed. On crystallization of the floating charge, the issuer trustee may not deal with the assets of the Fund without the consent of the security trustee.

The Security Trustee

        The security trustee is appointed to act as trustee on behalf of the Mortgagees and holds the benefit of the charge over the Fund assets in trust for each Mortgagee on the terms and conditions of the security trust deed. If there is a conflict between the duties owed by the security trustee to any Mortgagees or class of Mortgagees, the security trustee must give priority to the interests of the Mortgagees according to the order in which moneys are to be applied under "—Priorities Under the Security Trust Deed".

Duties and Liabilities of the Security Trustee

        The security trust deed contains a range of provisions regulating the scope of the security trustee's duties and liabilities. These include the following:

  •
  except as required by the security trust deed, the security trustee is not required to monitor compliance by the issuer trustee with the transaction documents.

  •
  the security trustee has no duties or responsibilities except those expressly set out in the security trust deed or the bond trust deed.

  •
  any action taken by the security trustee under the security trust deed binds all the Mortgagees.

  The security trustee in its capacity as a Mortgagee can exercise its rights and powers as such as if it were not acting as the security trustee. It and its associates may engage in any kind of business with the issuer trustee, the trust manager, Mortgagees and others as if it were not security trustee and may receive consideration for services in connection with any transaction document or otherwise without having to account to the Mortgagees.

Events of Default

        Each of the following is an event of default under the security trust deed:

  •
  the issuer trustee fails to pay all or any part of the Secured Moneys—other than Secured Moneys owing in respect of interest rate swap break costs, to the currency swap provider and, for so long as any Secured Moneys are owing to the Class A-1(a) bondholders or the Class A-1(b) bondholders, any Secured Moneys owing to the Class B-1(a) bondholders or the Class B-1(b) bondholders—within 5 Business Days from the date such Secured Moneys fall due for payment;

  •
  the issuer trustee fails to comply with any of its obligations, other than an obligation referred to in the above bullet point, under the bond trust deed or the security trust deed where such failure will have a material adverse effect and such default, if capable of remedy, is not remedied within 15 Business Days after written notice or such longer period as may be specified in the notice from the security trustee requiring the same to be remedied;

  •
  any representation or warranty made by the issuer trustee in the bond trust deed or the security trust deed is untrue or incorrect in any material respect when made or deemed to be repeated;

  •
  an event of insolvency:

  •
  occurs in relation to PCL (in its personal capacity) and a new issuer trustee is not appointed in accordance with the master trust deed within 30 days of the occurrence of that event; or

  •
  occurs in relation to the Fund;

  •
  any of the secured documents (other than a mortgage or an ancillary document):

  •
  is or becomes illegal, invalid or unenforceable in whole or in any material respect which would have a material adverse effect;

  •
  is terminated, and in the case of the master origination and servicing agreement, an interest rate swap or a currency swap is not replaced immediately or within such other period as the trust manager and the security trustee may approve, such approval only to be given if each rating agency has confirmed that the giving of such approval will not result in the rating assigned to the bonds being downgraded below the designated rating, qualified or withdrawn by an agreement or arrangement on terms and with a party such that each rating agency confirms that such replacement agreement or arrangement will not result in the rating assigned to the bonds being downgraded, qualified or withdrawn; and

  •
  the charge created by the security trust deed is not or ceases to be a first ranking charge, ranking over the charged property to the extent of the Secured Moneys, in priority to all other claims against the issuer trustee or the charged property.

  Promptly upon receiving actual notice of the occurrence of an event of default:

  •
  the bond trustee must convene a meeting of the Offshore bondholders and request directions from the Offshore bondholders as to what action the Offshore bondholders require the bond trustee to require the security trustee to take; and

  •
  the security trustee must convene a meeting of bondholders of fast prepayment bonds and request directions from those bondholders as to what action those bondholders require the security trustee to take.

Meetings of Bondholders

        The bond trust deed contains provisions for convening meetings of the bondholders to enable the bondholders to direct or consent to the security trustee taking or not taking certain actions under the security trust deed, including directing the bond trustee to direct the security trustee to enforce the security trust deed.

Voting Procedures

        Every question submitted to a meeting of bondholders shall be decided in the first instance by a show of hands. If a show of hands results in a tie, the chairman shall both on a show of hands and on a poll have a casting vote in addition to the vote or votes, if any, to which he may be entitled as a bondholder or as a representative. A representative is, in the case of any bondholder, a person or body corporate appointed as a proxy for that bondholder. On a show of hands, every person holding, or being a representative holding or representing other persons who hold, a bond shall have one vote except that the bond trustee shall represent each Offshore bondholder who has directed the bond trustee to vote on its behalf under the bond trust deed. On a poll, every person who is present shall have one vote for every US$1 or its equivalent in Euros or A$, but not part thereof, of the Secured Moneys owing under or in respect of the bonds that he holds or in respect of which he is a representative.

        A resolution of all the bondholders, including an Extraordinary Resolution, may be passed, without any meeting or previous notice being required, by an instrument in writing which has been signed by all of the bondholders.

Enforcement of the Charge

        At any time after the occurrence of an event of default the security trustee may, and must:

  •
  if an Extraordinary Resolution is passed to that effect; or

  •
  if it is required to do so in writing by:

  •
  if any Class A-1(a) bonds, Class A-1(b) bonds or fast prepayment bonds remain outstanding, the bondholders of not less than 51% of the aggregate of the A$ Equivalent of all outstanding Class A-1(a) bonds and Class A-1(b) bonds and the aggregate principal amount of all outstanding fast prepayment bonds; or

  •
  if all Class A-1(a) bonds, Class A-1(b) bonds and fast prepayment bonds have been redeemed in full, the bondholders of not less than 51% of the aggregate of the A$ Equivalent of all outstanding Class B-1(a) bonds and Class B-1(b) bonds; or

  •
  if all Class A-1(a) bonds, Class A-1(b) bonds, Class B-1(a) bonds, Class B-1(b) bonds and fast prepayment bonds have been redeemed in full, by the Mortgagee ranking the highest in priority for payment under the post-enforcement cashflow methodology, by notice in writing to the issuer trustee, do any one or more of the following:

  •
  declare the charge to be enforceable;

  •
  exercise all or any of its powers which arise or which are expressed to arise upon the occurrence of an event of default or upon the charge becoming enforceable; and

  •
  declare the Secured Moneys immediately due and payable, whereupon the same will become so due and payable.

The Bond Trustee as Mortgagee

        If an event of default under the security trust deed occurs and is continuing, the issuer trustee will promptly notify the bond trustee of such an occurrence and the bond trustee must convene a meeting of the Offshore bondholders and request directions from the Offshore bondholders as to what action the Offshore bondholders require the bond trustee to require the security trustee to take.

        The rights, remedies and discretion of the Offshore bondholders under the security trust deed, including all rights to vote or give instructions or consents to the security trustee and to enforce any undertaking or warranty under the security trust deed, may only be exercised by the bond trustee on behalf of the Offshore bondholders, and the security trustee may rely on any instructions or directions given to it by the bond trustee as being given on behalf of the Offshore bondholders without inquiry about compliance with the bond trust deed.

        The bond trustee is not bound to exercise any power or obligation under or in connection with the security trust deed, the bond trust deed or the Offshore bonds, unless the bond trustee:

  •
  is satisfied that the assets of the bond trust will be sufficient to fully reimburse, exonerate or indemnify it in respect of all costs, disbursements, expenses, liabilities, taxes and losses incurred by it in the exercise of such power or obligation; or

  •
  has received an indemnity in respect of such costs, disbursements, expenses, liabilities, taxes and losses in form and substance and from a party reasonably satisfactory to it.

Limitations of Actions by the Security Trustee

        It is not incumbent on the security trustee to:

  •
  give any notice of the charge to any person;

  •
  enforce payment of any moneys payable to the issuer trustee;

  •
  realise any of the charged property; or

  •
  take any steps or proceedings for that purpose,

        unless, in any such case, the security trustee thinks fit to do so or is expressly required to do so by an Extraordinary Resolution.

        The security trustee is not, by reason of it entering into possession of the charged property, liable to account as mortgagee or chargee in possession or for anything except actual receipts or be liable for any loss upon realisation or for any default, omission, delay or mistake for which a mortgagee or chargee in possession might be liable, except where that loss results from, or that default, omission, delay or mistake constitutes, fraud, negligence or wilful default on the part of the security trustee.

        The security trustee is, except where caused by fraud, negligence or wilful default, entitled to be indemnified out of the charged property in respect of all costs, expenses, liabilities, taxes and losses incurred by it in the exercise of any power or obligation under the security trust deed, and against all actions, proceedings, costs, claims and demands in respect of any matter or thing done or omitted relating to the charged property, even if caused by a mistake, oversight, error of judgment or want of prudence by the security trustee.

        If the security trustee considers that the charged property will be insufficient to fully reimburse, exonerate or indemnify it in respect of any such costs, expenses, liabilities, taxes or losses, the security trustee shall not be obliged to exercise any power or comply with any obligation under the security trust deed unless and until it has received an indemnity in respect of such amounts in form and substance and from a party reasonably satisfactory to it.

Priorities Under the Security Trust Deed

        The proceeds from the enforcement of the security trust deed are to be applied in the order of priority set forth in this subsection, subject to any other priority which may be required by statute or law. Certain federal taxes, unpaid wages, long service leave, annual leave and similar employee benefits and certain auditor's fees, if any, will be paid prior to the Mortgagees. Subject to the foregoing, the proceeds from enforcement of the charge over the Fund assets will be distributed as follows:

  •
  first, in payment on a full indemnity basis of all costs, charges, expenses and disbursements incurred in the exercise or performance or attempted exercise or performance of any powers of the bond trustee, the security trustee or a receiver;

  •
  second, in payment of or towards satisfaction, pari passu and rateably, of fees and other expenses payable to the security trustee, the bond trustee, any paying agent, the US$ registrar, the € registrar, the calculation agent, the issuer trustee and the receiver's remuneration;

  •
  third, in or towards satisfaction, pari passu and rateably, of:

  •
  the Secured Moneys owing to the bondholders of Class A-1(a) bonds, Class A-1(b) bonds and fast prepayment bonds, pari passu and rateably;

  •
  the Secured Moneys owing to the currency swap provider under the Class A US$ Currency Swap and the Class A € Currency Swap; and

  •
  the Secured Moneys owing to the fixed-floating rate swap provider;

  •
  fourth, in or towards satisfaction, pari passu and rateably, of:

  •
  the Secured Moneys owing to the bondholders of Class B-1(a) bonds and of Class B-1(b) bonds, pari passu and rateably; and

  •
  the Secured Moneys owing to the currency swap provider under the Class B US$ Currency Swap and the Class B € Currency Swap; and

  •
  fifth, in payment to the persons entitled thereto.

        Upon enforcement of the security created by the security trust deed, the net proceeds thereof may be insufficient to pay all amounts due on redemption to the bondholders. Any claims of the bondholders remaining after realization of the security and application of the proceeds as aforesaid shall, except in limited circumstances, be extinguished.

Security Trustee's Fees and Expenses

        The issuer trustee shall reimburse the security trustee for all costs and expenses of the security trustee properly incurred in acting as security trustee.

        The security trustee is entitled to receive a fee to be agreed from time to time between the security trustee and the trust manager in respect of the performance of its rights and obligations under the transaction documents.

Retirement and Removal of the Security Trustee

        The security trustee may retire on not less than four months' notice in writing to the issuer trustee and each Mortgagee if a successor security trustee is appointed.

        Subject to the appointment of a successor security trustee, the trust manager may, and must, if so directed by an Extraordinary Resolution, remove the security trustee if:

  •
  an Insolvency Event occurs in relation to the security trustee;

  •
  the security trustee defaults in payment of any moneys required to be paid by it;

  •
  the security trustee defaults in the observance or performance of any of its obligations under the security trust deed and, if that default is capable of rectification, it is not rectified with 5 Business Days of its occurrence; or

  •
  an Extraordinary Resolution resolves that the security trustee be removed from office.

        Upon notice of resignation or removal of the security trustee, the trust manager has, subject to any contrary directions from an Extraordinary Resolution, the right to appoint a successor security trustee. The trust manager must appoint a successor security trustee whose appointment will not result in a reduction, withdrawal or qualification of the rating of any bond.

Limitation of Security Trustee's Liability

        Notwithstanding any provision of any transaction document, the security trustee will have no liability under or in connection with any transaction document (whether to the Mortgagees, the issuer trustee, the trust manager or any other person) other than to the extent to which the liability is able to be satisfied out of the property of the security trust fund from which the security trustee is actually indemnified for the liability. This limitation will not apply to a liability of the security trustee to the extent that it is not satisfied because, under a transaction document or by operation by law, there is a reduction in the extent of the security trustee's indemnification as a result of the security trustee's fraud, negligence or wilful default. Nothing in this section or any similar provision in any transaction document limits or adversely affects the rights or powers of the security trustee, any receiver or attorney.

The Master Origination and Servicing Agreement

Servicing of Housing Loans

        The servicer is required to administer the housing loans in the following manner:

  •
  in accordance with the master origination and servicing agreement;

  •
  using the same degree of skill and care as would be used by a responsible and prudent mortgagee; and

  •
  in compliance with the agreed procedures and all relevant legislation.

        The servicer is entitled to delegate its duties under the master origination and servicing agreement. The servicer at all times remains liable for servicing the housing loans and the acts or omissions of any delegate other than an approved solicitor, approved valuer or other professional appointed in accordance with the agreed procedures who is directly liable to the servicer for its acts or omissions.

Powers

        The servicer has the express power to, subject to the transaction documents, exercise any right, power or discretion conferred on the issuer trustee or the trust manager by any housing loan document or by any law.

Undertakings by the Servicer

        The servicer has undertaken, among other things, the following:

  •
  to collect all moneys due under the housing loans and related mortgages and pay them into the collection account;

  •
  if a default occurs in respect of a housing loan, to take such action as it considers necessary to:

  •
  remedy the default;

  •
  recover the money owing under the housing loan; and

  •
  protect and preserve the rights of the issuer trustee as mortgagee and the interests of bondholders;

  •
  to take all action available to it to claim any amount payable under any mortgage insurance policy promptly upon the issuer trustee becoming entitled to make such a claim;

  •
  to ensure that the authorized investments held by the issuer trustee yield an amount which is not less than 0.25% higher than the minimum rate required to ensure that the issuer trustee has sufficient cash at all times to enable the issuer trustee to pay all payments of interest in respect of the bonds and otherwise to comply with all of the issuer trustee's duties and obligations under the transaction documents;

  •
  to comply with all applicable laws in order properly to service the housing loans and mortgages and to perform or comply with its obligations under the master origination and servicing agreement; and

  •
  to provide information reasonably requested by the issuer trustee from time to time, including information relating to:

  •
  the performance by the servicer of its obligations under the master origination and servicing agreement;

  •
  the housing loans and any documents relating to the housing loans; and

  •
  the exercise by the servicer of its rights under the master origination and servicing agreement.

Servicing Compensation and Expenses

        The servicer will not receive a fee from the issuer trustee for servicing the housing loans.

        The servicer must bear all expenses incurred in connection with servicing the housing loans, except for expenses relating to the enforcement of a housing loan or its related mortgaged property or any amount repaid to a liquidator or trustee in bankruptcy pursuant to any applicable law, binding code, order or decision of any court, tribunal or the like.

Liability of the Servicer

        The servicer fully indemnifies the issuer trustee against all losses, liabilities, costs and expenses incurred as a result of the failure by the servicer to perform its duties under the master origination and servicing agreement or any action or conduct undertaken or not taken by the servicer, including as a consequence of a Servicer Transfer Event.

Termination of the Servicer

        The issuer trustee may terminate the servicer's appointment immediately, by notice in writing to the servicer, if any of the following Servicer Transfer Events occur:

  •
  an Insolvency Event occurs with respect to the servicer;

  •
  the servicer fails to comply with any of its obligations under the master origination and servicing agreement and that failure is not remedied within 10 Business Days of a notice from the issuer trustee requiring the same to be remedied; or

  •
  any representation or warranty made by the servicer in the master origination and servicing agreement is or proves to be untrue in any material respect and the servicer does not indemnify the issuer trustee for all damages, losses, claims, costs and expenses which the issuer trustee suffers or incurs as a result of that breach.

        The servicer will indemnify the issuer trustee against all losses, costs and expenses incurred as a result of a Servicer Transfer Event other than with respect to the occurrence of an Insolvency Event.

Resignation

        The servicer may voluntarily resign after giving not less than three months' notice in writing to the issuer trustee. Any such resignation will be of no effect unless and until:

  •
  a successor servicer has been appointed; and

  •
  the appointment of the successor servicer has been approved by the issuer trustee and will not result in a reduction, withdrawal or qualification of the rating of any bond in any fund.

THE SERVICER

The Servicer

        The servicer is Australian Mortgage Securities Ltd (AMS).

        AMS was established in 1986 as the first specialized residential mortgage funding conduit in Australia.

        Since then, it has been a leading non-bank funder of residential mortgages in Australia. It currently manages approximately A$14 billion of mortgages, approximately A$13.4 billion of which are in the ARMS II securitisation program.

        In addition to providing residential mortgage financing, AMS manages and services the mortgages using its own proprietary systems. This includes product design, legal documentation, managing relationships with correspondents and brokers, settlements, transactional processing and reporting to correspondents and investors.

        Distribution and client relationship functions are outsourced by AMS to select mortgage originator managers.

        AMS has a "Strong" residential loan Master Servicer rating from S&P, the highest rating available.

Servicing of Loans

        The servicer and correspondents perform the ongoing servicing of the housing loan pool pursuant to the master origination and servicing agreement and the agreed procedures. Servicing responsibilities include responding to customer enquiries, managing and servicing the features and facilities available under the housing loans, the collection of repayments and the enforcement of delinquent housing loans. See "Description of the Transaction Documents—The Master Origination and Servicing Agreement".

Collection and Enforcement Procedures

        As a precondition to being granted a housing loan, each borrower must execute a direct debit mandate. Payments are collected via a direct debit mechanism or through direct electronic credit and are deposited into the relevant trust account.

        If a borrower does not meet a scheduled repayment, a mortgage management system (a specialist computer software programme for the management of mortgage portfolios) identifies the housing loan to which the default relates so that the servicer can take further action in relation to that housing loan. A documented process is followed for all enforcement action. The agreed procedures contain the actions which the servicer is required to take if a borrower is in default under a housing loan.

        In summary, the steps for enforcement as at the date of this prospectus are:

  •
  Arrears up to 30 days

  Upon receipt of the direct debit dishonour by the relevant financial institution or the absence of a scheduled direct electronic credit, the servicer notifies the relevant correspondent of the housing loan which is then overdue. Borrowers are contacted by the relevant correspondent within 24 hours of such notification. The relevant correspondent is required to take steps to arrange with the relevant borrower to clear the arrears by a one off payment by direct debit or electronic credit.

  •
  Arrears between 30 and 90 days

  Correspondents are authorized to arrange for the borrower to enter into an appropriate arrangement to repay the arrears over an agreed period of time (usually three months). Such an agreement is entered into only where:

    •
    the consent of both the servicer and the relevant insurer under the relevant mortgage insurance policy is obtained; and

    •
    the borrower is able to demonstrate his or her capacity to maintain the arrangement.

Legal action commences if the arrangements are not complied with. Solicitors approved by the servicer are instructed by correspondents to take action to recover the arrears.

If a suitable arrangement cannot be entered into, solicitors approved by the servicer are instructed by the correspondent to take action to recover the arrears once two monthly payments have been missed. Legal action continues until all arrears, including costs, have been paid in full.

  •
  Arrears over 90 days

  Legal action is instituted to take possession of the security property. Again, legal action continues until all arrears, including costs, have been paid in full.

Servicer Delinquency Experience

        The table below summarizes the delinquency and mortgage insurance claims experience of housing loans serviced by Australian Mortgage Securities Ltd.

AMS RESIDENTIAL MORTGAGE LOAN PORTFOLIO*

	March 31, 1998	March 31, 1999	March 31, 2000	March 31, 2001	March 31, 2002	March 31, 2003	December 31, 2003
Outstanding Balance (A$m)	1,191	1,831	3,646	5,022	7,637	10,728	13,291
Number of Loans	8,238	11,838	21,744	29,640	42,528	55,023	62,721
% Delinquent by Number
30 to 59 days	0.49%	0.55%	0.51%	0.66%	0.56%	0.63%	0.73%
60 to 89 days	0.30%	0.14%	0.17%	0.30%	0.19%	0.28%	0.29%
90 days or more	0.78%	0.31%	0.23%	0.40%	0.47%	0.41%	0.48%

Total	1.57%	1.01%	0.91%	1.36%	1.22%	1.32%	1.51%

% Delinquent by Balances
30 to 59 days	0.52%	0.49%	0.60%	0.81%	0.68%	0.73%	0.83%
60 to 89 days	0.27%	0.12%	0.18%	0.33%	0.21%	0.35%	0.31%
90 days or more	0.82%	0.34%	0.21%	0.44%	0.50%	0.44%	0.51%

Total	1.62%	0.94%	0.99%	1.58%	1.39%	1.53%	1.65%

Total mortgage insurance claims during the period (A$m)	1.58	1.48	0.58	0.70	0.97	0.48	0.15
Total mortgage insurance claims during the period as % of Period-End Outstanding Balances	0.132%	0.081%	0.016%	0.014%	0.013%	0.004%	0.001%

*
Totals may not sum exactly due to rounding.

        There can be no assurance that the delinquency and mortgage insurance claims experience with respect to the housing loans comprising the housing loan pool will correspond to the delinquency and mortgage insurance claims experience of the servicer's mortgage portfolio set forth in the foregoing table. Indeed, the statistics shown in the preceding table represent the delinquency and mortgage insurance claims experience for the total residential mortgage portfolios for each of the years presented, whereas the aggregate delinquency and mortgage insurance claims experience on the housing loans will depend on the results obtained over the life of the housing loan pool. In addition, the foregoing statistics include housing loans with a variety of payment and other characteristics that may not correspond to those of the housing loans in the pool. Moreover, if the real estate market should experience an overall decline in property values such that the principal amounts of the housing loans comprising the housing loan pool become equal to or greater than the value of the related mortgaged properties, the actual rates of delinquency and mortgage insurance claims could be significantly higher than those previously experienced by the servicer. In addition, adverse economic conditions, which may or may not affect real property values, may affect the timely payment by borrowers of scheduled payments of principal and interest on the housing loans and, accordingly, the rates of delinquencies, foreclosures, bankruptcies and losses with respect to the housing loan pool.

PREPAYMENT AND YIELD CONSIDERATIONS

        The following information is given solely to illustrate the effect of prepayments of the housing loans on the weighted average life of the Offshore bonds under the stated assumptions and is not a prediction of the prepayment rate that might actually be experienced.

General

        The rate of principal payments and aggregate amount of distributions on the bonds and the yield to maturity of the bonds will relate to the rate and timing of payments of principal and the amount and timing of redraw advances, further advances and line of credit advances on the housing loans. The rate of principal payments on the housing loans will in turn be affected by the amortization schedules of the housing loans and by the rate of principal prepayments, including for this purpose prepayments resulting from refinancing, liquidations of the housing loans due to defaults, casualties and condemnations. Subject to the payment of applicable fees, the housing loans may be prepaid by the mortgagors at any time.

Prepayments

        Prepayments, liquidations and purchases of the housing loans, including optional purchase of the remaining housing loans in connection with the termination of the Fund, will result in early distributions of principal amounts on the bonds. Prepayments of principal may occur in the following situations:

  •
  refinancing by borrowers with other financiers;

  •
  borrowers making extra payments voluntarily;

  •
  sale of the underlying mortgaged property;

  •
  receipt by the issuer trustee of enforcement proceeds due to a borrower having defaulted on its housing loan;

  •
  receipt by the issuer trustee of insurance proceeds in relation to a claim under a mortgage insurance policy in respect of a housing loan;

  •
  transfer of all or any of the housing loans to another fund;

  •
  repurchase of the housing loans as a result of an optional termination or a redemption for taxation or other reasons;

  •
  receipt of proceeds of enforcement of the security trust deed prior to the maturity date of the bonds; or

  •
  receipt of proceeds of the sale of housing loans if the Fund is terminated while bonds are outstanding, for example, if required by law, and the housing loans are then either:

  •
  transferred to another fund; or

  •
  sold to a third party.

        Since the rate of payment of principal of the housing loans cannot be predicted and will depend on future events and a variety of factors, no assurance can be given to you as to this rate of payment or the rate of principal prepayments. The extent to which the yield to maturity of any bond may vary from the anticipated yield will depend upon the following factors:

  •
  the degree to which a bond is purchased at a discount or premium; and

  •
  the degree to which the timing of payments on the bond is sensitive to prepayments, liquidations and purchases of the housing loans.

        A wide variety of factors, including economic conditions, the availability of alternative financing and homeowner mobility may affect the Fund's prepayment experience with respect to the housing loans. In particular, under Australian law, unlike the law of the United States, interest on loans used to purchase a principal place of residence is not ordinarily deductible for taxation purposes.

Weighted Average Lives

        The weighted average life of a bond refers to the average amount of time that will elapse from the date of issuance of the bond to the date each U.S. dollar or Euro, as the case may be, in respect of principal repayable under the bond is reduced to zero. Prepayments of principal of the housing loans will tend to shorten the weighted average life of the Offshore bonds, while redraws, further advances and line of credit advances will tend to extend the weighted average life of the Offshore bonds.

        Usually, greater than anticipated principal prepayments and lower than anticipated redraws, further advances or line of credit advances will increase the yield on bonds purchased at a discount and will decrease the yield on bonds purchased at a premium. The effect on your yield due to principal prepayments occurring at a rate that is faster or slower than the rate you anticipated will not be entirely offset by a subsequent similar reduction or increase, respectively, in the rate of principal prepayments. The amount and timing of delinquencies and defaults on the housing loans and the recoveries, if any, on defaulted housing loans and foreclosed properties will also affect the weighted average life of the bonds.

        The model used in this prospectus is the prepayment assumption (the Prepayment Assumption) which represents an assumed rate of prepayment each month relative to the then outstanding principal amount of a pool of housing loans in the first month of the life of such housing loans. A 100% Prepayment Assumption assumes constant prepayment rates (CPR) of 11.2% per annum of the then outstanding principal amount of the housing loans in the first month of the life of such housing loans and an additional approximate 0.579% per annum in each month thereafter until the thirtieth month. Beginning in the thirtieth month and each month thereafter during the life of such mortgage loans, 100% Prepayment Assumption assumes a constant prepayment rate of 28% per annum each month.

        As used in the following tables, 0% Prepayment Assumption assumes prepayment rates equal to 0% of the related Prepayment Assumption i.e., no prepayments; correspondingly, 125% Prepayment Assumption assumes prepayment rates equal to 125% of the 100% Prepayment Assumption (i.e., a

CPR of 14.0% in the first month, increasing by approximately 0.724% until the thirtieth month and a CPR of 35.0% beginning in month thirty and each month thereafter), and so forth.

        The trust manager does not believe that any existing statistics of which it is aware provide a reliable basis for bondholders to predict the amount or timing of receipt of housing loan prepayments.

        The following table is based upon the assumptions in the following paragraph, and not upon the actual characteristics of the housing loans. Any discrepancies between characteristics of the actual housing loans and the assumed housing loans may have an effect upon the percentages of the principal amounts outstanding and weighted average lives of the bonds set forth in the table. Furthermore, since these discrepancies exist, principal payments on the bonds may be made earlier or later than the table indicates.

        The following table was prepared based on the characteristics of the housing loan pool, as described in "—Description of the Assets of the Fund", expected to be acquired by the issuer trustee and the following additional assumptions:

Pool Number	Initial Principal Amount (A$)	Weighted Average Interest Rate %	Weighted Average Original Term to Maturity in Months	Weighted Average Remaining Term to Maturity in Months
1	322,364,214.94	6.718	359	358
2	331,649,667.17	6.757	359	357
3	303,109,944.15	6.737	360	357
4	334,229,695.44	6.758	359	355
5	415,439,661.98	6.799	356	340

Total	1,706,793,183.68	6.756	359	353

  •
  the pool cut-off date is the close of business on January 19, 2004;

  •
  initial issue date for the bonds is January 29, 2004;

  •
  on the initial issue date the issuer trustee will purchase housing loans with an aggregate principal amount of A$1,706,793,183.68;

  •
  payments on the Offshore bonds are made on each payment date, regardless of the day on which payment actually occurs, commencing on April 13, 2004, and are made in accordance with the priorities described in this prospectus;

  •
  the housing loans' prepayment rates are equal to the respective percentages of the prepayment model indicated in the table;

  •
  the scheduled payments of principal and interest on the housing loans will be paid monthly and will be delivered on a timely basis on the last day of each month, with no defaults or arrears;

  •
  housing loans bearing a variable rate of interest maintain the rate set as at January 19, 2004;

  •
  housing loans bearing a fixed rate of interest will continue to bear the rate set at January 19, 2004, even at the expiration of their fixed rate periods;

  •
  all prepayments are received on the last day of each month and include the full month's interest on the prepayment;

  •
  principal collections are distributed according to the rules of distribution set forth in this prospectus;

  •
  all payments under the swaps are made as scheduled; and

  •
  the trust manager does not direct the issuer trustee to exercise its right of optional redemption of the bonds on October 10, 2009 except with respect to the line titled "Weighted Average Life—To Call (Years)".

        It is not likely that the housing loans will pay at any assumed constant prepayment rate to maturity or that all housing loans will prepay at the same rate. In addition, the diverse remaining terms to maturity of the housing loans could produce slower or faster distributions of principal than indicated in the tables at the assumed constant prepayment rate specified, even if the weighted average remaining term to maturity of the housing loans is the same as the weighted average remaining term to maturity of the assumptions described in this section. You are urged to make your investment decisions on a basis that includes your determination as to anticipated prepayment rates under a variety of the assumptions discussed in this prospectus as well as other relevant assumptions.

        In the following tables, the percentages have been rounded to the nearest whole number and the weighted average life of a class of bonds is determined by the following three step process:

  •
  multiplying the amount of each payment of principal thereof by the number of years from the date of issuance to the related payment date,

  •
  summing the results, and

  •
  dividing the sum by the aggregate distributions of principal referred to in the first clause above and rounding to two decimal places.

PERCENTAGE OF INITIAL PRINCIPAL OUTSTANDING AT THE FOLLOWING PERCENTAGES OF THE PREPAYMENT ASSUMPTION

Class A Bonds

Payment Date	0%	50%	75%	100%	125%	150%
Initial Percent	100	100	100	100	100	100
January 10, 2005	99	90	85	81	76	72
January 10, 2006	98	78	68	60	52	44
January 10, 2007	96	65	53	42	32	24
January 10, 2008	95	55	40	29	19	12
January 10, 2009	93	46	31	19	11	5
January 10, 2010	92	38	23	13	6	1
January 10, 2011	90	32	17	8	2	0
January 10, 2012	88	26	12	4	*	0
January 10, 2013	86	22	9	2	0	0
January 10, 2014	84	18	6	*	0	0
January 10, 2015	82	14	4	0	0	0
January 10, 2016	79	11	2	0	0	0
January 10, 2017	77	9	1	0	0	0
January 10, 2018	74	7	0	0	0	0
January 10, 2019	71	5	0	0	0	0
January 10, 2020	68	3	0	0	0	0
January 10, 2021	64	2	0	0	0	0
January 10, 2022	61	1	0	0	0	0
January 10, 2023	57	*	0	0	0	0
January 10, 2024	53	0	0	0	0	0
January 10, 2025	48	0	0	0	0	0
January 10, 2026	44	0	0	0	0	0
January 10, 2027	38	0	0	0	0	0
January 10, 2028	33	0	0	0	0	0
January 10, 2029	27	0	0	0	0	0
January 10, 2030	21	0	0	0	0	0
January 10, 2031	14	0	0	0	0	0
January 10, 2032	7	0	0	0	0	0
January 10, 2033	1	0	0	0	0	0
January 10, 2034	0	0	0	0	0	0
Weighted Average Life
To Call (Years)	5.50	3.95	3.36	2.87	2.46	2.08
To Maturity (Years)	18.98	5.78	4.07	3.13	2.54	2.14

*
Indicates a value of less than 0.50% but greater than zero

PERCENTAGE OF INITIAL PRINCIPAL OUTSTANDING AT THE FOLLOWING PERCENTAGES OF THE PREPAYMENT ASSUMPTION

Class B Bonds

Payment Date	0%	50%	75%	100%	125%	150%
Initial Percent	100	100	100	100	100	100
January 10, 2005	100	100	100	100	100	100
January 10, 2006	100	100	100	100	100	100
January 10, 2007	100	100	100	100	100	100
January 10, 2008	100	100	100	100	100	100
January 10, 2009	100	100	100	100	100	100
January 10, 2010	100	100	100	100	100	100
January 10, 2011	100	100	100	100	100	80
January 10, 2012	100	100	100	100	100	45
January 10, 2013	100	100	100	100	66	26
January 10, 2014	100	100	100	100	42	15
January 10, 2015	100	100	100	76	27	8
January 10, 2016	100	100	100	53	17	5
January 10, 2017	100	100	100	37	11	3
January 10, 2018	100	100	90	26	7	1
January 10, 2019	100	100	68	18	4	1
January 10, 2020	100	100	52	12	3	*
January 10, 2021	100	100	39	8	2	*
January 10, 2022	100	100	29	6	1	*
January 10, 2023	100	100	22	4	1	*
January 10, 2024	100	82	16	3	*	*
January 10, 2025	100	65	12	2	*	*
January 10, 2026	100	51	8	1	*	*
January 10, 2027	100	39	6	1	*	*
January 10, 2028	100	29	4	*	*	*
January 10, 2029	100	21	3	*	*	*
January 10, 2030	100	14	2	*	*	*
January 10, 2031	100	9	1	*	*	*
January 10, 2032	100	5	*	*	*	*
January 10, 2033	100	2	*	*	*	*
January 10, 2034	0	0	0	0	0	0
Weighted Average Life
To Call (Years)	5.70	5.70	5.70	5.70	5.70	4.70
To Maturity (Years)	29.50	22.74	17.08	13.07	10.35	8.43

*
Indicates a value of less than 0.50% but greater than zero

USE OF PROCEEDS

        The proceeds from the sale of the Offshore bonds, after being exchanged pursuant to the currency swaps will amount to A$1,711,268,334.77 and will be used by the issuer trustee:

  •
  to acquire the housing loans, for an amount equal to the principal amount of those housing loans as at the initial issue date;

  •
  to acquire Authorized Investments to make up the cash reserve, for an amount equal to at least 0.25% of A$1,711,268,334.77; and

  •
  to make up the advances reserve, in respect of the balance.

        The underwriting discounts and commissions will be paid separately by Australian Mortgage Securities Ltd and not from the proceeds to the issuer trustee.

LEGAL ASPECTS OF THE HOUSING LOANS

        The following discussion is a summary of the material legal aspects of Australian retail housing loans and mortgages. It is not an exhaustive analysis of the relevant law. Some of the legal aspects are governed by the law of the applicable State or Territory of Australia. Laws may differ between such States and Territories. The summary does not reflect the laws of any particular jurisdiction or cover all relevant laws of all jurisdictions in which a mortgaged property may be situated, although it reflects the material aspects of the laws of New South Wales, without referring to any specific legislation of that State.

General

        There are two parties to a mortgage. The first party is the mortgagor, who is either the borrower and homeowner or, where the relevant loan is guaranteed and the guarantee is secured by a mortgage, the guarantor. The mortgagor grants the mortgage over their property. The second party is the mortgagee, who is the lender. Each housing loan will be secured by a mortgage which has a first ranking priority over all other mortgages granted by the relevant borrower and over all unsecured creditors of the borrower, except in respect of certain statutory rights such as some rates and taxes, which are granted statutory priority.

Nature of Housing Loans as Security

        There are a number of different forms of title to land in Australia. The most common form of title in Australia is "Torrens title". Most of the housing loans in the proposed housing loan pool are secured by Torrens title land. However, some of the housing loans are secured by Old System land. See "ARMS II Residential Loan Program—Credit Policy and Procedures—Types of Security".

        "Torrens title" land is freehold or leasehold title, interests in which are created by registration in one or more central land registries of the relevant State or Territory of Australia. Each parcel of land is represented by a specific certificate of title. The original certificate is retained by the registry, and in most States a duplicate certificate is issued to the owner. Any dealing with the relevant land is carried out by pro forma instruments which become effective on registration.

        Ordinarily the relevant certificate of title, or any registered plan and instruments referred to in it, will reveal the position and dimensions of the land, the present owner, and any leases, mortgages, registered easements and other dealings to which it is subject. The certificate is conclusive evidence, except in limited circumstances, such as fraud, of the matters stated in it.

        Some Torrens title property securing housing loans and thus comprised in the mortgaged property, will be "strata title" or "urban leasehold".

Strata Title

        "Strata title" is an extension of the Torrens system and was developed to enable the creation of, and dealings with, various parts of multi-story buildings, commonly referred to as apartment units or strata lots, which are similar to condominiums in the United States, and is governed by the legislation of the State or Territory of Australia in which the property is situated. Under strata title, each proprietor has title to, and may freely dispose of, their strata lot. Certain parts of the property, such as the land on which the building is erected, the stairwells, entrance lobbies and the like, are known as "common property" and are held by an "owners corporation" for the benefit of the individual proprietors. All proprietors are members of the owners corporation, which is vested with the control, management and administration of the common property and the strata scheme generally, for the benefit of the proprietors, including the rules governing the apartment block.

        Only Torrens title land can be the subject of strata title in this way, and so the provisions referred to in this section in relation to Torrens title apply to the title in an apartment unit held by a strata proprietor.

Urban Leasehold

        All land in the Australian Capital Territory is owned by the Commonwealth of Australia and is subject to a leasehold system of land title known as urban leasehold. Mortgaged property in that jurisdiction comprises a Crown lease and developments on the land are subject to the terms of that lease. Any such lease:

  •
  cannot have a term exceeding 99 years, although the term can be extended under a straightforward administrative process in which the only qualification to be considered is whether the land may be required for a public purpose; and

  •
  where it involves residential property, is subject to a nominal rent of A$0.05 per annum on demand.

        As with Torrens title land, the proprietor's leasehold interest in the land is entered in a central register and the proprietor may deal with their leasehold interest, including granting a mortgage over the property, without consent from the government.

        In all cases where mortgaged property consists of a leasehold interest, the unexpired term of the lease exceeds the term of the housing loan secured by that mortgaged property.

        Leasehold property may become subject to native title claims. Native title has only quite recently been recognized by Australian courts. Native title to particular property is based on the traditional laws and customs of indigenous Australians and is not necessarily extinguished by grants of Crown leases over that property. The extent to which native title exists over property, including property subject to a Crown lease, depends on how that property was previously used by the indigenous claimants asserting native title, and whether the native title has been extinguished by the granting of the leasehold interest. If the lease confers the right of exclusive possession over the property, which is typically the case with residential leases, the current view is that native title over the relevant property would be extinguished. Whether a lease confers exclusive possession will depend on a construction of the lease and the legislation under which the lease was granted.

Taking Security Over Land

        The law relating to the granting of securities over real property is made complex by the fact that each State and Territory of Australia has separate governing legislation. The following is a brief overview of some issues involved in taking security over land.

        Under Torrens title, registration of a mortgage using the prescribed form executed by the mortgagor is required in order for the mortgagee to obtain both the remedies of a mortgagee granted by statute and the relevant priorities against other secured creditors. To this extent, the mortgagee is said to have a legal or registered title. However, registration does not transfer title in the property and the mortgagor remains as legal owner. Rather, the Torrens title mortgage takes effect as a statutory charge or security only. The Torrens title mortgagee does not obtain an "estate" in the property but does have an interest in the land which is recorded on the register and the certificate of title for the property. A search of the register by any subsequent creditor or proposed creditor will reveal the existence of the prior mortgage.

        In most States and Territories of Australia, a mortgagee will retain a duplicate certificate of title which mirrors the original certificate of title held at the relevant land registry office. Although the certificate is not a document of title as such, the procedure for replacement is sufficiently onerous to act as a deterrent against most mortgagor fraud. Failure to retain the certificate may in certain circumstances constitute negligent conduct resulting in a postponement of the mortgagee's priority to a later secured creditor.

        In Queensland, under the Land Title Act 1994, duplicate certificates of title are no longer issued to mortgagees as a matter of practice. A record of the title is stored on computer at the land registry office and the mortgage is registered on that computerized title.

        Once the mortgagor has repaid the loan, a discharge of mortgage executed by the mortgagee is lodged with the relevant land registry office by the mortgagor or the mortgagee and the mortgage will then be removed from the certificate of title for the property.

Enforcement of Registered Mortgages

        Subject to the discussion in this section, if a borrower defaults under a housing loan the loan documents provide that all moneys under the housing loan may be declared immediately due and payable. In Australia, a lender may sue to recover all outstanding principal, interest and fees under the personal covenant of a borrower contained in the loan documents to repay those amounts. In addition, the lender may enforce a registered mortgage in relation to the defaulted loan. Enforcement may occur in a number of ways, including the following:

  •
  The mortgagee may enter into possession of the property. If it does so, it does so in its own right and not as agent of the mortgagor, and so may be personally liable for mismanagement of the property and to third parties as occupier of the property.

  •
  The mortgagee may, in limited circumstances, lease the property to third parties.

  •
  The mortgagee may foreclose on the property. Under foreclosure procedures, the mortgagee extinguishes the mortgagor's title to the property so that the mortgagee becomes the absolute owner of the property, a remedy that is, because of procedural constraints, rarely used. If the mortgagee forecloses on the property, it loses the right to sue the borrower under the personal covenant to repay and can only look to the value of the property for satisfaction of the debt.

  •
  The mortgagee may appoint a receiver to deal with income from the property or exercise other rights delegated to the receiver by the mortgagee. A receiver is the agent of the mortgagor and so, unlike when the mortgagee enters possession of property, in theory the mortgagee is not liable for the receiver's acts or as occupier of the property. In practice, however, the receiver will require indemnities from the mortgagee that appoints it.

  •
  The mortgagee may sell the property, subject to various duties to ensure that the mortgagee exercises proper care in relation to the sale. This power of sale is usually expressly contained in the mortgage documents, and is also implied in registered mortgages under the relevant Torrens title legislation. The Torrens title legislation prescribes certain forms and periods of notice to be given to the mortgagor prior to enforcement. A sale under a mortgage may be by public auction or private treaty. Once registered, the purchaser of property sold pursuant to a mortgagee's power of sale becomes the absolute owner of the property.

        A mortgagee's ability to call in all amounts under a housing loan or enforce a mortgage which is subject to the Consumer Credit Legislation is limited by various demand and notice procedures which are required to be followed. For example, as a general rule enforcement cannot occur unless the relevant default is not remedied within 30 days after a default notice is given. Borrowers may also be entitled to initiate negotiations with the mortgagee for a postponement of enforcement proceedings.

Penalties and Prohibited Fees

        Australian courts will not enforce an obligation of a borrower to pay default interest on delinquent payments if the court determines that the relevant default interest rate is a penalty. Certain jurisdictions prescribe a maximum recoverable interest rate, although in most jurisdictions there is no specified threshold rate to determine what is a penalty. In those circumstances, whether a rate is a penalty or not will be determined by reference to such factors as the prevailing market interest rates. The Consumer Credit Legislation does not impose a limit on the rate of default interest, but a rate which is too high may entitle the borrower to have the loan agreement re-opened on the ground that it is unjust. Under the Corporations Act 2001 of Australia, the liquidator of a company may avoid a loan under which an extortionate interest rate is levied.

        The Consumer Credit Legislation requires that any fee or charge to be levied by the lender must be provided for in the contract, otherwise it cannot be levied. The regulations under the Consumer Credit Legislation may also from time to time prohibit certain fees and charges. The Consumer Credit Legislation also requires that establishment fees, termination fees and prepayment fees must be reasonable, otherwise they may be reduced or set aside.

Bankruptcy

        The insolvency of a natural person is governed by the provisions of the Bankruptcy Act 1966 of Australia, which is a federal statute. Generally, secured creditors of a natural person, such as mortgagees under real property mortgages, stand outside the bankruptcy. That is, the property of the bankrupt which is available for distribution by the trustee in bankruptcy does not include the secured property. The secured creditor may, if it wishes, prove, or file a claim, in the bankruptcy proceeding as an unsecured creditor in a number of circumstances, including if they have realized the related mortgaged property and their debt has not been fully repaid, in which case they can prove for the unpaid balance. Certain dispositions of property by a bankrupt may be avoided by the trustee in bankruptcy. These include where:

  •
  the disposition was made to defraud creditors; or

  •
  the disposition was made by an insolvent debtor within 6 months of the petition for bankruptcy and that disposition gave a preference to an existing creditor over at least one other creditor.

        The insolvency of a company is governed by the Corporations Act 2001 of Australia. Again, secured creditors generally stand outside the insolvency. However, a liquidator may avoid a mortgage which is voidable under the Corporations Act because it is an uncommercial transaction, or an unfair preference to a creditor or a transaction for the purpose of defeating creditors, and that transaction occurred:

  •
  when the company was insolvent, or an act is done to give effect to the transaction when the company is insolvent, or the company becomes insolvent because of the transaction or the doing of an act to give effect to the transaction; and

  •
  within a prescribed period prior to the commencement of the winding up of the company.

Environmental

        Real property which is mortgaged to a lender may be subject to unforeseen environmental problems, including land contamination. Environmental legislation which deals with liability for such problems exists at both State and Federal levels, although the majority of relevant legislation is imposed by the States. No Australian statute expressly imposes liability on "passive" lenders or security holders for environmental matters, and some states expressly exclude such liability. However, liability in respect of environmentally damaged land, which liability may include the cost of rectifying the damage, may attach to a person who is, for instance, an owner, occupier or person in control of the relevant property. In some but not all States, lenders are expressly excluded from the definitions of one or more of these categories.

        Merely holding security over property will not convert a lender into an occupier. However, a lender or receiver who takes possession of contaminated mortgaged property or otherwise enforces its security may be liable as an occupier.

        Some environmental legislation provides that security interests may be created over contaminated or other affected property to secure payment of the costs of any necessary rectification of the property. The security interests may have priority over pre-existing mortgages. To the extent that the issuer trustee or a receiver appointed on its behalf incurs any such liabilities, it will be entitled to be indemnified out of the assets of the Fund.

Insolvency Considerations

        The current transaction is designed to mitigate insolvency risk. The assets in the Fund should not be available to other creditors of the issuer trustee in its personal capacity or as trustee of any other trust in the event of an insolvency of the issuer trustee.

        If any Insolvency Event occurs with respect to the issuer trustee in its capacity as trustee of the Fund, the security trust deed may be enforced by the security trustee at the direction of the Bondholders. See "Description of the Transaction Documents—The Security Trust Deed—Enforcement of the Charge". The security created by the security trust deed will stand outside any liquidation of the issuer trustee, and the assets the subject of that security will not be available to the liquidator or any creditor of the issuer trustee, other than a creditor which has the benefit of the security trust deed until the secured obligations have been satisfied. The proceeds of enforcement of the security trust deed are to be applied by the security trustee as set out in "Description of the Transaction Documents—The Security Trust Deed—Priorities Under the Security Trust Deed". If the proceeds from enforcement of the security trust deed are not sufficient to redeem the Offshore bonds in full, some or all of the Offshore bondholders will incur a loss.

Tax Treatment of Interest on Australian Housing Loans

        Under Australian law, interest on loans used to purchase a person's primary place of residence is not ordinarily deductible for taxation purposes. Conversely, interest payments on loans and other non-capital expenditures relating to non-owner occupied properties that generate taxable income are generally allowable as tax deductions.

Consumer Credit Legislation

        The majority of the housing loans are regulated by the Consumer Credit Legislation. Under the Consumer Credit Legislation a borrower has the right to apply to a court to do the following, among other things:

  •
  vary the terms of a housing loan on the grounds of hardship or that it is an unjust contract;

  •
  reduce or cancel any interest rate payable on a housing loan if the interest rate is changed in a way which is unconscionable;

  •
  have certain provisions of a housing loan which are in breach of the legislation declared unenforceable;

  •
  obtain an order for a civil penalty; or

  •
  obtain additional restitution or compensation in relation to breaches of the Consumer Credit Legislation in relation to a housing loan or a mortgage.

        Any order under the Consumer Credit Legislation may affect the timing or amount of interest or principal payments or repayments under the relevant housing loan, which might in turn affect the timing or amount of interest or principal payments or repayments to you under the bonds.

UNITED STATES FEDERAL INCOME TAX MATTERS

Overview

        The following is a summary of the material United States federal income tax consequences of the purchase, ownership and disposition of the Offshore bonds by investors who are subject to United States federal income tax. This summary is based upon current provisions of the Code, proposed, temporary and final Treasury regulations under the Code, and published rulings and court decisions, all of which are subject to change, possibly retroactively, or to a different interpretation at a later date by a court or by the Internal Revenue Service. The parts of this summary which relate to matters of law or legal conclusions represent the opinion of Mayer, Brown, Rowe & Maw LLP, special United States federal tax counsel for the trust manager, and are as qualified in this summary. We have not sought and will not seek any rulings from the Internal Revenue Service about any of the United States federal income tax consequences we discuss, and we cannot assure you that the Internal Revenue Service will not take contrary positions.

        Mayer, Brown, Rowe & Maw LLP has prepared or reviewed the statements under the heading "United States Federal Income Tax Matters" and is of the opinion that these statements discuss the material United States federal income tax consequences to investors generally of the purchase, ownership and disposition of the Offshore bonds. However, the following discussion does not discuss and Mayer, Brown, Rowe & Maw LLP is unable to opine as to the unique tax consequences of the purchase, ownership and disposition of the Offshore bonds by investors that are given special treatment under the United States federal income tax laws, including:

  •
  banks and thrifts;

  •
  insurance companies;

  •
  regulated investment companies;

  •
  dealers in securities;

  •
  investors that will hold the bonds as a position in a "straddle" for tax purposes or as a part of a "synthetic security", "conversion transaction" or other integrated investment comprised of the bonds and one or more other investments;

  •
  persons other than "United States persons" as defined in Code section 7701(a) (30) ("foreign investors") except as specifically set forth below;

  •
  investors who have a functional currency other than the U.S. dollar for purposes of Code section 988;

  •
  trusts and estates; and

  •
  pass-through entities, the equity holders of which are any of the foregoing.

        Additionally, the discussion regarding the Offshore bonds is limited to the United States federal income tax consequences to the initial investors and not to a purchaser in the secondary market and is limited to investors who will hold the Offshore bonds as "capital assets" within the meaning of Section 1221 of the Code.

        It is suggested that prospective investors consult their own tax advisors about the United States federal, state, local, foreign and any other tax consequences to them of the purchase, ownership and disposition of the Offshore bonds, including the advisability of making any election discussed under "—Market Discount".

        The issuer trustee will be reimbursed for any United States federal income taxes imposed on it in its capacity as trustee of the Fund out of the assets of the Fund. Also, based on the representation of the Fund manager that the Fund does not and will not have an office in the United States, the trust does not and will not avail itself of the office of an agent in the United States, and the Fund is not conducting, and will not conduct, either directly or through an agent, any activities in the United States, other than in connection with its issuance of the Offshore bonds, in the opinion of Mayer, Brown, Rowe & Maw LLP, the issuer trustee and the Fund will not be subject to United States federal income tax.

        In the opinion of Mayer, Brown, Rowe & Maw LLP, special tax counsel for the trust manager, the Offshore bonds will be characterized as debt for United States federal income tax purposes. Each Offshore bondholder, by acceptance of an Offshore bond, agrees to treat the bonds as indebtedness.

        Under Treasury regulations, called the "OID Regulations," an Offshore bond will be considered issued with original issue discount if its "stated redemption price at maturity" exceeds its "issue price" (i.e., the price at which a substantial portion of the Offshore bonds is first sold (not including sales to the Underwriters)). In general, an Offshore bond's "stated redemption price at maturity" is the sum of all payments to be made on the Offshore bond other than payments of "qualified stated interest." Further, if the Offshore bonds have any original issue discount, it will be de minimis if it is less than 1/4% of the principal amount of the offered bonds multiplied by the number of full years included in their term.

Interest Income on the Offshore bonds

        Except as discussed below, Mayer, Brown, Rowe & Maw LLP is of the opinion that you will be required to report as ordinary interest income, the stated interest and original issue discount, if any, on the Offshore bonds you hold in accordance with your method of tax accounting. Under the OID Regulations, if you hold an Offshore bond issued with a de minimis amount of original issue discount, you must include this original issue discount in income, on a pro rata basis, as principal payments are made on the bond. If you purchase an Offshore bond for more or less than its principal amount, you will generally be subject, respectively, to the premium amortization or market discount rules of the Code, discussed below.

        If you are a cash method taxpayer and you receive an interest payment in Euros on a Class A-1(b) bond or a Class B-1(b) bond, you will be required to include in income the U.S. dollar value of such payment (determined using the spot rate on the date such payment is received) regardless of whether such payment is in fact converted into U.S. dollars on the date received.

        If you are an accrual method taxpayer, you generally will be required to include in income the U.S. dollar value of the amount of interest income that has accrued on a Class A-1(b) bond or a Class B-1(b) bond in a taxable year, determined by translating such income into U.S. dollars at the average rate of exchange for the relevant accrual period (or portion thereof). The average rate of exchange for an accrual period (or portion thereof) is the simple average of the exchange rates for each business day of such period (or such other average that is reasonably derived and consistently applied). In the alternative, an accrual method holder may elect to translate interest income on a

Class A-1(b) bond or a Class B-1(b) bond using the spot rate on the last day of the accrual period or the spot rate on the date of receipt or payment if such date is within five business days of the last day of an accrual period. Such elections (i) must be made in a statement filed with the U.S. holder's United States federal income tax return, (ii) are applicable to all debt instruments held by you for such year and thereafter acquired and (iii) may not be changed without the consent of the Internal Revenue Service.

        Upon actual receipt of payment of interest on a Class A-1(b) bond or a Class B-1(b) bond, an accrual method taxpayer will recognize ordinary gain or loss in an amount equal to the difference between the U.S. dollar value of the payment received (determined using the spot rate on the date such payment is received) and the U.S. dollar value of the interest income previously accrued during such accrual period as described in the preceding paragraph. Any such ordinary gain or loss generally will be treated as U.S. source ordinary income or loss and not as an adjustment to interest income. The United States federal income tax consequences of the conversion of Euros into U.S. dollars under other circumstances is described below.

Sale, Retirement or Other Disposition of Bonds

        Mayer, Brown, Rowe & Maw LLP is of the opinion that if you sell or otherwise dispose of an Offshore bond, you will recognize gain or loss equal to the difference between the amount realized on the sale or other disposition, other than amounts attributable to, and taxable as, accrued interest, and your adjusted tax basis in the Offshore bond. Your adjusted tax basis in a bond will equal your cost for the Offshore bond, decreased by any amortized premium and any payments other than interest made on the Offshore bond and increased by any market discount or original issue discount previously included in your income. Any gain or loss will generally be a capital gain or loss, other than amounts representing accrued interest or market discount, and will be long-term capital gain or loss if the Offshore bond was held as a capital asset for more than one year. In the case of an individual taxpayer, the maximum long-term capital gains tax rate is lower than the maximum ordinary income tax rate. Any capital losses realized may be deducted by a corporate taxpayer only to the extent of capital gains and by an individual taxpayer only to the extent of capital gains plus US$3,000 of other United States income.

        If you sell or otherwise dispose of a Class A-1(b) bond or a Class B-1(b) bond, you generally will recognize gain or loss equal to the difference between the amount realized on the sale (or, if it is realized in other than U.S. dollars, the U.S. dollar value of the amount using the spot rate on the date of such sale or other disposition) and your adjusted tax basis in such bond. Your tax basis in a Class A-1(b) bond or a Class B-1(b) bond generally will be the U.S. dollar value of the purchase price of such bond on the date of a purchase (determined by translating the purchase price into U.S. dollars at the spot rate on the date of purchase). You will recognize exchange gain or loss on the sale of a Class A-1(b) bond or a Class B-1(b) bond equal to the difference between (i) the amount realized on the sale (or the U.S. dollar amount if the amount received is denominated in other than U.S. dollars) and (ii) your purchase price translated into U.S. dollars at the spot rate on the date of purchase. You will recognize exchange gain or loss on the sale of a Class A-1(b) bond or a Class B-1(b) bond equal to the difference between the U.S. dollar value of the issue price of such bond on the date of its disposition and the U.S. dollar value of the issue price of such bond on the issue date.

        Any exchange gain or loss on a Class A-1(b) bond or a Class B-1(b) bond will be treated as U.S. source ordinary income or loss and generally will not be treated as an adjustment to interest income. Such foreign currency gain or loss is recognized on the sale of a Class A-1(b) bond or a Class B-1(b) bond only to the extent of total gain or loss recognized on such sale.

Market Discount

        In the opinion of Mayer, Brown, Rowe & Maw LLP, you will be considered to have acquired an Offshore bond at a "market discount" to the extent the remaining principal amount of the bond exceeds your tax basis in the bond, unless the excess does not exceed a prescribed de minimis amount. If the excess exceeds the de minimis amount, you will be subject to the market discount rules of Sections 1276 and 1278 of the Code with regard to the bond.

        In the case of a sale or other disposition of an Offshore bond subject to the market discount rules, Section 1276 of the Code requires that gain, if any, from the sale or disposition be treated as ordinary income to the extent the gain represents market discount accrued during the period the bond was held by you, reduced by the amount of accrued market discount previously included in income.

        In the case of a partial principal payment of an Offshore bond subject to the market discount rules, Section 1276 of the Code requires that the payment be included in ordinary income to the extent the payment does not exceed the market discount accrued during the period the bond was held by you, reduced by the amount of accrued market discount previously included in income.

        Generally, market discount accrues under a straight line method, or, at the election of the taxpayer, under a constant interest rate method. However, in the case of bonds with principal payable in two or more installments, such as the Offshore bonds, the manner in which market discount is to be accrued will be described in Treasury regulations not yet issued. Until these Treasury regulations are issued, you should follow the explanatory Conference Committee Report to the Tax Reform Act of 1986 for your accrual of market discount. This Conference Committee Report indicates that holders of these obligations may elect to accrue market discount either on the basis of a constant interest rate or as follows:

  •
  for those obligations that have original issue discount, market discount shall be deemed to accrue in proportion to the accrual of original issue discount for any accrual period; and

  •
  for those obligations which do not have original issue discount, the amount of market discount that is deemed to accrue is the amount of market discount that bears the same ratio to the total amount of remaining market discount that the amount of stated interest paid in the accrual period bears to the total amount of stated interest remaining to be paid on the obligation at the beginning of the accrual period.

        Under Section 1277 of the Code, if you incur or continue debt that is used to purchase an Offshore bond subject to the market discount rules, and the interest paid or accrued on this debt in any taxable year exceeds the interest and original issue discount currently includible in income on the bond, deduction of this excess interest must be deferred to the extent of the market discount allocable to the taxable year. The deferred portion of any interest expense will generally be deductible when the market discount is included in income upon the sale, repayment, or other disposition of the indebtedness.

        Section 1278 of the Code allows a taxpayer to make an election to include market discount in gross income currently. If an election is made, the previously described rules of Sections 1276 and 1277 of the Code will not apply to the taxpayer.

        Additionally, in the case of the Class A-1(b) bonds and the Class B-1(b) bonds (i) market discount, if any, is determined in Euros, (ii) accrued market discount taken into account upon the receipt of any partial principal payment or upon the sale, exchange, retirement or other disposition of the bonds (other than accrued market discount required to be taken into account currently) is translated into U.S. dollars at the exchange rate on such disposition date (and no part of such accrued market discount is treated as exchange gain or loss) and (iii) accrued market discount currently includible in income for any accrual period is translated into U.S. dollars on the basis of the average exchange rate in effect during such accrual period, and the exchange gain or loss is determined upon the receipt of any partial principal payment or upon the sale, exchange, retirement or other disposition of the bonds in the manner described in "—Interest Income on the Offshore bonds" above with respect to computation of exchange gain or loss on accrued interest.

        Due to the complexity of the market discount rules, we suggest that you consult your tax advisors as to the applicability and operation of these rules.

Premium

        In the opinion of Mayer, Brown, Rowe & Maw LLP, you will generally be considered to have acquired an Offshore bond at a premium if your tax basis in the bond exceeds the remaining Principal Amount of the bond. In that event, if you hold an Offshore bond as a capital asset, you may amortize the premium as an offset to interest income under Section 171 of the Code, with corresponding reductions in your tax basis in the bond if you have made an election under Section 171 of the Code. Generally, any amortization is on a constant yield basis. However, in the case of bonds with principal payable in two or more installments, like the Offshore bonds, the previously discussed conference report, which indicates a Congressional intent that amortization be in accordance with the rules that will apply to the accrual of market discount on these obligations, should be followed for the amortization of such premium. Additionally, if the Class A-1(b) bonds and the Class B-1(b) bonds are issued with amortizable bond premium, such premium is determined in Euros and reduces interest income in Euros. Although not entirely clear, you should recognize exchange gain or loss equal to the difference between the U.S. dollar value of the bond premium amortized with respect to a period, determined on the date the interest attributable to such period is received, and the U.S. dollar value of the bond premium determined on the date of the acquisition of the bonds. We suggest that you consult your tax advisor as to the applicability and operation of the rules regarding amortization of premium.

Transactions in Euros

        Euros received as interest on an Offshore bond or as proceeds of the sale, exchange or redemption of, an Offshore bond will have a tax basis equal to their U.S. dollar value at the time of receipt. If you hold Euros, you will recognize U.S. source income or loss on a sale or other disposition of such Euros equal to the difference between (1) the amount of U.S. dollars, or the U.S. dollar value of the other currency or property received in such sale or other disposition and (2) the adjusted tax basis of such Euros.

        If you purchase an Offshore bond with previously owned Euros, you generally would recognize gain or loss in an amount equal to the difference, if any, between your tax basis in such Euros and the U.S. dollar fair market value of such Offshore bond on the date of purchase. Generally, any gain or loss will be U.S. source ordinary income or loss. However, if you convert U.S. dollars to Euros and immediately use such Euros to purchase an Offshore bond, you ordinarily would not recognize any exchange gain or loss in connection with such conversion or purchase.

Backup Withholding

        Mayer, Brown, Rowe & Maw LLP is of the opinion that, backup withholding will be imposed on payments to you of interest paid, and original issue discount accrued, if any, on the Offshore bonds if, upon issuance, you fail to supply the trust manager or its broker with a certified statement, under penalties of perjury, containing your name, address, correct taxpayer identification number, and a statement that you are not required to pay backup withholding. The backup withholding rate is 28% for payments made during the year 2003 through 2010. For payments made after 2010, the backup withholding rate will be increased to 31%. Exempt investors, such as corporations, tax-exempt organizations, qualified pension and profit sharing trusts, individual retirement accounts or non-resident aliens who provide certification of their status as non-resident are not subject to backup withholding. Information returns will be sent annually to the Internal Revenue Service by the trust manager and to you stating the amount of interest paid, original issue discount accrued, if any, and the amount of tax withheld from payments on the Offshore bonds. We suggest that you consult your tax advisors about your eligibility for, and the procedure for obtaining, exemption from backup withholding.

        A foreign investor generally will be exempt from backup withholding and information reporting requirements, assuming payments on the Offshore bonds are otherwise exempt from United States federal income tax, provided that such foreign investor complies with certain certification and identification procedures in order to prove its exemption. In order for a foreign investor to prove its exemption, such foreign investor should submit the appropriate Internal Revenue Service Form W-8BEN, or other similar form attesting to such foreign investor's foreign status. We suggest that you consult your tax advisors about your eligibility for, and the procedure for obtaining, such an exemption.

AUSTRALIAN TAX MATTERS

        The following statements are the material tax consequences for holders who are not residents of Australia for tax purposes of purchasing, holding and disposing of the Offshore bonds and are based on advice received by the trust manager on the basis of Australian law as in effect on the date of this prospectus which is subject to change possibly with retroactive effect. Purchasers of Offshore bonds should consult their own tax advisers concerning the application of the Australian tax laws, and the laws of any other taxing jurisdiction, to their particular circumstances with respect to the purchase, ownership, disposal or dealing of or in the Offshore bonds.

Payments of Principal, Premiums and Interest

        Under existing Australian tax law, non-resident holders of bonds or interests in any global bond, other than persons holding such securities or interest as part of a business carried on, at or through a permanent establishment in Australia, are not subject to Australian income tax on payments of interest or amounts in the nature of interest, other than interest withholding tax, which is currently 10%, on interest or amounts in the nature of interest paid on the bonds. A premium on redemption would generally be treated as an amount in the nature of interest for this purpose.

        Pursuant to section 128F of the Income Tax Assessment Act 1936 of the Commonwealth of Australia (the Tax Act), an exemption from Australian interest withholding tax applies provided all prescribed conditions are met.

        These conditions are:

  •
  the issuer trustee is a company that is a resident of Australia or a non-resident carrying on business at or through a permanent establishment in Australia when it issues the bonds and when interest, as defined in section 128A (1AB) of the Tax Act, is paid; and

  •
  the bonds or a global bond or interests in such a bond or global bond, were issued in a manner which satisfied the public offer test as prescribed under section 128F of the Tax Act.

        The issuer trustee will seek to issue the bonds in a way that will satisfy the public offer test and otherwise meet the requirements of section 128F of the Tax Act.

        If the requirements for exemption under section 128F of the Tax Act are met with respect to the bonds, payments of principal and interest, and any premium upon redemption made to a non-resident bondholder, who does not carry on business through a permanent establishment in Australia, will not be subject to Australian income or withholding tax.

        The public offer test will not be satisfied, if at the time of issue, the issuer trustee knew or had reasonable grounds to suspect that the bonds were being or would later be acquired directly or indirectly by an offshore associate of the issuer trustee other than one acting in the capacity of a dealer, manager or underwriter in relation to the placement of a bond or in the capacity of a clearing house, custodian, funds manager or responsible entity of a registered scheme.

        The exemption from Australian withholding tax will also not apply to interest paid by the issuer trustee to an offshore associate of the issuer trustee if, at the time of the payment, the issuer trustee knows, or has reasonable grounds to suspect, that the person is an offshore associate of the issuer trustee other than one receiving the payment in the capacity of a clearing house, paying agent, custodian, funds manager or responsible entity of a registered scheme.

        An "offshore associate of the issuer trustee" is an associate of the issuer trustee that is either a non-resident of Australia that does not acquire the bonds in carrying on a business at or through a permanent establishment in Australia or, alternatively, is a resident of Australia that acquires the bonds in carrying on a business at or through a permanent establishment outside Australia. "Associate" for these purposes is widely defined and means, generally speaking, in relation to an issuer acting in the capacity of a trustee, the beneficiaries of the trust. Thus the relevant associates of the issuer trustee in the present case will be the servicer as the residual income beneficiary of the Fund and the associates of the servicer and the other beneficiaries of the Fund, if any, from time to time.

Profit on Sale

        Under existing Australian law, non-resident holders of bonds will not be subject to Australian income tax on profits derived from the sale or disposal of the bonds provided that:

  •
  the bonds are not held as part of a business carried on, at or through a permanent establishment in Australia; and

  •
  the profits do not have an Australian source.

        The source of any profit on the disposal of bonds will depend on the factual circumstances of the actual disposal. Where the bonds are acquired and disposed of pursuant to contractual arrangements entered into and concluded outside Australia, and the seller and the purchaser are non-residents of Australia and do not have a business carried on, at or through a permanent establishment in Australia, the profit should not have an Australian source.

        There are, however, specific withholding tax rules that can apply to treat a portion of the sale price of bonds as interest for withholding tax purposes. These rules can apply when bonds are sold for any amount in excess of their issue price prior to maturity to a purchaser who is either a resident who does not acquire the bonds in the course of carrying on business in a country outside Australia at or through a permanent establishment in that country or a non-resident that acquires the bonds in the course of carrying on a business in Australia at or through a permanent establishment in Australia. However, if the requirements of section 128F of the Tax Act are otherwise satisfied, the interest deemed to have been paid will be exempt from interest withholding tax.

Goods and Services Tax

        Australia has a goods and services tax under which an entity is required to pay goods and services tax on any taxable supplies it makes. The amount of goods and services tax payable will be equal to 1/11th of the total consideration received for the supply.

        In the case of supplies made by the issuer trustee:

  •
  if the supply is "GST free", the issuer trustee is not liable to pay goods and services tax on the supply and can obtain "input tax credits" for goods and services taxes paid on things acquired by it in order to make the supply; and

  •
  if the supply is "input taxed", which includes financial supplies, the issuer trustee is not liable to pay a goods and services tax on the supply, but is not entitled to "input tax credits" for goods and services tax paid on things acquired by it in order to make the supply. In some circumstances, a "reduced input tax credit" may be available.

        On the basis of the current goods and services tax legislation, the issue of the Offshore bonds and the payment of interest or principal on the Offshore bonds to you are unlikely to be taxable supplies.

        Services provided to the issuer trustee may be a mixture of taxable and input taxed supplies for goods and services tax purposes. If a supply is taxable, the supplier has the primary obligation to account for goods and services tax in respect of that supply and must rely on a contractual provision to recoup that goods and services tax from the issuer trustee.

        If other fees payable by the issuer trustee are treated as the consideration for a taxable supply under the goods and services tax legislation or otherwise may be increased by reference to the relevant supplier's goods and services tax liability, the issuer trustee may not be entitled to a full input tax credit for that increase and the expenses of the Fund will increase, resulting in a decrease in the funds available to pay you.

        The goods and services tax legislation, in certain circumstances, treats the issuer trustee as making a taxable supply if it enforces security by selling the mortgaged property and applying the proceeds of sale to satisfy the housing loan. In these circumstances the issuer trustee has to account for goods and services tax out of the sale proceeds, with the result that the remaining sale proceeds may be insufficient to cover the unpaid balance of the related loan. However, the general position is that a sale of residential property which secures the housing loans will generally not be treated as a taxable supply under these provisions. As an exception, the issuer trustee still has to account for goods and services tax out of the proceeds of sale recovered when a housing loan is enforced where the borrower is an enterprise which is registered for goods and services tax purposes, uses the mortgaged property as an asset of its enterprise and any of the following are relevant:

  •
  the property is no longer being used as a residence; or

  •
  the property is used as commercial residential premises such as a hostel or boarding house; or

  •
  the borrower is the first vendor of the property, the borrower built the property; or

  •
  the mortgaged property has not been used predominantly as a residence.

        Because the issuer trustee is an insured party under the mortgage insurance policies, it may in certain limited circumstances have to account for goods and services tax in respect of any claim payment received. Generally, if certain compliance procedures have been followed, the insured does not have to account for goods and services tax in respect of the claim payment.

        Any reduction as a result of goods and services tax in the amount recovered by the issuer trustee when enforcing the housing loans will decrease the funds available to the Fund to pay you to the extent not covered by the mortgage insurance policies. The extent to which the issuer trustee is able to recover an amount on account of the goods and services tax, if any, payable on the proceeds of sale in the circumstances described in this section, will depend on the terms of the related mortgage insurance policy.

        Bondholders will not be required to pay goods and services tax on the receipt of interest on any bonds or the proceeds of disposal of any bonds.

Other Taxes

        Under current Australian law, there are no gift, estate or other inheritance taxes or duties. No stamp, issue, registration or similar taxes are payable in Australia in connection with the issue of the Offshore bonds. Furthermore, a transfer of, or agreement to transfer, bonds executed outside of Australia should not be subject to Australian stamp duty (except, under certain circumstances, nominal duty in the Northern Territory).

Consolidation

        The "head company" of a consolidatable tax group may elect for the group to consolidate under the new regime from July 1, 2002 and be taxed as a single entity so that transactions between members of the consolidated group are ignored for tax purposes. Although making an election to consolidate is optional, many corporate groups will be commercially compelled to make the election because the previous tax concessions for transactions between members of the same wholly owned group, including loss transfers and asset roll-overs, were repealed from July 1, 2003 (or, for consolidated tax groups with a "head company" with a substituted accounting period, from the start of the company's tax year commencing after July 1, 2003 provided that the company elects to consolidate from the beginning of that tax year) and thus consolidation provides the only relief from tax on intra-group transactions.

        A consolidatable tax group consists of a "head company" and all of its wholly owned subsidiaries including trusts (provided that all members are 100% wholly owned by the head company). A consequence of the "head company" making an election to consolidate is that all eligible members of a consolidatable tax group (including wholly owned trusts) will be included in the consolidated tax group. That is, it is not possible to elect to leave certain wholly owned entities outside the consolidated tax group. Although the head company has the primary liability for some tax imposed upon the whole groups, if the head company defaults, all the members of the consolidated group become jointly and severally liable for the entire group's income tax liability.

        The Fund will not qualify as a wholly owned subsidiary of a head company as all of the units in the Fund will not be owned, directly or indirectly, by a single holding company. Specifically, a single residual capital unit in the Fund will be held by an entity which is not related to any consolidatable group of which the residual income beneficiary may be a member. Accordingly, the Fund cannot be a member of a consolidatable group for the purposes of Australian tax laws and will thus not be exposed to the potential joint and several liability.

Thin Capitalization

        The Australian tax legislation provides a complete exemption from the thin capitalization rules for any special purpose entity (including a trust) that meets all of the following conditions:

  •
  the entity is established for the purpose of managing some or all of the economic risk associated with assets, liabilities or investments (whether the entity assumes the risk from another entity or creates the risk itself).

  •
  at least 50% of the entity's assets are funded by debt; and

  •
  the entity is an insolvency-remote, special purpose entity, according to the criteria of an internationally recognized rating agency that are applicable to the entity's circumstances.

        The Fund should be exempt from the application of the thin capitalization rules under the exemption discussed above.

        Even if the exemption did not apply to the Fund, on the basis that the residual income beneficiary of the Fund is presently entitled to the income of the Fund, if the thin capitalization provisions did apply to deny any interest deductions to the Fund, any resultant tax liability would be the responsibility of the residual income beneficiary and, therefore, should not adversely affect the ability of the issuer trustee to pay principal and interest on the bonds.

Debt/Equity Rules

        The Debt/Equity rules, applicable generally from July 1, 2001, under which debt can be recharacterized as equity for tax purposes should not affect the tax deductibility of interest on the bonds.

Tax Reform Proposals—Taxation of Trusts as Companies

        Under existing Australian law, any tax liability in respect of the income of the Fund is borne directly by the beneficiary of the Fund, not by the issuer trustee. Therefore, the cash available to the issuer trustee to service the bonds cannot be affected by the payment (or otherwise) of tax.

        On February 27, 2001, the Australian Federal Government withdrew draft legislation under which non-fixed trusts were proposed to be taxed as companies and announced it would begin a new round of consultations with interested parties in relation to this proposal. In November 2002, the Board of Taxation considering the reform of the Australian tax laws as they apply to non-fixed trusts issued a report recommending that the Government retain the current flow-through treatment of distributions of non-assessable amounts by non-fixed trusts rather than adopting a company-type taxation model, and recommended some incidental amendments to the tax law. On December 12, 2002 the Australian Federal Government announced its intention to amend the taxation laws in accordance with the recommendations of the Board of Taxation. Although the Australian Federal Government has not expressly confirmed that it will not adopt a company-type taxation model for non-fixed trusts, such course is unlikely given the report of the Board of Taxation and the Government's response to that report.

        In general terms if the issuer trustee were to become taxable as a company, it is anticipated that the issuer trustee will calculate the net (taxable) income of the Fund (as it does currently) claiming tax deductions for all interest and other expenses, and pay the tax liability (at the corporate tax rate, which is currently 30%) out of the trust fund. It will be a liability of the issuer trustee. There is no possibility of the bondholders being liable for the tax. The only potential impact on bondholders is where the issuer trustee, as a result of paying tax on the net income of the Fund (and being indemnified out of the Fund assets), has insufficient cash to service the bonds. As long as the tax, accounting and cash positions of the Fund are aligned in each tax year, the issuer trustee will only be taxable on income which is surplus to the amounts needed to service the bonds. However, until any legislation concerning the taxation of trusts is enacted, it is not possible to be certain that there will be no adverse impact on bondholders.

ENFORCEMENT OF FOREIGN JUDGMENTS IN AUSTRALIA

        Australian Securitisation Management Pty Limited is an Australian private company incorporated with limited liability under the Corporations Act 2001 of Australia. Any final and conclusive judgment of any New York State or United States Federal Court sitting in the Borough of Manhattan in the City of New York having jurisdiction recognized by the relevant Australian jurisdiction in respect of an obligation of Australian Securitisation Management Pty Limited in respect of a bond, which is for a fixed sum of money and which has not been stayed or satisfied in full, would be enforceable by action against Australian Securitisation Management Pty Limited in the courts of the relevant Australian jurisdiction without a re-examination of the merits of the issues determined by the proceedings in the New York State or United States Federal Court, as applicable, unless:

  •
  the proceedings in New York State or United States Federal Court, as applicable, involved a denial of the principles of natural justice;

  •
  the judgment is contrary to the public policy of the relevant Australian jurisdiction;

  •
  the judgment was obtained by fraud or duress or was based on a clear mistake of fact;

  •
  the judgment is a penal or revenue judgment; or

  •
  there has been a prior judgment in another court between the same parties concerning the same issues as are dealt with in the judgment of the New York State or United States Federal Court, as applicable.

        A judgment by a court may be given in some cases only in Australian dollars. Australian Securitisation Management Pty Limited expressly submits to the jurisdiction of New York State and United States Federal Courts sitting in the Borough of Manhattan in the City of New York for the purpose of any suit, action or proceeding arising out of this offering. Australian Securitisation Management Pty Limited has appointed CT Corporation System, 111 Eighth Avenue, 13th Floor, New York, New York 10011, as its agent upon whom process may be served in any such action.

        All of the directors and executive officers of Australian Securitisation Management Pty Limited, and certain experts named in this prospectus, reside outside the United States in the Commonwealth of Australia. Substantially all or a substantial portion of the assets of all or many of such persons are located outside the United States. As a result, it may not be possible for holders of the bonds to effect service of process within the United States upon such persons or to enforce against them judgments obtained in United States courts predicated upon the civil liability provisions of federal securities laws of the United States. Australian Securitisation Management Pty Limited has been advised by its Australian counsel, Allens Arthur Robinson, that, based on the restrictions discussed in this section, there is doubt as to the enforceability in the Commonwealth of Australia, in original actions or in actions for enforcement of judgments of United States courts, of civil liabilities predicated upon the federal securities laws of the United States.

EXCHANGE CONTROLS AND LIMITATIONS

Anti-terrorism restrictions

        The written approval of the Australian Minister of Foreign Affairs is required for transactions involving the control or ownership of assets by persons or entities linked to terrorist activities and identified by the United Nations and the Commonwealth of Australia under the Charter of the United Nations (Anti-terrorism Persons and Entities) List, as published from time to time in the Commonwealth Government Gazette. This includes individuals or entities linked with the Taliban, Osama bin Laden, Al Qa'ida, Jemaah Islamiyah and other terrorist organizations (which may be known by different names). Transactions involving persons published in the Commonwealth Government Gazette without the permission of the Australian Minister for Foreign Affairs are a criminal offence.

Prohibited transactions

        Transactions involving individuals associated with the regime of former President of Yugoslavia Slobodan Milosevic and certain ministers and senior officials of the Government of Zimbabwe are prohibited under the Banking (Foreign Exchange) Regulations 1959 (Cth). The Reserve Bank of Australia publishes changes to prohibited parties and variations in the restrictions on those parties from time to time in the Commonwealth Government Gazette.

Transactions which may be approved by the Reserve Bank of Australia

        Transactions over A$100,000 involving the Embassy of the Federal Republic of Yugoslavia, the Consulate-General of the Federal Republic of Yugoslavia and Narodna Banka Jugoslavije (including Banque Nationale de Yugoslavie) require prior approval from the Reserve Bank of Australia.

ERISA CONSIDERATIONS

        Subject to the considerations discussed in this section, the Offshore bonds are eligible for purchase by Benefit Plans.

        Section 406 of ERISA and Section 4975 of the Code prohibit a pension, profit-sharing or other employee benefit plan, as well as individual retirement accounts and certain types of Keogh plans, from engaging in certain transactions with persons that are "parties in interest" under ERISA or "disqualified persons" under Section 4975 of the Code with respect to these Benefit Plans. A violation of these "prohibited transaction" rules may result in an excise tax or other penalties and liabilities under ERISA and the Code for these persons. Title I of ERISA also requires that fiduciaries of a Benefit Plan subject to ERISA make investments that are prudent, diversified, except if prudent not to do so, and in accordance with governing plan documents.

        Some transactions involving the purchase, holding or transfer of the Offshore bonds might be deemed to constitute prohibited transactions under ERISA and Section 4975 of the Code if assets of the Fund were deemed to be assets of a Benefit Plan. Under a regulation issued by the United States Department of Labor, the assets of the Fund would be treated as plan assets of a Benefit Plan for the purposes of ERISA and Section 4975 of the Code only if the Benefit Plan acquires an "equity interest" in the Fund and none of the exceptions contained in the regulation is applicable. An equity interest is defined under the regulation as an interest in an entity other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. Although there can be no assurances in this regard, it appears at the time of their initial issuance that the bonds should be treated as debt without substantial equity features for purposes of the regulation and that the bonds do not constitute equity interests in the Fund for purposes of the regulation. Although there is no specific guidance in the regulation regarding whether a principal charge-off feature under the circumstances described above would constitute a "substantial equity feature", the regulation does state that an instrument will not fail to be treated as indebtedness merely because it has certain equity features, such as additional variable interest or conversion rights, that are incidental to the instrument's primary fixed obligation. The debt characterization of the bonds could change after their initial issuance if the Fund incurs losses. The risk of recharacterization is greater for the Class B-1(a) bonds and Class B-1(b) bonds because they are subordinated to the Class A-1(a) bonds and the Class A-1(b) bonds.

        However, without regard to whether the Offshore bonds are treated as an equity interest for these purposes, the acquisition or holding of the bonds by or on behalf of a Benefit Plan could be considered to give rise to a prohibited transaction if the Fund, the issuer trustee, the bond trustee, the underwriters or the security trustee or an affiliate of any of those parties is or becomes a party in interest or a disqualified person with respect to these Benefit Plans. In such case, certain exemptions from the prohibited transaction rules could be applicable depending on the type and circumstances of the plan fiduciary making the decision to acquire a bond. Included among these exemptions are:

  •
  Prohibited Transaction Class Exemption 96-23, regarding transactions effected by "in-house asset managers";

  •
  Prohibited Transaction Class Exemption 95-60, regarding investments by insurance company general accounts;

  •
  Prohibited Transaction Class Exemption 91-38, regarding investments by bank collective investment funds;

  •
  Prohibited Transaction Class Exemption 90-1, regarding investments by insurance company pooled separate accounts; and

  •
  Prohibited Transaction Class Exemption 84-14, regarding transactions effected by "qualified professional asset managers".

        A trustee, the trust manager, the servicer, a swap provider or an underwriter may be the sponsor or the investment advisor with respect to one or more Benefit Plans. Because they may receive certain benefits in connection with the sale of the Offshore bonds, the purchase of Offshore bonds using plan assets over which any of them has investment authority might be deemed to be a violation of the prohibited transaction rules of ERISA and Section 4975 of the Code for which no exemption may be available. Accordingly, any Benefit Plan for which a trustee, the trust manager, the servicer, a swap provider or an underwriter or any of their respective affiliates

  •
  Has investment or administrative discretion with respect to plan assets;

  •
  Has authority or responsibility to give, or regularly gives, investment advice with respect to plan assets for a fee and pursuant to an agreement or understanding that the advice will serve as a primary basis for investment decisions with respect to plan assets, and will be based on the particular investment needs for the plan; or

  •
  Is an employer maintaining or contributing to the plan

should consult with its counsel about potential prohibited transactions under ERISA and section 4975 of the Code before investing in the Offshore bonds.

        By your acquisition of an Offshore bond, you shall be deemed to represent and warrant that your purchase and holding of the bond will not result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Code.

        Employee benefit plans that are governmental plans, as defined in Section 3(32) of ERISA, and certain church plans, as defined in Section 3(33) of ERISA, are not subject to ERISA requirements; however, governmental plans may be subject to comparable federal, state or local law restrictions.

        If you are a plan fiduciary considering the purchase of any of the Offshore bonds, you should consult your tax and legal advisors regarding whether the assets of the Fund would be considered plan assets, the possibility of exemptive relief from the prohibited transaction rules and other issues and their potential consequences.

        The sale of any of the Offshore bonds to a Benefit Plan is in no respect a representation by the issuer or any underwriter of the Offshore bonds that this investment meets all relevant legal requirements with respect to investments by Benefit Plans generally or any particular Benefit Plan, or that this investment is appropriate for Benefit Plans generally or any particular Benefit Plan.

LEGAL INVESTMENT CONSIDERATIONS

        The Offshore bonds will not constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, because the originator of the housing loans was not subject to United States state or federal regulatory authority. Accordingly, some United States institutions with legal authority to invest in comparably rated securities based on such housing loans may not be legally authorized to invest in the Offshore bonds. No representation is made as to whether the bonds constitute legal investments under any applicable statute, law, rule, regulation or order for any entity whose investment activities are subject to investment laws and regulations or to review by any regulatory authorities. You are urged to consult with your counsel concerning the status of the Offshore bonds as legal investments for you.

AVAILABLE INFORMATION

        Australian Securitisation Management Pty Limited, as trust manager, has filed with the SEC a registration statement under the United States Securities Act of 1933 (Securities Act) with respect to the Offshore bonds offered pursuant to this prospectus. For further information, reference should be made to the registration statement and amendments thereof and to the exhibits thereto, which are available for inspection without charge at the public reference facilities maintained by the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549. Copies of the registration statement, including any amendments or exhibits, may be obtained from the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The SEC also maintains a World Wide Web site which provides on-line access to reports, proxy and information statements and other information regarding registrants that file electronically with the SEC at the address "http://www.sec.gov". In addition, so long as any class of Offshore bonds is listed on the Irish Stock Exchange, certain information and documents will be available at the offices of the Irish Listing Agent. See "General Information—Listing on Irish Stock Exchange."

RATINGS OF THE BONDS

        The issuance of the Class A-1(a) bonds and the Class A-1(b) bonds will be conditioned on obtaining a rating of AAA by S&P and Aaa by Moody's. The issuance of the Class B-1(a) bonds and the Class B-1(b) bonds will be conditioned on obtaining a rating of AA by S&P and Aa3 by Moody's. You should independently evaluate the security ratings of each class of bonds from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities. A rating does not address the market price or suitability of the bonds for you. A rating may be subject to revision or withdrawal at any time by the rating agencies. The rating does not address the expected schedule of principal repayments other than to say that principal will be returned no later than the maturity date of the bonds. The ratings of the Offshore bonds will be based primarily on the creditworthiness of the housing loans, the subordination provided by the Class B-1(a) bonds and the Class B-1(b) bonds with respect to the Class A-1(a) bonds and the Class A-1(b) bonds, the mortgage insurance policies, the creditworthiness of the swap providers and the mortgage insurers and the foreign currency rating of Australia. The Commonwealth of Australia's current foreign currency long term debt rating is AAA by S&P, AA+ by Fitch Ratings and Aaa by Moody's. In the context of an asset securitization, the foreign currency rating of a country reflects, in general, a rating agency's view of the likelihood that cash flow on the assets in such country's currency will be permitted to be sent outside of that country. None of the rating agencies have been involved in the preparation of this prospectus.

        For so long as any of the Offshore bonds are listed on the Irish Stock Exchange and the rules of the Irish Stock Exchange so require, the trust manager will inform the Irish Stock Exchange and file a notice with the Irish Stock Exchange if the ratings assigned to any such bonds are reduced or withdrawn.

PLAN OF DISTRIBUTION

Underwriting

        Under the terms and subject to the conditions contained in the underwriting agreement among the underwriters, the issuer trustee, the servicer and the trust manager, the issuer trustee has agreed to sell to the underwriters the entire principal amount of the Offshore bonds:

Underwriters	Principal Amount of Class A-1(a) Bonds (US$)	Principal Amount of Class A-1(b) Bonds (€)	Principal Amount of Class B-1(a) Bonds (US$)	Principal Amount of Class B-1(b) Bonds (€)
ABN AMRO Incorporated	$362,500,000	€212,500,000	$12,500,000	€ 8,450,000
Deutsche Bank Securities Inc.	$362,500,000	€212,500,000	$12,500,000	€ 8,450,000
Total	$725,000,000	€425,000,000	$25,000,000	€16,900,000

        The underwriting agreement provides that the underwriters are obligated, subject to certain conditions in the underwriting agreement, to purchase all of the Offshore bonds if any are not purchased. In certain circumstances, the underwriting agreement may be terminated if there is a default by an underwriter.

        The underwriters propose to offer the Offshore bonds initially at the public offering prices on the cover page of this prospectus and to selling group members at the price less a concession not in excess of the respective amounts set forth in the following table, expressed as a percentage of the principal amount. The underwriters and selling group members may reallow a discount not in excess of the respective amounts set forth in the following table to other brokers and dealers. After the initial public offering, the public offering price and concessions and discounts to brokers and dealers may be changed by the representative of the underwriters.

	Selling Concessions	Reallowance Discount
Class A-1(a) bonds	0.90%	0.05%
Class A-1(b) bonds	0.90%	0.05%
Class B-1(a) bonds	0.90%	0.05%
Class B-1(b) bonds	0.90%	0.05%

        The trust manager estimates that the out-of-pocket expenses for this offering will be approximately US$500,000.

        The trust manager and Australian Mortgage Securities Ltd have agreed to indemnify the underwriters against civil liabilities under the Securities Act, or contribute to payments which the underwriters may be required to make in that respect.

        The underwriting discounts and commissions will be equal to US$1,125,000 and €662,850. The underwriting discounts and commissions will be paid separately by Australian Mortgage Securities Ltd and not from the proceeds of the issuance of the Offshore bonds.

        The underwriters may engage in over-allotment, stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Regulation M under the Exchange Act.

        Over-allotment involves syndicate sales in excess of the offering size, which creates a syndicate short position.

        Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.

        Syndicate covering transactions involve purchases of the Offshore bonds in the open market after the distribution has been completed in order to cover syndicate short positions.

        Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the Offshore bonds originally sold by a syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions.

        Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the Offshore bonds to be higher than it would otherwise be in the absence of these transactions. These transactions, if commenced, may be discontinued at any time.

        In the ordinary course of their respective businesses, the underwriters and some of their affiliates have in the past and may in the future engage in commercial and investment banking activities with the trust manager and its affiliates.

Offering Restrictions

The United Kingdom

        Each underwriter has agreed that (a) it has not offered or sold and, prior to the expiry of a period of six months from the initial issue date, will not offer or sell any Offshore bonds to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995 (as amended); (b) it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act (the FSMA)) received by it in connection with the issue or sale of any Offshore bonds in circumstances in which Section 21(1) of the FSMA does not apply to the Fund and (c) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to such Offshore bonds in, from or otherwise involving the United Kingdom.

Australia

        No offering circular, prospectus or other disclosure document in relation to any bonds has been lodged with the Australian Securities and Investments Commission. The Offshore bonds may not, in connection with their initial distribution, be offered or sold, directly or indirectly, in the Commonwealth of Australia, its territories or possessions, or to any resident of Australia. Each underwriter has agreed that it:

  •
  has not, directly or indirectly, offered for issue or sale or invited applications for the issue of or for offers to purchase nor has it sold the Offshore bonds;

  •
  will not, directly or indirectly, offer for issue or sale or invite applications for the issue of or for offers to purchase nor will it sell the Offshore bonds; and

  •
  has not distributed and will not distribute any draft, preliminary or definitive offering circular, or any advertisement or other offering material,

in Australia, its territories or possessions unless:

  •
  the amount payable for the Offshore bonds on acceptance of the offer by each offeree or invitee is a minimum amount of A$500,000, or its equivalent in another currency, disregarding amounts, if any, lent by the issuer trustee or other person offering the bonds or any associate of them, or the offer or invitation is otherwise an offer or invitation for which no disclosure is required to be made under Part 6D.2 of the Corporations Act 2001 of Australia;

  •
  the offer, invitation or distribution complies with all applicable laws, regulations and directives in relation to the offer, invitation or distribution and does not require any document to be lodged with the Australian Securities and Investments Commission; and

  •
  the Offshore bonds will not be acquired by an offshore associate of the issuer trustee other than in the capacity of a dealer, manager or underwriter in relation to a placement of the Offshore bonds or in the capacity of a clearing house, custodian, funds manager or responsible entity of a registered scheme.

        In addition, each underwriter has agreed that, in connection with the primary distribution of the Offshore bonds, it will not sell any Offshore bonds to any person if, at the time of such sale, the underwriter knows, or has reasonable grounds to suspect that, as a result of such sale, such Offshore bonds or any interest in such Offshore bonds will be, or will later be acquired, directly or indirectly, by an offshore associate of the issuer trustee other than in the capacity of a dealer, manager or underwriter in relation to the placement of the Offshore bonds or in the capacity of a clearing house, custodian, funds manager or responsible entity of a registered scheme.

        An "offshore associate of the issuer trustee" is an associate within the meaning of section 128F of the Tax Act of the issuer trustee that is either a non-resident of Australia that does not acquire the bonds in carrying on a business at or through a permanent establishment in Australia or, alternatively, a resident of Australia that acquires the bonds in carrying on a business at or through a permanent establishment outside Australia.

        Each underwriter has agreed that it must offer the Offshore bonds for which it subscribes for sale within 30 days of the issue of those Offshore bonds. Such offer must only be by one of the following means, or a combination thereof:

  •
  as a result of negotiations being initiated by the underwriter publicly in electronic form on Reuters or the electronic information system made available to its subscribers by Bloomberg, L.P., specifying in such offer the name of the issuer and the price at which the Offshore bonds are offered for sale; or

  •
  by the underwriter offering those Offshore bonds for sale:

  •
  to at least 10 persons, each of whom must be carrying on a business of providing finance or investing or dealing in securities in the course of operating in the financial markets and not known or suspected by the underwriter to be an associate of any of the others;

  •
  as a result of being accepted for listing on a stock exchange where the issuer trustee has previously entered into an agreement with the underwriter in relation to the placement of the Offshore bonds requiring the issuer trustee to seek such listing; or

  •
  to at least 100 persons who it would be reasonable to regard as either having acquired instruments similar to the Offshore bonds in the past or as likely to be interested in acquiring Offshore bonds.

Spain

        The sale of the Offshore bonds to which this prospectus refers, by each underwriter on behalf of the Issuer, does not form part of any public offer of such Offshore bonds in Spain. Each sale of Offshore bonds is an individual transaction and has been negotiated and/or agreed with the relevant underwriters in respect of the Offshore bonds. Each investor in respect of the Offshore bonds acknowledges that they have not received any advertising or marketing material from the relevant underwriters regarding the Offshore bonds other than this prospectus. Any subsequent transaction they execute relating to the Offshore bonds to which this prospectus refers, including requesting the relevant underwriter to transfer the Offshore bonds to any entity managed or controlled by them, will be executed on their own behalf only and not on behalf of or for the account of the relevant underwriter. These Offshore bonds may not be directly/indirectly sold, transferred or delivered in any manner, at any time other than to institutional investors in Spain (defined under Spanish Law as banks, saving banks and securities companies).

        Should any investor purchase the Offshore bonds they will be deemed to have represented that (i) they have made their own independent decision to purchase the Offshore bonds and have not relied on any recommendation or advice from any underwriter; and (ii) they already have all required information and understand all the terms, conditions and restrictions of these Offshore bonds.

GENERAL INFORMATION

Authorization

        The issuer trustee has obtained all necessary consents, approvals and authorizations in connection with the issue and performance of the Offshore bonds.

DTC, Euroclear and Clearstream, Luxembourg

        The Class A-1(a) bonds have been accepted for clearance through DTC, Euroclear and Clearstream, Luxembourg with the CUSIP number 042318 AA 3, Common Code number 018505207 and ISIN US042318AA31.

        The Class A-1(b) bonds have been accepted for clearance through Euroclear and Clearstream, Luxembourg with the CUSIP number 042318 AB 1, Common Code number 018498448 and ISIN XS0184984481.

        The Class B-1(a) bonds have been accepted for clearance through DTC, Euroclear and Clearstream, Luxembourg with the CUSIP number 042318 AC 9, Common Code number 018505223 and ISIN US042318AC96.

        The Class B-1(b) bonds have been accepted for clearance through Euroclear and Clearstream, Luxembourg with the CUSIP number 042318 AD 7, Common Code number 018498464 and ISIN XS0184984648.

Listing on Irish Stock Exchange

        Application will be made to the Irish Stock Exchange for the Offshore bonds to be admitted to the Daily Official List. There can be no assurance that such listing will be granted. In connection with the listing of Offshore bonds on the Irish Stock Exchange, this prospectus will be filed with the Registrar of Companies of Ireland pursuant to Regulation 13 of the European Communities (Stock Exchange) Regulations, 1984 of Ireland.

        For fourteen days following the date of this prospectus, copies of the constitution of the trust manager, fund creation notice of ARMS II Global Fund 3, amended and restated master trust deed, bond trust deed, security trust deed, master origination and servicing agreement, fixed-floating rate swap, currency swaps and the paying agency agreement for Ireland will be available for inspection and will be obtainable at the offices of Ernst & Young in Dublin, Ireland, and the registered office of the trust manager, where copies thereof may be obtained upon request.

        If and for so long as any Offshore bonds are listed on the Irish Stock Exchange, copies of the constitution of the trust manager, the fund creation notice of ARMS II Global Fund 3 and the resolutions of the board of directors of the issuer trustee authorizing the issuance of the Offshore bonds will be available for inspection at the office of the trust manager.

ANNOUNCEMENT

        By distributing or arranging for the distribution of this prospectus to the underwriters and the persons to whom this prospectus is distributed, the issuer trustee announces to the underwriters and each such person that:

  •
  the Offshore bonds will initially be issued in the form of registered, book-entry bonds and will be registered in the name of Cede & Co., as nominee of DTC, or in the name of The Bank of New York Depository (Nominees) Limited, as nominee for The Bank of New York, as common depositary for and on behalf of Clearstream, Luxembourg and Euroclear;

  •
  in connection with the issue, DTC, Clearstream, Luxembourg and Euroclear, as the case may be, will confer rights in the Offshore bonds to the bondholders and will record the existence of those rights; and

  •
  as a result of the issue of the Offshore bonds in this manner, these rights will be created.

LEGAL MATTERS

        Mayer, Brown, Rowe & Maw LLP, New York, New York, will pass upon some legal matters with respect to the Offshore bonds, including the material U.S. federal income tax matters, for Australian Securitisation Management Pty Limited. Allens Arthur Robinson, Sydney, Australia, will pass upon some legal matters, including the material Australian tax matters, with respect to the Offshore bonds for Australian Securitisation Management Pty Limited. Sidley Austin Brown & Wood LLP, New York, New York will act as United States legal counsel to the underwriters.

GLOSSARY

A$ Equivalent	means:
(a) in relation to an amount denominated in US$, the A$ equivalent of that amount calculated at the A$/US$ exchange rate specified as such in the relevant currency swap; and
(b) in relation to an amount denominated in €, the A$ equivalent of that amount calculated at the A$/€ exchange rate specified as such in the relevant currency swap.
Aggregate Loss Amount	means, in relation to a Calculation Period, the amount equal to the aggregate of all Loss Amounts for that Calculation Period.
Approved Bank	means a bank which has a short-term rating of A-1+ from S&P and P-1 from Moody's;
Authorized Investments	means any investments which at their date of acquisition are:
	•	loans secured by mortgages over land;
	•	cash;
	•	bonds, debentures, stock or treasury bills of the Commonwealth of Australia or the Government of any State or Territory of the Commonwealth of Australia;
•
debentures or stock of any public statutory body constituted under the law of the Commonwealth of Australia or of any State of the Commonwealth of Australia where the repayment of the principal secured and the interest payable thereon is guaranteed by the Commonwealth or the State;
	•	notes or other securities of the Commonwealth of Australia or the Government of any State or Territory of the Commonwealth of Australia;
	•	deposits with, or the acquisition of certificates of deposit (whether negotiable, convertible or otherwise), issued by, a bank;
	•	bills of exchange which at the time of acquisition have a remaining term to maturity of not more than 200 days, accepted or endorsed by a bank; and
	•	commercial paper.

In bullet points two to seven inclusive of this definition, expressions shall be construed and, if necessary read down, so that the bonds constitute "mortgage-backed securities" for the purposes of the Duties Act, 1997 of New South Wales, the Duties Act, 2000 of Victoria, the Duties Act, 2001 of Queensland and the Duties Act, 2001 of Tasmania.
Available Amortisation Amount	see page 81.

BBSW	means:

(a)
in relation to an Interest Period and a currency swap, the rate determined by the party to that currency swap specified as the calculation agent (as defined in that currency swap) for the purposes thereof in accordance with the definition "AUD—BBR—BBSW" contained in the ISDA Definitions, on the basis that the Reset Date is the first day of that Interest Period, and the designated maturity is a period of the same length as that Interest Period; and
(b)	(i)
in relation to the first Interest Period, the rate determined by the trust manager on the Determination Date immediately before that Interest Period commences as being the mean buying and selling rate for a bill of exchange of the type specified for the purpose of quoting on the Reuters Screen BBSW Page being an interpolation (in respect of tenor of the Interest Period) of the rates on that Determination Date applicable for bills of exchange with tenors of two months and three months respectively;
(ii)
in relation to an Interest Period and a bond, the rate calculated by the trust manager taking the rates quoted on the Reuters Screen BBSW Page at approximately 10.00 am, Sydney time, on the first day of that Interest Period as being the mean buying and selling rate for a bill of exchange of the type specified for the purpose of quoting on the Reuters Screen BBSW Page, having a tenor equal or approximately equal to that Interest Period, eliminating the highest and the lowest mean rates and taking the average of the remaining mean rates and then (if necessary) rounding the resultant figure to four decimal places in accordance with market practice; or
(iii)
if fewer than five banks have quoted rates on the Reuters Screen BBSW Page, the rate shall be calculated as above by taking the rates otherwise quoted by five banks or financial institutions authorised to quote on the Reuters Screen BBSW Page on application by the trust manager for such a bill of the same tenor. If the rate cannot be determined in accordance with the foregoing procedures then the rate shall mean such rate as is determined by the trust manager in good faith having regard to comparable indices then available.

Benefit Plan
means an employee benefit plan as defined in Section 3(3) of ERISA that is subject to Title I of ERISA, a plan described in section 4975(e)(1) of the Code or an entity deemed to hold plan assets of any of the foregoing by reason of an employee benefit plan's or plan's investment in the entity.
Business Day
means a day, other than a Saturday, Sunday or a public holiday on which banks are open for business in Sydney, Melbourne, London, New York and the Trans-European Automated Real-Time Gross-Settlement Express Transfer (TARGET) System or any successor to it is open.
Calculation Period	see page 76.
Charge-off	means, in relation to a bond and a payment date, the amount of any reduction in the stated amount of that bond made under "Description of the Offshore Bonds—Charge-offs".
Class A Currency Swap Payment Amount	means each of the Class A US$ Currency Swap Payment Amount and the Class A € Currency Swap Payment Amount.
Class A € Currency Swap Payment Amount	means, in relation to a payment date, an amount, in A$, calculated as follows:
ACSA = AFVA × SR × n 365
where:
	ACSA	is the Class A € Currency Swap Payment Amount
AFVA
is the A$ Equivalent of the aggregate principal amount of the Class A-1(b) bonds on the immediately preceding payment date after taking account of any payments made in redemption of the principal amount of the Class A-1(b) bonds on that date
	SR	is the swap rate for the Class A € Currency Swap for the Interest Period ending on that payment date
	n	is the number of days in the Interest Period ending on that payment date.
Class A US$ Currency Swap Payment Amount	means, in relation to a payment date, an amount, in A$, calculated as follows:
ACSA = AFVA × SR × n 365
where:
	ACSA	is the Class A US$ Currency Swap Payment Amount

AFVA
is the A$ Equivalent of the aggregate principal amount of the Class A-1(a) bonds on the immediately preceding payment date after taking account of any payments made in redemption of the principal amount of the Class A-1(a) bonds on that date
	SR	is the swap rate for the Class A US$ Currency Swap for the Interest Period ending on that payment date
	n	is the number of days in the Interest Period ending on that payment date.
Class A Currency Swap Receipts	means each of the Class A US$ Currency Swap Receipt and the Class A € Currency Swap Receipt.
Class A € Currency Swap Receipts	means, in relation to a payment date, an amount, in Euros, equal to the lesser of:
• the amount calculated as follows:
ACSR = AFVA × IR × n 360
where:
	ACSR	is the Class A € Currency Swap Receipts
AFVA
is the aggregate principal amount of the Class A-1(b) bonds on the immediately preceding payment date, after taking account of any payment made in redemption of the principal amount of the Class A-1(b) bonds on that date
	IR	is the interest rate applicable to the Class A-1(b) bonds for the Interest Period ending on that payment date
	n	is the number of days in the Interest Period ending on that payment date; and
•
if the aggregate amount payable to the currency swap provider under the fifth bullet point under "Description of the Offshore Bonds—Distribution of Interest Collections" on that payment date is less than the Class A € Currency Swap Payment Amount because of the operation of the final paragraph of that section, an amount equal to the same proportion of the amount referred to in the above bullet point as the amount so payable under the fifth bullet point under "Description of the Offshore Bonds—Distribution of Interest Collections" bears to the Class A € Currency Swap Payment Amount for that payment date.
Class A US$ Currency Swap Receipts
means, in relation to a payment date, the aggregate of the floating amounts payable on that payment date by the currency swap provider to the issuer trustee under the Class A US$ Currency Swap, being an amount, in US$, equal to the lesser of:

•	the amount calculated as follows:
ACSR = AFVA × IR × n 360
where:
	ACSR	is the Class A US$ Currency Swap Receipts
AFVA
is the aggregate principal amount of the Class A-1(a) bonds on the immediately preceding payment date, after taking account of any payment made in redemption of the principal amount of the Class A-1(a) bonds on that date
	IR	is the interest rate applicable to the Class A-1(a) bonds for the Interest Period ending on that payment date
	n	is the number of days in the Interest Period ending on that payment date; and
•
if the aggregate amount payable to the currency swap provider under the fifth bullet point under "Description of the Offshore Bonds—Distribution of Interest Collections" on that payment date is less than the Class A US$ Currency Swap Payment Amount because of the operation of the final paragraph of that section, an amount equal to the same proportion of the amount referred to in the above bullet point as the amount so payable under the fifth bullet point under "Description of the Offshore Bonds—Distribution of Interest Collections" bears to the Class A US$ Currency Swap Payment Amount for that payment date.
Class B Currency Swap Payment Amount	means each of the Class B US$ Currency Swap Payment Amount and the Class B € Currency Swap Payment Amount.
Class B Currency Swap Receipts	means, each of the Class B US$ Currency Swap Receipts and the Class B € Currency Swap Receipts.
Class B € Currency Swap Payment Amount	means, in relation to a payment date, an amount, in A$, calculated as follows:
BCSA = BFVA × SR ×	n 365

where:
BCSA	is the Class B € Currency Swap Payment Amount
BFVA
is the A$ Equivalent of the aggregate principal amount of the Class B-1(b) bonds on the immediately preceding payment date after taking account of any payments made in redemption of the principal amount of the Class B-1(b) bonds on that date
SR	is the swap rate for the Class B € Currency Swap for the Interest Period ending on that payment date
n	is the number of days in the Interest Period ending on that payment date.
Class B € Currency Swap Receipts	means, in relation to a payment date, an amount, in Euros, equal to the lesser of:
	•	the amount calculated as follows:
BCSR = BFVA × IR ×	n 360
Where:
BCSR	is the Class B € Currency Swap Receipts
BFVA
is the aggregate principal amount of the Class B-1(b) bonds on the immediately preceding payment date, after taking account of any payment made in redemption of the principal amount of the Class B-1(b) bonds on that date
IR	is the interest rate applicable to the Class B-1(b) bonds for the Interest Period ending on that payment date
n	is the number of days in the Interest Period ending on that payment date; and
•
if the aggregate amount payable to the currency swap provider under the sixth bullet point under "Description of the Offshore Bonds—Distribution of Interest Collections" on that payment date is less than the Class B € Currency Swap Payment Amount because of the operation of the final paragraph of that section, an amount equal to the same proportion of the amount referred to in the above bullet point as the amount so payable under the sixth bullet point under "Description of the Offshore Bonds—Distribution of Interest Collections" bears to the Class B € Currency Swap Payment Amount for that payment date.

Class B US$ Currency Swap Payment Amount	means, in relation to a payment date, an amount, in A$, calculated as follows:
BCSA = BFVA × SR ×	n 365
where:
BCSA	is the Class B US$ Currency Swap Payment Amount
BFVA
is the A$ Equivalent of the aggregate principal amount of the Class B-1(a) bonds on the immediately preceding payment date after taking account of any payments made in redemption of the principal amount of the Class B-1(a) bonds on that date
SR	is the swap rate for the Class B US$ Currency Swap for the Interest Period ending on that payment date
n	is the number of days in the Interest Period ending on that payment date.
Class B US$ Currency Swap Receipts	means, in relation to a payment date, an amount, in US$, equal to the lesser of:
	•	the amount calculated as follows:
BCSR = BFVA × IR ×	n 360
where:
BCSR	is the Class B US$ Currency Swap Receipts
BFVA
is the aggregate principal amount of the Class B-1(a) bonds on the immediately preceding payment date, after taking account of any payment made in redemption of the principal amount of the Class B-1(a) bonds on that date
IR	is the interest rate applicable to the Class B-1(a) bonds for the Interest Period ending on that payment date
n	is the number of days in the Interest Period ending on that payment date; and

•
if the aggregate amount payable to the currency swap provider under the sixth bullet point under "Description of the Offshore Bonds—Distribution of Interest Collections" on that payment date is less than the Class B US$ Currency Swap Payment Amount because of the operation of the final paragraph of that section, an amount equal to the same proportion of the amount referred to in the above bullet point as the amount so payable under the sixth bullet point under "Description of the Offshore Bonds—Distribution of Interest Collections" bears to the Class B US$ Currency Swap Payment Amount for that payment date.
Clearing Agency	means, each of the € Clearing Agency and the US$ Clearing Agency.
Clearstream, Luxembourg	means, Clearstream Banking, société anonyme.
Code	see page 102.
Consumer Credit Legislation
means, any legislation relating to consumer credit, including the Credit Act of any Australian jurisdiction, the Consumer Credit Code (Vic) 1996 and any other equivalent legislation or regulations of any Australian jurisdictions.
Cut-off	see page 76.
Determination Date	see page 76.
DTC	means, The Depository Trust Company.
€ Clearing Agency	means, in relation to the € Bonds, Euroclear and Clearstream, Luxembourg (directly or through a common depositary).
EURIBOR	means:
(a)
in relation to an Interest Period (other than the first Interest Period), the rate determined by the Calculation Agent on the rate reset date immediately before that Interest Period commences as the rate EUR-EURIBOR-Telerate (as defined in the ISDA Definitions) being the rate applicable for three-month deposits in Euros which appears on the Telerate Page 248 as of 11.00 am, Brussels time, on that rate reset date; and
(b)
in relation to the first Interest Period, the rate determined by the calculation agent on the rate reset date immediately before that Interest Period commences as the rate EUR-EURIBOR-Telerate (as defined in the ISDA Definitions) being an interpolation (in respect of tenor of the Interest Period) of the rates applicable for two and three-month deposits in Euros which appear on the Telerate Page 248 as of 11.00 am, Brussels time, on that rate reset date.

If such rate or rates, as the case may be, do not appear on the Telerate Page 248, the rate for that Interest Period will be determined as if the issuer and calculation agent had specified EUR-EURIBOR-Reference Banks as the applicable floating rate option under the ISDA Definitions. EUR-EURIBOR-Reference Banks means, in relation to an Interest Period, the rate determined by the calculation agent on the rate reset date immediately before that Interest Period commences on the basis of the rates at which deposits in Euros are offered by the Reference Banks, being four major banks in the London interbank market agreed to by the Calculation Agent and the currency swap provider at approximately 11.00 am, London time, on the relevant rate reset date (each a Reference Bank) to prime banks in the London interbank market for a period of three months and, in relation to paragraph (b), two months commencing on the first day of the Interest Period and in a representative amount, as defined in the ISDA Definitions. The calculation agent will request the principal London office of each of the Reference Banks to provide a quotation of its rates for each period. If at least two such quotations are provided, the rate for that period and that Interest Period will be the arithmetic mean of the quotations. If fewer than two quotations are provided as requested, the rate for that period and that Interest Period will be the arithmetic mean of the rates quoted by major banks in New York City, agreed to by the calculation agent and the currency swap provider, at approximately 11.00 am, New York City time, on the first day of the Interest Period for loans in Euros to leading European banks for a period of three months and, in relation to paragraph (b), two months commencing on the first day of the Interest Period and in a representative amount. If no such rates are available in New York City, then the rate for such period and Interest Period shall be the most recently determined rate in accordance with this paragraph.

Euroclear	means, Euroclear Bank S.A/N.V. as operator of the Euroclear System.
Expenses
means, in relation to a fund, all costs, charges, fees and expenses properly incurred by the issuer trustee or the trust manager in exercising its rights or performing its obligations with respect to that fund under the master trust deed, to the extent to which they relate to that fund or are properly payable from that fund, including:
•
any costs, charges, fees and expenses payable to the issuer trustee, the trust manager, the security trustee, the bond trustee, the principal paying agent, the calculation agent or any other person engaged by the issuer trustee or the trust manager under any transaction document; and
•	all legal costs and disbursements incurred by the trust manager or the issuer trustee in connection with:
• settling and executing any transaction document;

•	any subsequent consent, approval, waiver or amendment under, of or to any transaction document;
•	evaluating any matter of concern to the trust manager or the issuer trustee in relation to a transaction document or a fund.

Expenses do not include general overhead costs and expenses of the issuer trustee or the trust manager (for example, rent and amounts payable to employees in connection with their employment) incurred directly or indirectly in connection with the business of the issuer trustee or the trust manager.
Extraordinary Resolution	means:
	•	a resolution in writing signed by all bondholders or the relevant class of bondholders entitled to vote on the resolution; or
•
a resolution passed or adopted at a meeting of bondholders or the relevant Class of bondholders, as the case may be, duly convened and held in accordance with the meetings procedures set out in the bond trust deed by a majority consisting of not less than 75% of the votes cast in respect of such resolution.
Fastdoc65	see page 65.
Fastdoc76	see page 65.
Fastdoc80	see page 65.
Final Payment Date	see page 76.
Insolvency Event	means, in relation to a body corporate, any of the following events:
	•	an order is made that the body corporate be wound up;
•
a liquidator, provisional liquidator, controller—as defined in the Corporations Act 2001 of Australia—or administrator is appointed in respect of the body corporate or a substantial portion of its assets whether or not under an order;
•
the body corporate enters into, or resolves to enter into, a scheme of arrangement, deed of company arrangement or composition with, or assignment for the benefit of, all or any class of its creditors;
	•	the body corporate resolves to wind itself up, or otherwise dissolve itself, or gives notice of its intention to do so, or is otherwise wound up or dissolved;
	•	the body corporate is or states that it is insolvent;

•	as a result of the operation of section 459F(1) of the Corporations Act 2001 of Australia, the body corporate is taken to have failed to comply with a statutory demand;
•	the body corporate takes any step to obtain protection or is granted protection from its creditors, under any applicable legislation; or
•
anything analogous or having a substantially similar effect to any of the events specified above happens under the law of any applicable jurisdiction, and, in relation to the Fund, means any of the above events occurring in relation to the Fund, as if the Fund were a person having independent legal capacity but not the issuer trustee in its capacity as trustee of any other fund or trust.

Interest Collections	see page 78.
Interest Period	see page 77.
Issuer Call Option Event	see page 80.
Issuer Trustee's Default	means:
•
the issuer trustee breaches any obligation or duty imposed on the issuer trustee under any transaction document in relation to the Fund and, if the breach is capable of remedy, the issuer trustee does not remedy the breach within 30 days after notice from the trust manager or the security trustee requiring it to be remedied;
	•	an Insolvency Event has occurred in relation to the issuer trustee;
	•	there is a change in the effective control of the issuer trustee; or
	•	the issuer trustee rejects a fund creation notice in accordance with the master trust deed.

LIBOR	means:
•
in relation to an Interest Period, other than the first Interest Period, the rate determined by the calculation agent on the rate reset date immediately before that Interest Period commences as the rate USD-LIBOR-BBA, as defined in the ISDA Definitions, being the rate applicable for three-month deposits in US$ which appears on the Telerate Page 3750 as of 11.00 am, London time, on that rate reset date; and
•
in relation to the first Interest Period, the rate determined by the calculation agent on the rate reset date immediately before that Interest Period commences as the rate USD-LIBOR-BBA, as defined in the ISDA Definitions, being an interpolation, in respect of the tenor of the Interest Period, of the rates applicable for three and two-month deposits in US$ which appear on the Telerate Page 3750 as of 11.00 am, London time, on that rate reset date.

If such rate or rates, as the case may be, do not appear on the Telerate Page 3750, the rate for that Interest Period will be determined as if the issuer trustee and calculation agent had specified USD-LIBOR-Reference Banks as the applicable floating rate option under the ISDA Definitions. USD-LIBOR-Reference Banks means, in relation to an Interest Period, the rate determined by the calculation agent on the rate reset date immediately before that Interest Period commences on the basis of the rates at which deposits in US$ are offered by the Reference Banks, being four major banks in the London interbank market agreed to by the calculation agent and the currency swap provider at approximately 11.00 am, London time, on the relevant rate reset date (each a Reference Bank) to prime banks in the London interbank market for a period of three months and, in relation to the second bullet point, two months commencing on the first day of the Interest Period and in a representative amount, as defined in the ISDA Definitions. The calculation agent will request the principal London office of each of the Reference Banks to provide a quotation of its rates for each period. If at least two such quotations are provided, the rate for that period and that Interest Period will be the arithmetic mean of the quotations. If fewer than two quotations are provided as requested, the rate for that period and that Interest Period will be the arithmetic mean of the rates quoted by major banks in New York City, agreed to by the calculation agent and the currency swap provider, at approximately 11.00 am, New York City time, on the first day of the Interest Period for loans in US$ to leading European banks for a period of three months and, in relation to the second bullet point, two months commencing on the first day of the Interest Period and in a representative amount. If no such rates are available in New York City, then the rate for such period and Interest Period shall be the most recently determined rate in accordance with this paragraph.

Loss Amount
means, in relation to a defaulted housing loan that is liquidated during a Calculation Period, the principal amount of that housing loan after the application of all liquidation proceeds in relation to that housing loan.
LVR	see page 62.
Margin Step-Up Date	see page 80.
Material Adverse Effect	means, a material adverse effect on the amount or timing of any payment to a bondholder.
Maximum Advances Reserve	see page 67.
Mortgagees	see page 103.
Payment Date	see page 77.
Principal Amount	means:
• in relation to a bond at any time, the principal amount outstanding in respect of that bond at that time; and
• in relation to a housing loan at any time, the principal amount outstanding under that housing loan at that time.
Principal Collections	see page 81.
Record Date	means, in relation to a date on which a payment is due by the Issuer under or in respect of a bond, 5.00 pm (Sydney time) on the date that is 5 Business Days before that date.
Secured Moneys
means, all money which the issuer trustee is or at any time may become actually or contingently liable to pay to or for the account of any Mortgagee for any reason whatever under or in connection with the bonds or a transaction document.
Servicer Transfer Event	see page 110.
Stated Amount	means, in relation to a bond, at any time:
• the Principal Amount of that bond at that time; minus
• the Unreimbursed Charge-offs in respect of that bond at that time.
Termination Date	means, the earlier to occur of:
• the eightieth anniversary of the date of the master trust deed;
• the date upon which the Fund terminates by operation of law;
• if bonds have been issued by the issuer trustee as trustee of the Fund:

• the date immediately following the date upon which the issuer trustee pays in full all moneys which are or may become due (actually or contingently) in respect of those bonds; or
• the date appointed by the bondholders in relation to the Fund as the Termination Date, in accordance with the master trust deed;
Trust Manager's Default	means:
•
the trust manager breaches any of its obligations under any transaction document and, if the breach is capable of remedy, the trust manager does not remedy the breach within 30 days after notice from the issuer trustee or the security trustee requiring it to be remedied; or
• an Insolvency Event occurs in relation to the trust manager.
Unreimbursed Charge-off
means, in relation to a bond and a payment date, the aggregate amount of all Charge-offs in respect of that bond made prior to that payment date and which have not been reimbursed under the tenth or twelfth bullet points under "Description of the Offshore Bonds—Distribution of Interest Collections", as the case may be.
US$ Clearing Agency
means, in respect of the US$ bonds, an organisation registered as a clearing agency pursuant to section 17A of the Exchange Act and appointed by the Issuer (at the direction of the Trust Manager) to hold Bonds and initially, means DTC.

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DIRECTORY

TRUST MANAGER

Australian Securitisation Management Pty Limited
Level 6, 12 Castlereagh Street,
Sydney, New South Wales, Australia

SERVICER
Australian Mortgage Securities Ltd
Level 6, 12 Castlereagh Street,
Sydney, New South Wales, Australia

ISSUER TRUSTEE
Permanent Custodians Limited
Level 4, 35 Clarence Street
Sydney, New South Wales, Australia

SECURITY TRUSTEE
Permanent Registry Limited
Level 4, 35 Clarence Street
Sydney, New South Wales, Australia

BOND TRUSTEE, PRINCIPAL PAYING AGENT,
CALCULATION AGENT, US$ REGISTRAR AND € REGISTRAR
The Bank of New York
101 Barclay Street, New York, New York 10286
United States of America

AUSTRALIAN COUNSEL TO THE TRUST MANAGER
Allens Arthur Robinson
2 Chifley Square
Sydney, New South Wales, Australia

IRISH LISTING AGENT AND
IRISH PAYING AGENT
Ernst & Young
Ernst & Young Building
Harcourt Centre, Harcourt Street
Dublin 2, Ireland

UNITED STATES COUNSEL TO THE TRUST MANAGER Mayer, Brown, Rowe & Maw LLP 1675 Broadway New York, New York 10019 United States of America	UNITED STATES COUNSEL TO THE UNDERWRITERS Sidley Austin Brown & Wood LLP 787 Seventh Avenue New York, New York 10019 United States of America
UNITED STATES COUNSEL TO THE BOND TRUSTEE Emmet, Marvin & Martin, LLP 120 Broadway New York, New York 10271	AUSTRALIAN COUNSEL TO THE ISSUER TRUSTEE Mallesons Stephen Jaques Governor Phillip Tower 1 Farrer Place Sydney, New South Wales, Australia
AUSTRALIAN COUNSEL TO THE BOND TRUSTEE Mallesons Stephen Jaques Governor Phillip Tower 1 Farrer Place Sydney, New South Wales, Australia

ARMS II Global Fund 3
US$725,000,000 Class A-1(a) Mortgage Backed Floating Rate Bonds
€425,000,000 Class A-1(b) Mortgage Backed Floating Rate Bonds
US$25,000,000 Class B-1(a) Mortgage Backed Floating Rate Bonds
€16,900,000 Class B-1(b) Mortgage Backed Floating Rate Bonds
Prospectus
Underwriters of the Offshore bonds

ABN AMRO Incorporated	Deutsche Bank Securities
Joint Lead Managers and Joint Bookrunners

        You should rely only on the information contained in this prospectus. No one has been authorized to provide you with any other, or different, information.

        This document may only be used where it is legal to sell these securities. The information in this document may be accurate only on the date of this document.

        Until April 20, 2004, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer's obligation to deliver a prospectus when acting as an underwriter and with respect to unsold allotments or subscriptions.

QuickLinks

DISCLAIMERS WITH RESPECT TO SALES TO NON-U.S. INVESTORS
AUSTRALIAN DISCLAIMERS
SUMMARY
STRUCTURAL DIAGRAM
SUMMARY OF THE BONDS
The Housing Loan Pool
Selected Housing Loan Pool Data as of the Close of Business on January 19, 2004
DISTRIBUTION OF INTEREST COLLECTIONS ON EACH PAYMENT DATE PRIOR TO THE ENFORCEMENT OF THE CHARGE IN THE SECURITY TRUST DEED
DISTRIBUTION OF THE AVAILABLE AMORTISATION AMOUNT ON EACH PAYMENT DATE PRIOR TO THE ENFORCEMENT OF THE CHARGE IN THE SECURITY TRUST DEED
RISK FACTORS
CAPITALIZED TERMS
U.S. DOLLAR AND EURO PRESENTATION
THE ISSUER TRUSTEE, THE TRUST MANAGER AND THE SERVICER
DESCRIPTION OF THE FUND
DESCRIPTION OF THE ASSETS OF THE FUND
HOUSING LOAN INFORMATION SUMMARY STATISTICS
Housing Loans by Current LVR (Loan to Value Ratio)
Housing Loans by Current LVR (Loan to Value Ratio) (Owner Occupied)
Housing Loans by Current LVR (Loan to Value Ratio) (Investment)
Housing Loans by Geographic Distribution[1]
Housing Loans by Geographic Distribution[1] (Owner Occupied)
Housing Loans by Geographic Distribution[1] (Investment)
Housing Loans by Geographic Distribution[2]
Housing Loans by Geographic Distribution[2] (Owner Occupied)
Housing Loans by Geographic Distribution[2] (Investment)
Housing Loans by Loan Size
Housing Loans by Loan Size (Owner Occupied)
Housing Loans by Loan Size (Investment)
Housing Loans by Loan Seasoning
Housing Loans by Loan Seasoning (Owner Occupied)
Housing Loans by Loan Seasoning (Investment)
Housing Loans by Years to Maturity
Housing Loans by Years to Maturity (Owner Occupied)
Housing Loans by Years to Maturity (Investment)
Housing Loans by Mortgage Insurer
Housing Loans by Mortgage Insurer (Owner Occupied)
Housing Loans by Mortgage Insurer (Investment)
Housing Loans by Current Coupon Rates
Housing Loans by Current Coupon Rates (Owner Occupied)
Housing Loans by Current Coupon Rates (Investment)
Housing Loans by Interest Only Distribution
Housing Loans by Interest Only Distribution (Owner Occupied)
Housing Loans by Interest Only Distribution (Investment)
Housing Loans by Fixed Rate Distribution
Housing Loans by Fixed Rate Distribution (Owner Occupied)
Housing Loans by Fixed Rate Distribution (Investment)
ARMS II RESIDENTIAL LOAN PROGRAM
THE MORTGAGE INSURANCE POLICIES
DESCRIPTION OF THE OFFSHORE BONDS
DESCRIPTION OF THE TRANSACTION DOCUMENTS
THE SERVICER
AMS RESIDENTIAL MORTGAGE LOAN PORTFOLIO
PREPAYMENT AND YIELD CONSIDERATIONS
PERCENTAGE OF INITIAL PRINCIPAL OUTSTANDING AT THE FOLLOWING PERCENTAGES OF THE PREPAYMENT ASSUMPTION
PERCENTAGE OF INITIAL PRINCIPAL OUTSTANDING AT THE FOLLOWING PERCENTAGES OF THE PREPAYMENT ASSUMPTION
USE OF PROCEEDS
LEGAL ASPECTS OF THE HOUSING LOANS
UNITED STATES FEDERAL INCOME TAX MATTERS
AUSTRALIAN TAX MATTERS
ENFORCEMENT OF FOREIGN JUDGMENTS IN AUSTRALIA
EXCHANGE CONTROLS AND LIMITATIONS
ERISA CONSIDERATIONS
LEGAL INVESTMENT CONSIDERATIONS
AVAILABLE INFORMATION
RATINGS OF THE BONDS
PLAN OF DISTRIBUTION
GENERAL INFORMATION
ANNOUNCEMENT
LEGAL MATTERS
GLOSSARY